Exhibit 99.5

Excerpts from Amendment No. 4 to Form S-4 as filed with the Securities and Exchange Commission on April 9, 2014 and incorporated by reference into the Form 8-K filed April 18, 2014

Disclosures incorporated into Item 2.01:

1.	Reference 1

The Redomestication, Business Combination and Merger Agreement

Redomestication to Delaware

Pursuant to the terms and conditions of the Merger Agreement, Infinity Corp., a British Virgin Islands business company, will merge with and into Infinity Acquisition, its wholly owned Delaware subsidiary, with Infinity Acquisition surviving the merger.  Infinity Acquisition was formed in January 2014 for the purposes of effectuating the Business Combination.

At the time of the Redomestication:

•	Assuming no Public Shares are tendered pursuant to the Share Tender Offer, each of the 5,750,000 Public Shares then outstanding will be converted automatically into one substantially equivalent share of Infinity Acquisition’s Common Stock;

•	The 1,437,500 Founder Shares will be converted automatically into 1,437,500 shares of Common Stock which will not be transferable for one year after the completion of the Business Combination except that: (1) 50% of such Common Stock will be released from such lock-up arrangement if the closing price of the Common Stock exceeds $9.60 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, and (2) the remaining 50% of such Common Stock will be released from such lock-up arrangement if the closing price of the Common Stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination.

•	Assuming no Public Warrants are tendered pursuant to the Warrant Tender Offer (as defined below), each of the 5,750,000 Public Warrants will be converted into one warrant to purchase Common Stock, each exercisable for one share of Common Stock at $10.00 per share, or the Infinity Acquisition Warrants;

•	Each of the 4,820,000 Insider Warrants will be converted into 4,820,000 Insider Warrants of Infinity Acquisition. However, the holders of the Insider Warrants have agreed that Infinity Acquisition has the right to demand that the Insider Warrants be converted into shares of Infinity Acquisition Common Stock, at a ratio of ten warrants for one share of Infinity Acquisition Common Stock, during the thirty day period commencing 31 days after the consummation of the Business Combination; and

•	The underwriters have agreed to convert the 500,000 unit purchase options of Infinity Corp. held by them or their designees into 100,000 shares of Infinity Acquisition’s Common Stock.

In connection with the Redomestication, Infinity Acquisition has filed this Registration Statement to register the distribution of Common Stock and Infinity Acquisition Warrants to Infinity Corp. shareholders and warrantholders.  See “The Merger Agreement,” and “Description of the Combined Company’s Securities Following the Business Combination.”

Upon effectiveness of the Redomestication, Infinity Corp. will cease to exist and Infinity Acquisition will be the surviving corporation. As a result, Infinity Acquisition will assume all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Infinity Corp., including any and all agreements, covenants, duties and obligations of Infinity Corp. set forth in the Merger Agreement.

For further information regarding the Merger Agreement, see “The Merger Agreement” beginning on page 53 of this prospectus.

Merger with Glori; Merger Consideration

Immediately following the Redomestication, Merger Sub, a Delaware corporation and wholly owned subsidiary of Infinity Acquisition, will be merged with and into Glori, with Glori surviving the merger. Pursuant to the terms of the Merger Agreement, in exchange for all of Glori’s outstanding shares and warrants, Infinity Acquisition will issue to the stockholders and warrantholders of Glori 23,584,557 shares of Common Stock on a pro rata basis, with 707,537 of such shares set aside in escrow, and have $25.0 million in cash or in kind, including debt instruments of no more than $2.0 million (including the proceeds of the PIPE Investment, defined below) available in the surviving company for payment of transaction expenses and for working capital purposes. The shares of Common Stock held by the former Glori shareholders and warrantholders, or the Lock-up Common Stock, immediately following the Transaction Merger will be subject to a lock-up agreement, or the Lock-up Agreement. The approximate dollar value of the merger consideration to be paid in Common Stock by Infinity Acquisition pursuant to the Merger Agreement is approximately $188.7 million based on the purchase price of the Ordinary Shares of $8.00 per share.

Prior to the Business Combination, as set forth in Infinity Corp.’s memorandum and articles of association, Infinity Corp. must complete the Share Tender Offer. Pursuant to the Merger Agreement, Infinity Acquisition will be required to have at least $25.0 million in cash or in kind, including debt instruments of no more than $2.0 million (including the proceeds of the PIPE Investment), to close the Business Combination.

2.	Reference 2

DESCRIPTION OF THE COMBINED COMPANY’S SECURITIES
FOLLOWING THE BUSINESS COMBINATION

General

Infinity Acquisition’s Certificate of Incorporation will authorize the issuance of up to 100,000,000 shares of Common Stock, par value $0.0001 per share, and 5,000,000 shares of Infinity Acquisition preferred stock, par value $0.0001 per share. As of the date of this prospectus, Infinity Acquisition had 1,000 outstanding shares of common stock, par value $0.01 per share, and no shares of outstanding preferred stock. The Common Stock and Infinity Acquisition Warrants are expected to be registered pursuant to Section 12 of the Exchange Act. Infinity Acquisition intends to change its name to Glori Energy Inc. in connection with the consummation of the Business Combination and Glori intends to change its name to Glori Energy Technology Inc. Accordingly, the Common Stock and Warrants issued by Infinity Acquisition in connection with the Business Combination will be issued in the name of Glori Energy, Inc. Infinity Acquisition intends to submit an application to Nasdaq to list the Common Stock and Infinity Acquisition Warrants following the Business Combination; however, there can be no assurance concerning Infinity Acquisition’s ability to meet Nasdaq’s qualification standards.

Common Stock

In connection with the consummation of the Business Combination, the 5,750,000 outstanding Public Shares of Infinity Corp. will be converted into 5,750,000 shares of Common Stock of Infinity Acquisition (assuming no Public Shares are tendered pursuant to the Share Tender Offer). The 1,437,500 Founder Shares will be converted into 1,437,500 shares of Common Stock, which will not be transferable for one year after the completion of the Business Combination except that: (1) 50% of such Common Stock will be released from such lock-up arrangement if the closing price of the Common Stock exceeds $9.60 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, and (2) the remaining 50% of such Common Stock will be released from such lock-up arrangement if the closing price of the Common Stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination.

The holders of the Common Stock are entitled to one vote for each share held on all matters to be voted on by stockholders and do not have cumulative voting rights. The holders of Common Stock are entitled to receive their pro rata share of any dividends, if and when declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Infinity Acquisition, Infinity Acquisition’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Infinity Common Stock. Infinity Acquisition’s common stockholders have no preemptive or other subscription rights.

Preferred Stock

The Infinity Acquisition charter will authorize the issuance of 5,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by Infinity Acquisition’s board of directors. Accordingly, Infinity Acquisition’s board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of Infinity Acquisition’s board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Infinity Acquisition or the removal of existing management. No shares of preferred stock are currently issued or outstanding.

Warrants

In connection with the consummation of the Business Combination, the 5,750,000 Public Warrants will be converted into 5,750,000 Infinity Acquisition Warrants (assuming no Public Warrants are tendered pursuant to the Warrant Tender Offer). The 4,820,000 Insider Warrants will be converted into 4,820,000 Infinity Acquisition Insider Warrants.

Each Infinity Acquisition Warrant entitles the registered holder to purchase one share of Common Stock at a price of $10.00 per share, subject to adjustment as discussed below, at any time after the completion of the Business Combination. The Infinity Acquisition Warrants will expire five years after the completion of the Business Combination, at 11:59 p.m., New York City time, or earlier upon redemption or liquidation.

Except as set forth below, Infinity Acquisition will not be obligated to issue any Common Stock pursuant to the exercise of an Infinity Acquisition Warrant unless a registration statement under the Securities Act with respect to the Common Stock underlying the Infinity Acquisition Warrant is then effective and a prospectus relating thereto is current. No Infinity Acquisition Warrant will be exercisable and Infinity Acquisition will not be obligated to issue Common Stock upon exercise of an Infinity Acquisition Warrant unless Common Stock issuable upon such Infinity Acquisition Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Infinity Acquisition Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to an Infinity Acquisition Warrant, the holder of such Infinity Acquisition Warrant will not be entitled to exercise such warrant and such Infinity Acquisition Warrant may have no value and expire worthless. In no event will Infinity Acquisition be required to net cash settle any Infinity Acquisition Warrant.

No Infinity Acquisition Warrants will be exercisable for cash unless Infinity Acquisition has an effective and current registration statement covering the Common Stock issuable upon exercise of the Infinity Acquisition Warrants and a current prospectus relating to such Common Stock. Notwithstanding the foregoing, if a registration statement covering the Common Stock issuable upon exercise of the Public Warrants is not at the time of exercise effective, Infinity Acquisition Warrant holders may, until such time as there is an effective registration statement and during any period during which Infinity Acquisition has failed to maintain an effective registration statement, exercise Infinity Acquisition Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. If cashless exercise is permitted, each holder of Infinity Acquisition Warrants exercising on a cashless basis would pay the exercise price by surrendering the Infinity Acquisition Warrants for that number of Common Stock equal to the quotient obtained by dividing: (x) the product of the number of Common Stock underlying the Infinity Acquisition Warrants, multiplied by the difference between the Infinity Acquisition Warrant exercise price and the “fair market value” by (y) the fair market value. For these purposes, fair market value will mean the volume weighted average price of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the warrant agent from the holder of such Infinity Acquisition Warrants or our securities broker or intermediary.

Once the Infinity Acquisition Warrants become exercisable, Infinity Acquisition may call the Infinity Acquisition Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Infinity Acquisition Warrant;

•	upon not less than 30 days’ prior written notice of redemption, the 30-day redemption period, to each Infinity Acquisition Warrant holder; and

•	if, and only if, the last sale price of Common Stock equals or exceeds $15.00 per share for any 20 trading days within a 30-trading day period ending on the third business day before Infinity Acquisition sends the notice of redemption to the Infinity Acquisition Warrant holders.

Infinity Acquisition will not redeem the Infinity Acquisition Warrants unless there is an effective registration statement covering the Common Stock issuable upon exercise of the Infinity Acquisition Warrants and a current prospectus in respect thereof is available throughout the 30-day redemption period.

Infinity Acquisition has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Infinity Acquisition Warrant exercise price. If the foregoing conditions are satisfied and Infinity Acquisition issues a notice of redemption of the Infinity Acquisition Warrants, each Infinity Acquisition Warrant holder will be entitled to exercise his, her or its Infinity Acquisition Warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $15.00 redemption trigger price as well as the $10.00 warrant exercise price after the redemption notice is issued.

A holder of an Infinity Acquisition Warrant may notify Infinity Acquisition in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Infinity Acquisition Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding Common Stock is increased by a share dividend payable in Common Stock, or by a split-up of Common Stock or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of Common Stock issuable on exercise of each Infinity Acquisition Warrant will be increased in proportion to such increase in the outstanding Common Stock. A rights offering to holders of Common Stock entitling holders to purchase Common Stock at a price less than the fair market value will be deemed a share dividend of a number of Common Stock equal to the product of (i) the number of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if Infinity Acquisition, at any time while the Infinity Acquisition Warrants are outstanding and unexpired, pays a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such Common Stock (or other shares into which the Infinity Acquisition Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Infinity Acquisition Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding Common Stock is decreased by a consolidation, combination, reverse shares split or reclassification of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse shares split, reclassification or similar event, the number of Common Stock issuable on exercise of each Infinity Acquisition Warrant will be decreased in proportion to such decrease in outstanding Common Stock.

Whenever the number of Common Stock purchasable upon the exercise of the Infinity Acquisition Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Common Stock purchasable upon the exercise of the Infinity Acquisition Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Common Stock so purchasable immediately thereafter.

The Infinity Acquisition Warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Infinity Acquisition. Infinity Acquisition Warrant holders should review a copy of the warrant agreement, a form of which will be filed as an exhibit to Infinity Acquisition’s registration statement on Form S-4, for a complete description of the terms and conditions applicable to the Infinity Acquisition Warrants.

The Infinity Acquisition Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Infinity Acquisition Warrants being exercised. The Infinity Acquisition Warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their Infinity Acquisition Warrants and receive Common Stock. After the issuance of Common Stock upon exercise of the Infinity Acquisition Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Infinity Acquisition Warrants. If, upon exercise of Infinity Acquisition Warrants, a holder would be entitled to receive a fractional interest in a share of Common Stock, Infinity Acquisition will, upon exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to the Infinity Acquisition Warrant holder.

3.	Reference 3

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus but may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire prospectus, including the Merger Agreement. Please read these documents carefully as they are the legal documents that govern the Business Combination and your rights in the Business Combination.

The Parties

Infinity Acquisition

Glori Acquisition Corp.
c/o Infinity-C.S.V.C. Management Ltd.
3 Azrieli Center (Triangle Tower) 42 nd Floor,
Tel Aviv, Israel, 67023
011-972-3-607-5170

Infinity Acquisition is a wholly owned subsidiary of Infinity Corp. formed in January 2014 for the purpose of engaging in the Business Combination. Infinity Acquisition will be the survivor of the Redomestication and will be the parent company of Glori following the Transaction Merger. Infinity Acquisition intends to change its name to Glori Energy, Inc. in connection with the consummation of the Business Combination.

Infinity Corp.

Infinity Cross Border Acquisition Corporation
c/o Infinity-C.S.V.C. Management Ltd.
3 Azrieli Center (Triangle Tower)}
42nd Floor, Tel Aviv, Israel, 670236342
Telephone: 011-972-3-607-5170

Infinity Corp. is a blank check company that was incorporated as a British Virgin Islands business company with limited liability on April 6, 2011 (under the name Infinity China 1 Acquisition Corporation) for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more operating businesses or assets.

Prior to Infinity Corp.’s initial public offering, the Initial Shareholders purchased 1,150,000 Founder Shares for a purchase price of $25,000, or approximately $0.022 per share. On May 24, 2012, Infinity Corp.’s directors approved a 1.25-for-1 forward split of its outstanding Ordinary Shares, increasing the number of Founder Shares to 1,437,500.

Infinity Corp. consummated its initial public offering of 5,000,000 Units, each Unit consisting of one Ordinary Share and one Infinity Corp. Warrant to purchase one Ordinary Share, on July 25, 2012. The underwriters of the IPO were granted an option to purchase up to an additional 750,000 Units to cover over-allotments, if any. On July 26, 2012, the underwriters exercised the option in full and, on July 27, 2012, the underwriters purchased all of the over-allotment Units. The net proceeds of the initial public offering, together with approximately $2.4 million from Infinity Corp.’s sale of 4,820,000 Insider Warrants, collectively, to the Infinity Funds and the underwriters of our initial public offering, for an aggregate of approximately $46.0 million, were deposited in the Trust Account.

On July 20, 2012, the Units commenced trading on the NASDAQ Capital Market (“Nasdaq”) under the symbol “INXBU.” On September 20, 2012, certain of the Units were voluntarily separated into the Ordinary Shares and Infinity Corp. Warrants underlying the Units and commenced trading on Nasdaq under the symbols “INXB” and “INXBW,” respectively. Following the separation, the Units continue trading.

The Units that are not voluntarily separated into Ordinary Shares and Infinity Corp. Warrants will continue to trade as Units consisting of one Ordinary Share and one Infinity Corp. Warrant until Infinity Corp. consummates the Business Combination, at which time each Unit will automatically convert into one share of Common Stock and one Infinity Acquisition Warrant. Upon the consummation of the Business Combination, the Units, Ordinary Shares and Infinity Corp. Warrants will become eligible for termination of reporting under Section 12(g)(4) of the Exchange Act.

Merger Sub

Glori Merger Subsidiary, Inc.
c/o Infinity-C.S.V.C. Management Ltd.
3 Azrieli Center (Triangle Tower)
42nd Floor, Tel Aviv, Israel, 67023
Telephone: 011-972-3-607-5170

Merger Sub is a wholly owned subsidiary of Infinity Acquisition formed in January 2014 for the purpose of the Transaction Merger.  Merger Sub will merge with and into Glori, with Glori being the surviving company, upon consummation of the Transaction Merger.

Glori

Glori Energy Inc.

4315 South Drive

Houston, Texas 77053
Telephone: (713) 237-8880

Glori is a technology focused energy company that deploys its proprietary biotechnology to facilitate the secondary production of oil at less than $10 per barrel. Only one third of discovered oil is typically recovered during the life of an oilfield, as recovery of the remaining two thirds of oil is not economically viable with current technology. By activating in-situ microbiology within the reservoir, Glori can efficiently produce a portion of this remaining oil. Glori acquires, owns and operates mature oilfields into which it applies its AERO System technology and additionally is deploying its technology in a range of different geographies and geologies for E&P clients. In furtherance of its acquisition strategy, on February 4, 2014, a wholly-owned subsidiary of Glori entered into a Purchase and Sale Agreement to acquire the Coke Field Assets (defined below) for approximately $40 million, and this transaction closed on March 14, 2014.

As of January 1, 2014, the net proved developed producing oil and natural gas reserves associated with the Coke Field Assets based upon estimates provided by William M. Cobb & Associates, Inc. were 1,749 MBoe (approximately 96% oil and 4% natural gas), and for the month ended December 31, 2013, the average net daily production associated with the Coke Field Assets was 506 Boe per day (approximately 91% oil and 9% natural gas). Glori intends to deploy its AERO System technology in the Coke Field Assets in an attempt to improve production rates and overall oil recovery from these assets.

Glori, which is based in Houston, Texas, was incorporated as Glori Oil Limited, a Delaware Corporation, in November 2005 and changed its name to Glori Energy Inc. in May 2011. In September 2010, Glori incorporated Glori Canada Ltd. (formerly Glori Oil Ltd.) in the province of Alberta, Canada, with registration in the province of Saskatchewan, as a wholly-owned subsidiary, to conduct Glori’s business in Canada. In October 2010, Glori activated a previously dormant wholly-owned subsidiary, Glori Holdings Inc. (formerly Glori Oil Holdings Company) (“Glori Holdings”), to acquire a 100% working interest in the Etzold field. In February 2011, Glori incorporated Glori California Inc. (formerly Glori Oil California Limited) to conduct its operations in the state of California. In September 2013, Glori incorporated OOO Glori Energy to conduct its operations in the Russian Federation. In March 2014, Glori formed Glori Energy Production Inc., a wholly-owned subsidiary of Glori Holdings, to purchase the Coke Field Assets. Glori, Glori Holdings, Glori Canada Ltd., Glori Oil (Argentina) Limited, Glori California Inc., Glori Oil S.R.L., OOO Glori Energy, Inc., and Glori Energy Production Inc. comprise the entities within the Glori corporate structure. Glori has undertaken the dissolution of Glori Oil S.L.R. and is awaiting confirmation that the dissolution was effective.

In addition to the initial funding by Glori’s founders, Glori has successfully concluded a series of venture capital and private equity offerings between 2007 and March 2014 totaling approximately $57.3 million. Glori’s principal stockholders include the following stockholders and some of their affiliates: GTI Group, Kleiner Perkins Caufield & Byers, Oxford Bioscience Partners, Rawoz Technology Company Ltd., Malaysian Life Sciences Capital Fund Ltd., Gentry-Glori Energy Investment, Advantage Capital Partners, and Energy Technology Ventures, LLC, which is a joint venture of General Electric, ConocoPhillips, and NRG Cleantech Investments LLC.

4.	Reference 4

GLORI BUSINESS

Overview

Glori is a technology focused energy company that deploys its proprietary biotechnology to facilitate the production of oil at less than $10 per barrel. Only about one-third of the oil discovered in a typical reservoir is recoverable using conventional oil production technology, leaving the remaining two-thirds trapped in the reservoir rock. Glori’s AERO System technology stimulates the native microorganisms that reside in the reservoir to improve the recoverability of this trapped oil. Glori derives revenues from fees earned as a service provider of its technology to third party exploration and production (“E&P”) companies, and also intends to use its technology to increase oil production in oil fields that it acquires and redevelops in the United States.

Glori has assembled a team of oil industry professionals with extensive experience in all facets of acquiring and managing oil properties. Glori intends to acquire and redevelop mature oil fields with historically long-lived, predictable production profiles that fit its criteria for the AERO System. These are mature active waterfloods, or assets with clear waterflood potential, sandstone reservoirs and onshore in the United States. Glori believes it can enhance the revenues, cash flows and acquisition returns from such oil fields through well recompletions, waterflood optimization and implementation of its AERO System of enhanced oil recovery. Glori believes this strategy will enable it to further demonstrate the efficacy of its AERO System while allowing it to capture the increase in revenues and ultimate recovery. Glori believes the acquisition of principally proved producing oil reserves, with production and cash flow history, is an economically attractive, low-risk complement to its service business which is dependent on customer adoption of the AERO System technology. Glori’s acquisition team is developing a “pipeline” of potential acquisitions, both through direct private negotiations as well as the public bid process. Further, by owning its own oil properties, Glori can manage the implementation of AERO System in a controlled environment and accelerate the industry adoption of the technology.

Glori Technology Services

Glori’s AERO System incorporates a dedicated field deployment unit designed to work with existing waterflood operations. Waterflooding is a commonly used process of injecting water into the reservoir in order to increase oil recovery. The AERO System does not have any significant new impact on the environment because it utilizes existing production equipment and infrastructure, and does not change the nature of the customer’s oil production operations. Implementation of the AERO System does not require the drilling of new wells nor does it require other significant new capital investment.

Glori believes its AERO System increases the oil production rate and the ultimate quantity of oil recovered over the life of the oil field, and extends the life of the field by integrating sophisticated biotechnology with traditional oil production techniques. Glori believes that other enhanced oil recovery techniques, such as the injection of gas, steam or chemicals into the reservoir, introduce new environmental risks and are more expensive. Glori’s initial results on commercial field deployment indicate that the AERO System may recover up to 20% of the oil that remains trapped in a reservoir after the application of conventional oil recovery operations, and may improve total production rates by 60% to 100%. These initial results on commercial field deployment were published in a paper Glori published with Merit Energy Company and Statoil and presented at a July 2011 Society of Petroleum Engineers conference, a copy of which is included as an exhibit to the registration statement of which this prospectus forms a part. However, the true swept area between these two wells is unknown, and further work is required to resolve the improvement to sweep efficiency and corresponding incremental benefit. Further work & extension of the pilot is planned.

Based on commercial applications, Glori believes that, excluding minimal upfront capital investment, Glori’s technology can recover incremental oil at an operating cost of not more than $6 per barrel, depending on the size and life of the project. For example, with respect to the first commercial field deployment of Glori’s AERO System, Glori estimates that its cost for this project, excluding minimum upfront capital costs, research and development costs and selling, general and administrative costs, was approximately $6 per incremental barrel of oil. Glori expects that the costs for future full scale commercial implementations of its technology would not be higher than $6 per barrel, particularly if the size of the project is larger than its first AERO System commercial field deployment. However, these cost estimates are derived from the results for only one project.

Further, Glori believes that the incremental oil recovered from the Stirrup field pilot well would not have been recovered without implementation of the AERO System because traditional enhanced oil recovery technologies, such as thermal injection, gas injection and chemical injection, generally require large scale operations or involve significant costs, making them cost-effective only in larger reservoirs.

Glori has performed extensive laboratory and field testing to validate, integrate and advance technology transferred from three different scientific groups that collectively represent decades of funded research and development. Glori’s technology is protected by several patents and patent applications. Glori and its collaborators, Statoil Petroleum AS, or Statoil, in Norway, The Energy and Resources Institute, or TERI, in India, and Bio Topics S.A., in Argentina, have applied Glori’s predecessor technologies and the AERO System in more than 100 wells throughout the world. Glori estimates that these predecessor technology implementations have recovered over six million barrels of oil that would not have otherwise been recovered. Glori currently has 19 active projects in various stages of analysis and field deployment with international and domestic exploration and production, or E&P, companies. Glori anticipates continuing to demonstrate results with its AERO System technology and expand its customer base as well as utilizing AERO System technology on its own oil fields.

Glori was incorporated as Glori Oil Limited, a Delaware Corporation, in November 2005 and changed its name to Glori Energy Inc. in May 2011. In September 2010, Glori incorporated Glori Canada Ltd. (formerly Glori Oil Ltd.) in the province of Alberta, Canada, with registration in the province of Saskatchewan, as a wholly-owned subsidiary, to conduct Glori’s business in Canada. In October 2010, Glori activated Glori Holdings to acquire a 100% working interest in the Etzold field, in Kansas. In February 2011, Glori incorporated Glori California Inc. (formerly Glori Oil California Limited) to conduct its operations in the state of California. In September, 2013, Glori incorporated OOO Glori Energy to conduct its operations in the Russian Federation. In March 214, Glori formed Glori Energy Production Inc., a wholly-owned subsidiary of Glori Holdings, to purchase the Coke Field Assets. Glori Energy Inc., Glori Holdings, Glori Canada Ltd., Glori Oil (Argentina) Limited, Glori California Inc., OOO Glori Energy Inc., Glori Energy, Glori Oil S.R.L. and Glori Energy Production Inc. comprise the entities within the Glori corporate structure. Glori has undertaken the dissolution of Glori Oil S.L.R. and is awaiting confirmation that the dissolution was effective.

In addition to the initial funding by Glori’s founders, Glori has successfully concluded a series of venture capital and private equity offerings between 2007 and March 2014 totaling approximately $63.8 million. Glori’s principal stockholders include the following stockholders and some of their affiliates: GTI Group, Kleiner Perkins Caufield & Byers, Oxford Bioscience Partners, Rawoz Technology Company Ltd., Malaysian Life Sciences Capital Fund Ltd., Gentry-Glori Energy Investments, LLC, Advantage Capital Partners, and Energy Technology Ventures, LLC, which is a joint venture of General Electric, ConocoPhillips, and NRG Cleantech Investments LLC.

Glori Market Opportunity

Glori’s market for its AERO System consists of domestic and international oil production waterflood sites. According to the EIA report, demand for oil globally is projected to grow from 85.7 million barrels per day in 2008 to 112.2 million barrels per day in 2035, representing a compound annual growth rate of 1%. As oil trades on a global market, the price of oil is not significantly sensitive to local demand and supply fluctuations. While global demand for oil is forecasted to grow, there is an increasing gap between new discoveries and production, decreasing the world’s oil reserves, as it is becoming harder and more expensive to find new oil reservoirs. As a result, enhanced oil recovery technology to improve oil production at mature fields is increasingly important to offset declining reserves.

Conventional oil recovery operations, including waterflood, are commonly believed to only extract around one third of the original oil in place in a reservoir, leaving large quantities behind at the end of life of an oil field. According to the Oil and Gas Journal, “ Global Oil Reserves-2: Recovery factors leave EOR plenty of room for growth” , Volume 105, Issue 42, dated November 12, 2007, a one percent increase in the efficiency of global hydrocarbon recovery would expand conventional oil reserves by 88 billion barrels, which would be enough to replace three years of world production at the current rate.

According to EIA data released in July 2011, waterflooding accounts for more than one-half of the United States domestic oil production, or over 2.5 million barrels of oil per day. Glori estimates the annual incremental production opportunity for oil producers using the AERO System to be greater than $10 billion in the United States based on an assumed price of $80.00 per barrel and a total production rate increase from the application of Glori’s AERO System of only 30%. As the United States accounts for approximately 9% of the world’s oil production according to the IEA, May 2011 Oil Market Report, the potential annual international market is substantially larger.

Glori believes its AERO System represents the most cost effective enhanced oil recovery method from both a capital expenditure and an operating cost perspective. Glori anticipates its primary competition for this sizable market will come from traditional enhanced oil recovery technologies, such as thermal injection, gas injection and chemical injection, as well as from other microbial enhanced oil recovery methods. Glori believes that its AERO System is superior to traditional enhanced oil recovery technologies both economically and environmentally and that the AERO System is able to recover oil that traditional enhanced oil recovery methods cannot recover on an economic basis. Because the AERO System works with naturally occurring microbes in the reservoir, Glori believes its processes do not cause any damage to the environment. Glori also views its AERO System as presenting the lowest capital expenditure profile of any traditional enhanced oil recovery technology since it requires no new meaningful infrastructure investment. In addition, Glori considers oil produced using its AERO System to have a distinct cost advantage over many renewable energy sources, including biofuels, in that the oil can be sold directly into existing markets using existing infrastructure.

According to a November 2007 Oil &Gas Journal article, about 50% of the world’s oil lies in small to medium sized reservoirs, which are generally untouched by traditional enhanced oil recovery processes. Glori’s AERO System is well suited for smaller and medium sized reservoirs because its technology does not require large scale operations to be economical, unlike thermal injection, gas injection and chemical injection.

According to the United States Environmental Protection Agency, approximately 144,000 wells were being used for waterflooding of oil reservoirs in the United States. Glori’s AERO System is currently designed for sandstone reservoirs with a permeability range greater than 50 milli-darcies.

Technology

Traditional Oil Production

Traditional oil production is carried out through primary reservoir pressure, artificial lift mechanisms and pumps followed by water injection, also known as waterflood, which increases reservoir pressure and displaces some of the oil remaining in the reservoir. However, two-thirds of the original oil in place typically remains trapped in the oil reservoir even after waterflooding.

Glori’s Technology

Microbes residing in oil reservoirs have the natural ability to use oil as a food source to facilitate growth given the right conditions. Growth of microbes on the oil is a fundamental requirement for AERO System functionality. Since the oil acts as a food source, the bulk of ingredients to fuel the AERO System are already in the reservoir, limiting the externally added components to the specific nutrients Glori introduces and water, and the microbial growth and action occur only where the oil is trapped. This process is complex and depends on several distinct groups of microbes performing specialized tasks in the chain of biological reactions. The complexity of the process makes it vulnerable to disruption from external changes in the surrounding environment. Glori leverages its knowledge of how to establish a consistent environment with the right characteristics for mobilization of trapped oil in its AERO System. Glori does not introduce specific microbes selected for its purposes, nor does it rely upon genetically-engineered microorganisms. Instead Glori adds customized nutrients to the reservoir to grow the existing indigenous microbes in that reservoir.

When the analysis and process development for the candidate field have been completed, the project moves into the deployment phase. Glori has designed its deployment systems to integrate with current oilfield waterflood equipment to simplify installation. This has resulted in modular field units that can be customized for continuous input of nutrients to the reservoir. Glori’s field units are equipped with sensors to monitor performance remotely, which allows us to service oil fields efficiently in remote locations. The oil that is produced from the utilization of the AERO System is delivered to market using the existing wells and pipelines that are already available to the oil producer. The additional oil that is captured by the AERO System is not altered in the process. Glori has verified this process by continuous operation of an oil field pilot project for more than three years during which no significant change in the n-alkane distribution could be detected. Oil is composed of a large collection of carbon-containing molecules, or hydrocarbons. A significant percentage of these hydrocarbons are n-alkanes, on average, about 30%. Oil quality reflects the compositional characteristics of its hydrocarbons. Removal of n-alkanes from crude oil results in decreased oil quality; thus, the measure of n-alkanes is a measure of oil quality. Removal of n-alkanes from oil commonly occurs by biodegradation caused by microbes. Oil biodegrading organisms have a specific order of preference for compounds that they remove from oil. Degradation of crude oil tends to remove n-alkanes first. Therefore, measurement of n-alkanes before, during, and after technology application represents a measure of the ability of the process to affect oil quality. The result of “no significant change in n-alkane distribution” demonstrates Glori’s technology has no measurable effect on oil quality.

Depending on the amount of oil trapped in the reservoir, Glori is expecting the production benefits from AERO System deployment to be sustained over many years until up to an additional 20% of the remaining oil has been produced. While Glori currently applies the technology to mature waterfloods, Glori anticipates further performance improvements when its AERO System process is initiated at an earlier stage of oil recovery. The diagram below illustrates traditional oil recovery and the AERO System.

Glori's AERO System

5
AERO™ System Implementation
The AERO™ System is installed into existing waterfloods to stimulate indigenous reservoir microbes by introducing nutrients and optimizing the water quality. The activated microbes exhibit two main mechanisms for enhanced oil recovery.
glori
6A
Microbes Reduce Oil-Water Tension
Indigenous microbes, utilizing oil as a carbon source, now act as a natural surfactant to reduce the tension at the oil-water interface. The oil is released into the water flow.
6B
Microbes Effect Preferential Flow
Microbes multiply and eventually block the preferential water flow paths. This opens new water flow pathways forcing trapped oil out of the reservoir.
7
Microbes Disappear
When the trapped oil has been released, there is no more oil as carbon source. The microbes disappear and the water flow paths reopen.
8
Increase in Oil Production
Our AERO™ System does not change oil from its native form. As long as the AERO™ System is active, this process is repeated over and over until the trapped oil is brought to the surface.

As part of the implementation of the AERO System process, Glori analyzes the injection water and water treatment system at the candidate oil field to determine if the water quality is compatible with AERO System requirements. Glori does not need potable water for the AERO System to be successful, but it does need the water to be non-toxic to the microbes. Glori’s results indicate that the AERO System may recover up to 9-12% of the original oil in place in a reservoir.

Research and Development

Glori’s research and development strategy seeks to extend the reach and effectiveness of the AERO System by focusing on the fundamental mechanisms of microbe-oil interactions. Glori has made significant investments in the development of the AERO System and will continue to fund further technology development in the future. Deployment of the AERO System enables and activates key microbial functionalities within an oil reservoir. These functionalities mobilize otherwise trapped oil resulting in increased production of oil. The functionalities required for successful deployment of the AERO System will be analogous between different reservoir conditions, but the microbes performing them and the nutrients required to best stimulate their growth may be different. To understand this complex system of diverse microbes and their interactions requires understanding the molecular mechanisms at work. As Glori’s knowledge of the biochemistry of oil mobilization by the AERO System develops, it expects to have the ability to both improve current deployment strategies and deploy the AERO System in a greater range of reservoir conditions.

Combined, these research and development programs are designed to drive down costs per incremental barrel of oil produced by increasing oil yield and production rates as well as by increasing both the number of candidate oil fields and the scale of deployment.

In 2006, Glori obtained technology and intellectual property from TERI, a research company based in India, and implemented several field projects. In 2008, Glori acquired know-how of Biotopics, an Argentine company working on related microbial technology in the enhanced oil recovery industry, through a technology development agreement and retained key employees of Biotopics. In 2009, Glori entered into a technology cooperation agreement with Statoil, which has been replaced by an updated 2011 agreement, to incorporate intellectual property and know-how that Statoil has been developing for many years. Glori scientists and engineers have been able to further develop and expand the intellectual property and know-how obtained from these three technology partners to create the AERO System. In addition, Glori is working with the Winogradsky Institute of Microbiology in Moscow on AERO System technology for carbonates.

Glori’s Competitive Strengths

•	Disruptive and proven technology: Glori believes that the AERO System is a transformative and disruptive innovation that manipulates the existing reservoir microbial communities to improve the recovery of oil in waterflood oil fields. Glori believes its AERO System is applicable in more oil fields than other existing enhanced oil recovery technologies. Unlike many other new and emerging clean-energy technologies, Glori has not only demonstrated the commercial efficacy of its technology, but has passed the significant milestone of one million incremental gallons of oil produced via the AERO System. Glori currently has 19 active projects in various stages of analysis and field deployment of the AERO System technology.

•	Attractive returns from acquisition of oil fields: Glori intends to acquire mature oil fields which are under waterflood or are good candidates for waterflood. By acquiring oil fields and implementing the AERO System technology, Glori can capture 100% of the increase in production, revenues and ultimate oil recovery, resulting in the potential for superior acquisition returns. Additionally, by acquiring its own fields, Glori expects to accelerate the industry adoption of its technology.

•	Established commercial contracts: Glori customers include international oil companies and independent oil and gas companies in North America. Glori has had active projects with more than 19 companies.

•	Profitable stand-alone economics: Glori’s current commercial application of the AERO System is profitable on a project level basis. For example, Glori estimates that the total operating cost per barrel, excluding minimal upfront capital costs, attributed to the use of Glori’s technology over the life of Glori’s first project, based on the first year of operation, was approximately $6 per incremental barrel of oil. Unlike many other emerging clean-energy technologies, successful commercialization of the AERO System does not depend on the availability of government subsidies or mandates.

•	Capital-light technology: Unlike other enhanced oil recovery processes, the AERO System has a capital-light deployment strategy. The AERO System is applied to a reservoir by utilizing Glori’s field deployment module, which requires relatively minor capital investment, alongside Glori’s existing wells. Glori believes its technology has the potential to create a sustainable source of additional economic oil production that will extend the lives of oil fields and related infrastructure for many years.

•	Clean alternative to traditional enhanced oil recovery: Glori’s AERO System increases the oil recoverable from an existing field using infrastructure already built and in place. Deployed in a waterflood reservoir, no new wells need to be drilled, no new pipelines are laid, no new significant energy input is required into the process and there is no new disruption to the environment. Furthermore, because the activity is biological and occurs in the reservoir, there is minimal consequent carbon dioxide or greenhouse gas footprint. Once the application of the AERO System ends, the microbes in the reservoir are no longer supplied with nutrients and the reservoir will return to its pre-treatment status. By way of comparison, other enhanced oil recovery techniques require significant energy input, such as thermal injection, or significant additional infrastructure to implement, such as gas injection. In addition, other enhanced oil recovery techniques introduce new environmental impacts, in particular gas injection and chemical injection techniques, which result in a sizable carbon dioxide or greenhouse gas footprint or the addition of a large quantity of chemicals or polymers into the reservoir.

•	Intellectual property position: Glori’s intellectual property, consisting of substantial know-how and trade secrets, is the result of decades of research and development by Glori, Statoil Petroleum AS, or Statoil, in Norway, The Energy and Resources Institute, or TERI, in India, and Bio Topics S.A., or Biotopics, in Argentina. In addition, Glori is working with the Winogradsky Institute of Microbiology in Moscow on AERO System technology for carbonates. Glori also has multiple patents and patent applications. Glori believes its intellectual property and decades of research provide it with a strong competitive advantage and creates a high barrier to entry. See the section titled “Intellectual Property Portfolio” for further discussion.

•	Experienced management and technical team: Glori’s management and technical team’s expertise includes microbiology, chemistry and biochemistry, microbial genomics, engineering, geology and geosciences, petroleum engineering, reservoir engineering and production management, and in their respective careers, Glori’s team members played key roles in the commercialization of dozens of successful large-scale industrial biotechnology and traditional oilfield acquisition and development projects.

Milestones and Commercialization Strategy

Technology Milestones

Confirmation of microbial activity: Glori has determined through field sampling and laboratory testing that essentially all hydrocarbon bearing reservoirs either contain microbes or can be injected with source water that does contain microbes that are capable of utilizing the residual hydrocarbon to grow, and in doing so create biomass as biofilms. Glori is continuously refining its methodologies to grow these microbes and Glori’s criteria for selection of nutrients to facilitate certain functionalities in the process. Below is a table that shows, from the sample set Glori has tested, 80% of hydrocarbon bearing reservoirs contain microbes suitable for enhanced recovery. For those that do not show evidence of viable microbes, there is associated “source water” (usually from a subterranean reservoir at a different depth from the target reservoir) that does contain viable microbes:

	Evidence of viable microbes in:
	Production system	Source water	Production + Source Water
Reservoirs tested	18	6	6
Positive findings	83%	100%	100%

Improvement in oil recovery factors: Over the past five years, Glori has achieved a number of significant advances in its research and development effort. Glori’s application of technology progressed from small, discreet application at producing wells under a “huff and puff” process (whereby the nutrient mix is injected into a producer well which is then shut-in for a period of days to allow the microbes to grow before the well is re-opened to production), to full scale application at injection wells under a continuous injection process. In addition, Glori added microbial genomics and bioinformatics capabilities in its laboratory facilities to further advance Glori understanding of the microbial processes involved in oil mobilization.

Development of Glori’s AERO System technology: In 2010, Glori implemented its pilot commercial AERO System project in the field. In April 2011, Glori applied for patent protection of this technology. In 2012, Glori applied for two additional patents associated with exploitation of the AERO mechanism.

Commercialization Milestones

Demonstration of commercial application: Between 2007 and 2009, Glori demonstrated that proprietary nutrient formulations delivered through its “huff and puff” process could accelerate the production of oil through improvement of flow conditions in the near wellbore environment of a production well. Thereafter, Glori applied the AERO System technology at the water injector well continuously and demonstrated improved recovery rates at economically attractive costs. The AERO System implementation builds on predecessor technology implementations that collectively account for over 100 treatments in different wells in multiple locations around the world including the United States, Argentina, the North Sea and India.

Commercialization Strategy

Glori’s mission is to use microbiology to efficiently recover large quantities of oil currently trapped in reservoirs using existing oil wells. To achieve this Glori intends to:

•	Acquire and operate oilfields: Deployment of the AERO System technology to its own oil fields will enable Glori to capture 100% of the revenues and cash flow benefit from the increased production and to generate enhanced acquisition returns. In October 2010, Glori acquired the North Etzold field to demonstrate the application of the AERO System. To accelerate adoption of the AERO System, Glori plans to strategically acquire and develop additional mature oil fields in geographies that it expects will improve its portfolio of field successes.

•	Expand Glori’s project portfolio: As of December 31, 2013, Glori had seven customer projects in the Field Deployment stage and another 12 in the Reservoir Analysis and Treatment Design phase. Glori expects to initiate a growing number of projects that are currently in various stages of evaluation. As Glori continues to develop its customer base, it expects its AERO System revenues to grow significantly.

•	Optimize Glori’s performance and expand the applicability of the AERO System: While Glori is already active on a commercial scale, it intends to continue to improve its performance and predictability of the AERO System using the Etzold field laboratory as well as additional customer projects and assets Glori acquires. Glori believes that in the future it will develop additional capabilities that will expand the types of fields to which it can apply its technology, such as expanding the applicability of Glori’s technology to carbonate reservoirs.

•	Accelerate execution by leveraging additional strategic partnerships: Commercialization of Glori’s technology could be further accelerated and expanded through additional strategic partnerships. Glori currently has collaboration arrangements with Statoil and TERI. Glori is currently exploring collaboration opportunities with a number of major oil companies and other potential partners.

AERO System Service Offering

Glori employs a two-step process to screen and evaluate an oilfield for AERO System suitability, whether for an oil field to be acquired or for a customer. This process ensures a systematic, engineered and customized approach to technology deployment in each reservoir. The same process is used to screen an oilfield acquisition.

Reservoir Analysis and Treatment Design Phase (Analysis Phase) : Glori obtains representative oil and water samples from the reservoir as part of its screening process to evaluate AERO System potential. Samples are taken to Glori’s Houston laboratory where detailed geochemical analysis is performed. The heart of the Analysis Phase deals with microbiological activities, where the indigenous formation microbes are analyzed for functionality. The general activities for the Analysis Phase are:

•	Review field characteristics data;

•	Perform a geological suitability analysis of the target structure;

•	Collect samples from targeted wells;

•	Conduct geochemical characterization of oil and water;

•	Determine the indigenous microbes present in the reservoir fluids.

•	Incubate and study indigenous microbes; and

•	Develop an optimal nutrient package for field application including any needed modifications to the field injection water.

Tests are performed at Glori’s Houston laboratory using microbes from the reservoir and nutrient media with the formation water and oil to verify AERO System performance under simulated reservoir conditions. Several iterations of tests are often performed to optimize the system compositions to achieve the optimal AERO System activity. If microbial growth and economical oil recovery can be demonstrated, the project then moves forward to the Field Deployment Phase.. The Reservoir Analysis and Treatment Design phase typically takes an aggregate of two months to complete.

Field Deployment Phase : Once the viability of the AERO System is demonstrated in the Analysis Phase, a detailed project development plan is finalized, and the project proceeds to the Field Deployment Phase where the AERO System is initiated in the oil field to stimulate the indigenous microbes in the oil bearing reservoir.

Glori mobilizes skid-mounted injection equipment to the field location. This equipment has been specially designed and tested by Glori at its Houston facility, and is manufactured by select third parties. The equipment is continuously monitored and operated remotely from Glori’s project command center in Houston. The equipment remains on the lease throughout the duration of AERO System activities. It is usually installed near the waterflood water injection plant where Glori’s microbial nutrient media are injected into waterflood flowlines for delivery to the reservoir.

Once initiated, Glori and its customer continually evaluate the technical, operational and economic results of the Field Deployment Phase activity. Assuming the project meets the desired criteria, Glori works with the customer to prepare a project expansion plan, up to and including full-field deployment of the AERO System.

Typically Glori starts the Field Deployment Phase as an initial field validation in a small section of a producing field. Results from the AERO System are typically detected within two to three months after it initiates the Field Deployment Phase. After the initial Field Deployment Phase field validation is complete, Glori expects to enter into a longer term contract with its customer to continue the use of the AERO System in the entire or in specific areas of the oil field.

Sales and Marketing

Glori uses a direct sales channel to market its AERO System technology to the E&P industry. As of December 31, 2013, the business development group is comprised of four people, based in Houston and Fort Worth.

Because of the uniqueness of Glori’s technology and the early stage of its development, Glori must educate its customers on its technology in order to generate business. Customers generally introduce Glori to their operations on a limited scope and generally in their lowest-priority oil field in order to test the technology. This approach results in a trial that is suboptimal, but Glori believes will generate additional opportunities to expand its relationship with the customer once Glori’s technology is proven to them.

Customers

Glori has entered into master service agreements that define its legal relationships with oil producers. The scope of work and commercial terms for a particular project are defined in a separate document specific to that project. Most of Glori’s contracts are for a pilot implementation of the AERO System and incorporate a fee for service for the Analysis Phase and a monthly charge for initial Field Deployment Phase validation. After completion of the initial Field Development Phase, Glori anticipates that successful field validation performance will lead to negotiated evergreen contracts for continued Field Development Phase activities.

Glori’s customer base comprises international oil companies and independent oil and gas companies in North America. During 2011, three individual E&P companies exceeded 10% of Glori’s total service revenues for the year: Merit Energy Company LLC, Husky Oil Operations Limited, and Hilcorp Energy Company. During 2012, six individual E&P companies exceeded 10% of Glori’s total service revenues for the year: Cenovus Energy Inc., Enerplus Corporation, Denbury Onshore, LLC, Merit Energy Company LLC, Husky Oil Operations Limited, and Riyam Engineering & Services LLC/ Petroleum Development Oman. During 2013, four individual E&P companies exceeded 10% of Glori’s total service revenues for the year: Cenovus Energy Inc., ConocoPhillips Company, T-C Oil Company, LLC and Merit Energy Company.

Oilfield Acquisition Strategy

Glori intends to acquire and redevelop mature oil fields with historically long-lived, predictable production profiles. Glori believes it can enhance the revenues, cash flows and acquisition returns from such oil fields through well recompletions, secondary recovery, waterflood optimization and implementation of its AERO System of enhanced oil recovery. Glori also plans to selectively acquire fields which may have low current production but have (i) excellent reservoir qualities, (ii) significant original oil in place remaining, and (iii) provide opportunities to re-enter existing wells, return them to production, and deploy the AERO System to capture significant economic quantities of oil. Glori believes this strategy will enable it to further demonstrate the efficacy of its AERO System while allowing it to capture the increase in revenues and ultimate recovery. Often these mature fields have not been fully exploited and have not been exposed to enhanced oil recovery technologies. Additionally, by owning its own oil properties Glori will be able to manage the implementation of the AERO System in a controlled environment and accelerate the industry adoption of the technology. Glori has assembled a team of oil industry professionals with extensive experience in all facets of acquiring and managing oil properties. Glori is seeking and evaluating acquisitions that fit its criteria for the AERO System. These fields are mature active waterfloods, or assets with clear waterflood potential, sandstone reservoirs and are located onshore in the United States. Glori’s acquisition team is developing a “pipeline” of potential acquisitions, both through direct private negotiations as well as the public bid process.

Glori’s Properties

The Coke Field Acquisition

On March 14, 2014, Glori Energy Production Inc. closed the acquisition of the Coke Field Assets for a purchase price of approximately $40 million as described elsewhere in this prospectus. The Coke Field Assets are in the East Texas Basin, located in Wood County, Texas, and include total acreage of 2,446, an average Working Interest percentage of 98.2% (average of Producing well Working Interest). As of January 1, 2014, the net proved developed producing oil and natural gas reserves associated with the Coke Field Assets based upon estimates provided by William M. Cobb & Associates, Inc. were 1,749 MBoe (approximately 96% oil and 4% natural gas), and for the month ended December 31, 2013, the average net daily production associated with the Coke Field Assets was 506 Boe per day (approximately 91% oil and 9% natural gas).

The Coke Field Assets are comprised of the majority of the Coke Field along with three leases in the Quitman Field. All leases will be operated by Glori. Glori will become the operator on March 15, 2014. The Coke Field is a salt dome structure discovered in 1942. The primary oil producing zone has been the upper Paluxy formation at about 6300 ft. which has a natural water drive. Glori’s Working Interest is 100% in all the Paluxy wells. The Sub-Clarksville formation occurs at about 4100 ft and a unit has been formed across the whole field. Glori’s Working Interest in the Sub-Clarksville unit is 83.26%. Glori’s Working Interest is 100% in the three Quitman Field leases.

The Etzold Field Acquisition

In the fourth quarter of 2010, Glori acquired the North Etzold field, a non-producing oilfield in Seward County, Kansas. North Etzold is part of the Shuck Field and produces from the Chester sandstone. Reservoir properties are around 12 – 14% porosity and 40 – 70 milli-darcies permeability. Historical cumulative production for North Etzold was 1,283,343 barrels of oil at the time Glori started the redevelopment in 2011. The North Etzold field consisted of 14 shut-in wells which had been stripped of wellbore tubulars, artificial lift equipment and the associated oil and water processing and storage facilities. In the first quarter of 2011, Glori recompleted some of these wells and commenced injection into two wells and producing from two wells (the “Phase 1 Recompletion”). The Phase 1 Recompletion included approximately $501,000 for AERO System implementation. Based on production data measured at the primary production well, after the implementation of the AERO System the daily production rate from the impacted well increased by 45% from the average measured for the three months prior to the AERO System implementation. As secondary production proceeds, the oil reservoir gradually depletes and the daily production rate decreases until production is no longer economical. Accordingly, the incremental oil associated with implementation of the AERO system will also continue only as long as oil can continue to be produced economically. This oil field has served as a controlled environment to implement revisions in technology and surface systems to accelerate development and adoption of Glori’s AERO System technology.

Based upon the favorable results of the Phase 1 Recompletion, Glori recompleted other producing wells within North Etzold as part of the second redevelopment of the North Etzold field (the “Phase 2 Recompletion”). Unlike the Phase 1 Recompletion, which was completed prior to implementation of the AERO System, the Phase 2 Recompletion included AERO System implementation as part of the overall recompletion. Because the Phase 2 Recompletion benefited from costs incurred in implementing the AERO System in the Phase I Recompletion, including a source water well and hardware, Glori estimates that the cost of the AERO System implementation for the Phase 2 Recompletion was approximately $5,000, which related primarily to plumbing modifications. The North Etzold field was operated for approximately one year and averaged net daily oil production of approximately 4 barrels. The revenue obtained from this production did not cover the direct production costs and, therefore, the response from the Phase 2 Recompletion was not commercially viable. As a result, no further redevelopment of the North Etzold field was undertaken. In total, approximately 3,256 incremental barrels of oil were recovered from the North Etzold field after implementation of the AERO System, with associated costs totaling approximately $506,000.

In September 2012, Glori acquired the contiguous South Etzold field, consisting of four shut-in wells in similar condition to the North Etzold field acquisition (collectively these fields are referred to as “Etzold”). Glori maintains a 100% working interest in the Etzold field, which is comprised of approximately 760 surface acres. Based on the results of the Phase 2 Recompletion, redevelopment on the South Etzold field never commenced.

Management periodically assesses the carrying value of the Etzold field compared to its estimated fair value, and in the fourth quarter of 2013, based upon the unfavorable response to the Phase 2 Recompletion effort in the North Etzold field, determined that the historical carrying value of this asset significantly exceeded its fair value as of December 31, 2013, and accordingly, determined that a charge of $2.2 million to reduce the carrying value was appropriate. The revision in the carrying value results from the removal of behind the pipe, proved developed producing reserves previously considered commercially viable and now reserve estimates are based entirely on the Phase 1 Recompletion of the North Etzold field.

Collarini Associates, one of Glori’s independent petroleum engineering firms, has estimated that as of January 1, 2014, proved reserves net to Glori’s interest in its property was approximately 18 MBoe, all of which were classified as PDP. The proved reserves are generally characterized as long-lived, with predictable production profiles. The technical person primarily responsible for preparing the relevant reserve report is Mr. Mitchell C. Reece. Mr. Reece attended Texas A&M University and graduated in 1979 with a Bachelor of Science Degree in Petroleum Engineering. Mr. Reece is a Registered Professional Engineer in the State of Texas, United States of America, and has in excess of 30 years’ experience in petroleum engineering studies and evaluation.

Suppliers

Glori has preferred suppliers of nutrient chemicals. However, Glori’s raw material ingredients are widely available, and Glori is not dependent upon any one company for supplies needed for its business. Also, there are no geographical limitations on the availability of these materials. Currently, the raw materials are delivered directly to Glori’s Houston, Texas facility while a third party blends its formula in Alberta, Canada. Glori anticipates expanding this strategy to each geographical region, utilizing local suppliers to minimize logistical costs.

Competition

Glori competes for projects with other microbial technology enhanced oil recovery companies, emerging enhanced oil recovery technologies and traditional enhanced oil recovery technologies.

Other Microbial Enhanced Oil Recovery Companies

There are other companies developing or planning to commercialize microbial technology that is similar to Glori’s AERO System. These companies include Titan Oil Recovery, Inc., Geo Fossil Fuels, LLC and Micro-Bac International, Inc. Glori believes that the enhanced oil recovery market is large enough to support multiple competitors if the technology of these companies proves to be competitive with ours.

Emerging Enhanced Oil Recovery Technologies

Glori is aware of other companies developing or planning to commercialize different technologies for enhanced oil recovery. These technologies include low salinity water, polymer and wave vibration. TIORCO (a Nalco Company) is the biggest of the companies, of which Glori is aware, involved in deployment of any of these technologies. Glori believes that the economics of the AERO System are more attractive, resulting in a lower capital investment and a lower operating cost, than these other new technologies.

Traditional Enhanced Oil Recovery Technologies

Traditional enhanced oil recovery technologies include thermal injection (for example, steam), gas injection (for example, carbon dioxide) and chemical injection (for example, surfactants and polymers). Thermal injection such as steam is used to heat the oil to make it flow more easily through the reservoir. Gas injection is used to increase pressure in the reservoir and increase the viscosity of the oil. Chemical injection is used to reduce surface tension of the oil to allow it to flow better through the reservoir.

According to a November 2007 Oil & Gas Journal article, about 50% of the world’s oil lies in small to medium sized reservoirs, which are generally untouched by traditional enhanced oil recovery processes. Glori’s AERO System is well suited for smaller and medium sized reservoirs because its technology does not require large scale operations to be economical, unlike thermal injection, gas injection and chemical injection.

Glori believes that the economics of its AERO System are more attractive, resulting in a lower capital investment and a lower operating cost than these more traditional technologies. Additionally, the AERO System has a lower environmental impact since Glori process uses infrastructure that is already in place and nutrients that are not harmful to the environment.

Title to Properties

Prior to completing an acquisition of producing oil and natural gas leases, Glori performs title reviews on the most significant leases and, depending on the materiality of properties, it may obtain a title opinion, obtain an updated title review or opinion or review previously obtained title opinions. Glori’s oil and natural gas properties are subject to customary royalty and other interests, liens for current taxes and other burdens which it believes do not materially interfere with the use of or affect its carrying value of the properties.

Glori believes that it has satisfactory title to all of its material assets. Although title to these properties is or may be subject to encumbrances in some cases, such as customary interests generally retained in connection with the acquisition of real property, customary royalty interests and contract terms and restrictions, liens under operating agreements, liens related to environmental liabilities associated with historical operations, liens for current taxes and other burdens, easements, restrictions and minor encumbrances customary in the oil and natural gas industry, Glori believes that none of these liens, restrictions, easements, burdens and encumbrances will materially detract from the value of these properties or from its interest in these properties or materially interfere with its use of these properties in the operation of its business. In addition, Glori believes that it has obtained sufficient rights-of-way grants and permits from public authorities and private parties for it to operate its business in all material respects as described in this prospectus.

Oil and Natural Gas Leases

The oil and natural gas lease agreements covering Glori’s Etzold property provides for the payment of royalties to the mineral owners for all oil and natural gas produced from any wells drilled on the leased premises. The lessor royalties on Glori’s production is 20%, resulting in a net revenue interest to Glori of 80%.

The oil and natural gas lease agreements covering the Coke Acquisition property provide for the payment of royalties to the mineral owner for all oil and natural gas produced from any wells drilled on the leased premises. The lessor royalties on Coke Acquisition production range from 3% to 34%, with a production weighted average of 14%, resulting in a net revenue interest to Coke Acquisition of 86%.

On a pro forma basis based upon gross and net production for the year ended December 31, 2013, the lessor royalties on oil and natural gas lease agreements covering these properties is 14%, resulting in a pro forma net revenue interest of 86%.

5.	Reference 5

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Infinity Acquisition has filed a registration statement on Form S-4 to register the distribution of Infinity Acquisition’s securities to Infinity Corp. security holders in connection with the Redomestication. This prospectus is a part of that registration statement and constitutes a prospectus of Infinity Acquisition. As allowed by the rules of the Securities and Exchange Commission, this prospectus does not contain all of the information that you can find in the registration statement or the exhibits to the registration statement. You should refer to the registration statement and its exhibits for additional information that is not contained in this prospectus.

Any reports, statements or other information that Infinity Acquisition files with the Securities and Exchange Commission, including this prospectus, may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained upon written request from the Public Reference Section of the Securities and Exchange Commission at its principal office in Washington, D.C. 20549, at prescribed rates or from its website on the Internet at www.sec.gov , free of charge. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on public reference rooms.

Neither Infinity Corp. nor Glori has authorized anyone to provide you with information that differs from that contained in this prospectus. You should not assume that the information contained in this prospectus is accurate as on any date other than the date of prospectus, and neither the mailing of this prospectus to Infinity Corp. shareholders nor the consummation of the Redomestication and Transaction Merger shall create any implication to the contrary.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

6.	Reference 6

SUMMARY RISK FACTORS

Risks relating to Glori are described in the section entitled “Risk Factors,” beginning on page 22 of this prospectus, and elsewhere in this prospectus. You should carefully consider these risks, as well as the other information set forth in this prospectus. Set forth below is a summary of certain risk factors:

Risk Factors Relating to Glori

•	Glori has incurred substantial losses to date, may continue to incur losses in the future and may never achieve or sustain profitability.

•	The AERO System has only been applied to a limited number of reservoirs, and the viability of the AERO System in a broader range of reservoirs is still uncertain.

•	The success of the AERO System is dependent upon the information Glori receives from its customers.

•	Glori may have difficulties gaining market acceptance and successfully marketing the AERO System to its potential customers.

•	Glori’s revenue to date has been derived from a limited number of customers, and the loss of any of these customers could materially harm its business, financial condition and results of operations.

•	Oil prices are volatile, and a decline in the price of oil could harm Glori’s business, financial condition and results of operations.

•	Oil fields, once acquired, may not be appropriate for Glori’s purposes or may have environmental or other liabilities associated with them that may negatively affect Glori’s business, financial condition and results of operations.

•	If water that is not toxic to microbes is not available at a well site, the AERO System will not work or will require additional costs either to clean the water or bring in non-toxic water to perform correctly and, therefore, may not be a viable option for some oil fields.

•	The AERO System is currently useable only in oil reservoirs with specific characteristics, which limits the potential market for Glori’s services.

•	Glori’s operations involve operating hazards, which, if not insured or indemnified against, could harm its results of operations and financial condition.

•	Glori’s operations involve risks associated with the sale and distribution of crude oil.

•	Glori’s hedging activities may prevent the realization of the full benefits of price increases.

•	The loss of key personnel or the failure to attract and retain highly qualified personnel could compromise Glori’s ability to effectively manage its business and pursue its growth strategy.

•	Glori may require substantial additional financing to achieve its goals and to make future acquisitions, and a failure to obtain this capital when needed or on acceptable terms could materially affect Glori’s ability to grow and force Glori to delay, limit, reduce or terminate its research and development and commercialization efforts.

•	Glori’s quarterly operating results may fluctuate in the future.

•	Glori’s industry is highly competitive, and if it does not compete successfully, Glori’s business, financial condition and results of operations will be harmed.

•	Glori’s industry is characterized by technological change, and if it fails to keep up with these changes, Glori’s business, financial condition and results of operations will be harmed.

•	Glori plans to make acquisitions of oil properties and therefore will incur a variety of costs and could face numerous risks that would adversely affect its business and operations.

•	If Glori fails to manage future growth effectively, its business could be harmed.

•	Some of Glori’s contracts will be governed by non-U.S. law, which may make them more difficult or expensive to enforce than contracts governed by United States law.

•	As a result of the Coke Field Acquisition, Glori’s producing properties are located primarily in the East Texas Basin, making Glori vulnerable to risks associated with a concentration of operations in a single geographic area.

•	Development of Glori’s PUDs may take longer than expected and may require higher levels of capital expenditures than it currently anticipates. Therefore, Glori’s estimated PUDs may not be ultimately developed or produced.

•	Glori’s future cash flows and results of operations are highly dependent on its ability to develop or acquire additional oil and natural gas reserves.

•	Glori’s business is susceptible to the potential difficulties associated with managing rapid growth and expansion.

•	Glori’s business operations in countries outside the United States are subject to a number of United States federal laws and regulations, including restrictions imposed by the Foreign Corrupt Practices Act as well as trade sanctions administered by the Office of Foreign Assets Control of the United States Department of Treasury and the United States Department of Commerce, which could adversely affect Glori’s operations if violated.

•	Glori’s international operations are subject to additional or different risks than its United States operations.

•	Glori’s ability to use its net operating loss carryforwards to offset future taxable income may be subject to certain limitations.

•	Glori’s loan agreement places financial restrictions and operating restrictions on its business, which may limit its flexibility to respond to opportunities and may harm its business, financial condition and results of operations.

•	Glori’s estimated proved reserves are based on many assumptions that may turn out to be inaccurate. The actual quantities and present value of Glori’s proved reserves may prove to be materially lower than it has estimated.

•	Glori’s stockholders may lose appraisal rights if they fail to strictly comply with Delaware law.

•	Glori may not be able to protect its proprietary information or technology adequately.

•	Confidentiality agreements with employees and others may not adequately prevent disclosures of trade secrets and other proprietary information.

•	Glori’s technology may infringe upon the intellectual property rights of others. Intellectual property infringement claims would be time consuming and expensive to defend and may result in limitations on Glori’s ability to use the intellectual property subject to these claims.

•	Glori is subject to complex laws and regulations, including environmental regulations, which can adversely affect the cost, manner or feasibility of its business.

•	Glori relies on oil producers to obtain the appropriate permits to operate their wells and waterflood systems, and if they fail to obtain proper permits they could be subject to fines or penalties, and that could harm Glori’s business.

•	Climate change legislation and regulatory initiatives could result in increased operating costs and decreased demand for Glori’s products and services.

•	The adoption of any future federal or state laws or implementing regulations imposing restrictions on hydraulic fracturing, if extended to oil recovery operations, could materially harm Glori’s business, financial condition and results of operations.

7.	Reference 7

RISK FACTORS

You should carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Forward-Looking Statements”. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein, as well as in the final prospectus related to our IPO dated July 19, 2012 (Registration No. 333-173575) and our Annual Report on Form 20-F for the fiscal year ended March 31, 2013. Note that references to Glori herein refer to the post-Transaction Merger subsidiary of Infinity Acquisition.

Risk Factors Relating to Glori’s Business

Glori’s business is difficult to evaluate due to its limited operating history.

Since Glori’s inception in November 2005, the majority of Glori’s resources have been dedicated to its research and development efforts, and Glori has only recently begun to transition into the early stages of (i) commercializing the AERO System and (ii) acquiring, restoring and operating mature oil fields that fit its criteria for the AERO System. In addition, Glori does not have a stable operating history that you can rely on in connection with your evaluation of Glori’s current business and its future business prospects. Glori’s business and prospects must be carefully considered in light of the limited history of the AERO System and Glori’s acquisition of mature oilfields, and the many business risks, uncertainties and difficulties that are typically encountered by companies that have uncertain revenues and are committed to focusing on research, development and technology testing for an indeterminate period of time.

Glori’s proposed business strategies described in this prospectus incorporate its management’s current analysis of potential markets, opportunities and difficulties that Glori faces. Glori cannot assure you that its underlying assumptions accurately reflect current trends and conditions in Glori’s industry that the AERO System will be successful or that Glori will be able to profitably operate any oilfields that it acquires. Glori’s business strategies may change substantially from time to time or may be abandoned as its management reassesses Glori’s opportunities and reallocates Glori’s resources. If Glori is unable to develop or implement these strategies, or if the AERO System becomes not economically viable, Glori may never achieve profitability. Even if Glori does achieve profitability, Glori cannot predict the level of such profitability, and it may not be sustainable.

Glori has incurred substantial losses to date, may continue to incur losses in the future and may never achieve or sustain profitability.

Glori has incurred substantial net losses since its inception, including net losses of $11.9 million and $10.6 million for the years ended December 31, 2012 and 2013, respectively, and these losses may continue. As of December 31, 2013, we had an accumulated deficit of $76.4 million. Glori expects to incur additional costs and expenses related to the continued development and expansion of its business, including its research and development operations, the commercialization of the AERO System and the acquisition, restoration and operation of additional mature oil fields. Glori’s ability to achieve profitability depends on its success in increasing industry acceptance of the AERO System and the completion and successful integration of oil property acquisitions. There can be no assurance that Glori will achieve profitability.

The AERO System has only been applied to a limited number of reservoirs, and the viability of the AERO System in a broader range of reservoirs is still uncertain.

Glori’s AERO System has only been applied in a limited number of sandstone reservoirs to date. The future success of its business depends on its ability (i) to demonstrate that the AERO System has the ability to increase oil recovery on a more widespread basis, on a larger scale and on attractive economic terms and (ii) to profitably restore and operate any oil fields it may acquire. Reservoir characteristics differ and, consequently, certain elements of Glori’s services are specifically engineered for each reservoir. As a result, Glori may not be able to achieve results in other reservoirs consistent with those it has thus far achieved in the reservoirs where the AERO System has successfully been applied. For example, as discussed in detail below, in 2010, Glori acquired a non-producing oilfield in Kansas known as the North Etzold field, which was to be used primarily as a field laboratory for the AERO System. The North Etzold field consisted of 14 shut-in wells which had been stripped of wellbore tubulars, artificial lift equipment and the associated oil and water processing and storage facilities. While the Phase 1 Recompletion (defined below) resulted in a 45% increase in the daily production rate from the primary production well after implementation of the AERO System, the Phase 2 Recompletion (defined below), which was done simultaneously with the implementation of the AERO System, did not result in oil production sufficient to cover the direct production costs. Consequently, implementation of the AERO System could yield less favorable oil production rates and overall oil recovery results than those thus far achieved where the AERO System has successfully been applied. The AERO System may not be commercially viable in marginally producing wells if the base and incremental production does not support the cost of operating such wells. Accordingly, the incremental oil associated with implementation of the AERO System will also continue only as long as oil can continue to be produced economically. Any inability to broaden Glori’s customer base and increase the commercialization of the AERO System applications effectively or to realize sufficiently favorable oil recovery results in a significant number of other reservoirs, including those Glori may acquire, will limit the commercial acceptance and viability of the AERO System, which would materially harm our business, financial condition and results of operations.

The success of the AERO System is dependent upon the information Glori receives.

The success of an application of the AERO System to a particular reservoir is dependent upon information that Glori receives regarding the reservoir characteristics and geology. If this information is inaccurate, Glori may not be able to achieve results in such a reservoir consistent with those Glori has thus far achieved in the reservoirs where the AERO System has been applied successfully. With respect to Glori’s customers, because of the uniqueness of Glori’s technology and the early stage of its development, Glori must educate potential customers on its technology in order to be able to generate business. New customers generally prefer to initially test Glori’s technology in a small portion of their lowest-priority oil field. Since Glori’s test only includes a small portion of the injection wells and production wells in the oil field, it is important that the customer be able to identify which injection wells are servicing the production wells in the test area. For example, on a recent project one of the customer’s production wells was subsequently determined to be outside of the sand-body structure, and therefore not directly connected to the reservoir, so any waterflooding or application of the AERO System could not be effective for that production well since water could not flow from the injection well to the production well.

Glori may have difficulties gaining market acceptance and successfully marketing the AERO System to its potential customers.

A primary component of Glori’s business strategy is to market the AERO System to oil producers. To gain market acceptance and successfully market the AERO System to oil producers, Glori must effectively demonstrate the commercial advantages of using the AERO System as an alternative to, or in addition to, other enhanced oil recovery methods. Glori must prove that the AERO System significantly increases the amount of oil that can be recovered from a reservoir cost effectively. If Glori is unable to demonstrate this to oil producers, it will not be able to penetrate this market, generate new business or retain existing customers. In addition, until the efficacy of Glori’s technology is more widely demonstrated Glori is likely to experience long sales cycles and long test cycles, which may harm its business, financial condition and results of operations.

Glori’s revenue to date has been derived from a limited number of customers, and the loss of any of these customers could materially harm its business, financial condition and results of operations.

Glori has a limited number of customers. For the year ended December 31, 2013, all of Glori service revenue was generated from 11 customers. If any of these customers terminates or significantly reduces its business with Glori, or if Glori fails to generate new business, Glori’s business, financial condition and results of operations could be materially harmed. However, Glori intends to mitigate this risk by continuing to diversify its revenue stream by acquiring, restoring and operating mature oil fields that fit its criteria for the AERO System.

Oil prices are volatile, and a decline in the price of oil could harm Glori’s business, financial condition and results of operations.

Glori’s results of operations and future growth will depend on the level of activity for oil development and production. Demand for the AERO System depends on Glori’s customers’ willingness to make operating and capital expenditures for waterflooding procedures and the AERO System. Glori’s business will suffer if these expenditures decline. Declining oil prices, or the perception of a future decline in oil prices, would adversely affect the prices Glori can obtain from its customers or prevent it from obtaining new customers for Glori’s services. Glori’s customers’ willingness to develop and produce oil using waterflooding and the AERO System is highly dependent on prevailing market conditions and oil prices that are influenced by numerous factors over which Glori has no control, including:

•	changes in the supply of or the demand for oil;

•	the condition of the United States and worldwide economies;

•	market uncertainty;

•	the level of consumer product demand;

•	the actions taken by foreign oil producing nations;

•	domestic and foreign governmental regulation and taxes;

•	political conditions or hostilities in oil producing nations;

•	the price and availability of alternate fuel sources;

•	terrorism; and

•	the availability of pipeline or other takeaway capacity.

Oil prices have historically been volatile and cyclical. A prolonged reduction in the price of oil will likely affect oil production levels and therefore affect demand for Glori’s services. In addition, a prolonged significant reduction in the price of oil could make it more difficult for us to collect outstanding account receivables from Glori’s customers. A material decline in oil prices or oil development or production activity levels could materially harm Glori’s business, financial condition and results of operations.

Oil fields, once acquired, may not be appropriate for Glori’s purposes or may have environmental or other liabilities associated with them that may negatively affect Glori’s business, financial condition and results of operations.

In addition to marketing the AERO system, Glori intends to acquire mature fields and implement the AERO system. Glori cannot assure you that oil fields it acquires will result in commercially viable projects. The potential of a given property to continue to produce oil or resume production of oil and to be adaptable to the AERO System cannot be determined with a high level of precision prior to Glori’s acquisition of the property. Glori will continue to perform due diligence reviews of the properties it seeks to acquire in a manner that Glori believes is both consistent with practices in the industry and necessary to determine the characteristics of such properties and the viability of the oil fields for the application of the AERO System. However, these reviews are inherently incomplete and cannot assure Glori of the quality of the oil fields or of the likelihood of success of the AERO System in enhancing their production of oil. It is generally not possible for Glori to test a property or conduct an in-depth review of its related records as part of its acquisition. Even if Glori is able to complete an in-depth review and sampling of these properties, such a review may not reveal existing or potential problems or permit us to become sufficiently familiar with the properties to fully assess their potential for successful application of the AERO System.

Even when problems are identified, it may be necessary for Glori to assume known or unknown environmental and other risks and liabilities to complete the acquisition of such properties. In addition, since the properties Glori is targeting are older, mature oil fields, their existing infrastructure may be out of date, damaged, in need of repair or removed, and Glori could incur unanticipated costs to repair or replace this infrastructure. The discovery of any unanticipated material liabilities or remediation costs or the incurrence of any unanticipated costs associated with Glori’s oilfield acquisitions could harm Glori’s results of operations and financial condition.

If water that is not toxic to microbes is not available at a well site, the AERO System will not work or will require additional costs either to clean the water or bring in non-toxic water to perform correctly and, therefore, may not be a viable option for some oil fields.

The AERO System requires non-toxic water to support microbial activity in the reservoir. The water used in waterflooding does not have to be potable water, but if suitable water is not being used, the AERO System will not work unless additional costs are expended to clean the water or to bring in water that is non-toxic. These additional costs may make the AERO System less cost effective or not cost effective for some oil fields. For example, in a recent implementation of the AERO System, the salinity of the produced water used in the waterflood operations was very high, making it toxic to most microbes. While Glori’s customer began using water from an existing nearby water well to provide a better environment for the microbes, which made the AERO System more effective, Glori may not be able to provide non-toxic water to some oil fields, eliminating these oil fields as candidates for the AERO System.

The AERO System is currently useable only in oil reservoirs with specific characteristics, which limits the potential market for Glori’s services.

For an oil reservoir to be suitable for the AERO System, the reservoir must be waterflooded or a candidate for waterflooding, must be composed of sandstone, must have permeability greater than 50 milli-darcies and must have a suitable water source. This limits the potential market for Glori’s services, which may negatively impact Glori’s results of operations and profitability.

Glori’s operations involve operating hazards, which, if not insured or indemnified against, could harm its results of operations and financial condition.

Glori’s operations are subject to hazards inherent in our technology, including exposure to pressurized air that may be used in the AERO System equipment and pressurized fluids that may be associated with the water injection system, and to hazards typically associated with oilfield service operations, oilfield development and oil production activities, including fire, explosions, blowouts, spills and damage or loss from natural disasters, each of which could result in substantial damage to the oil producing formations and oil wells, production facilities, other property, equipment and the environment or in personal injury or loss of life. These hazards could also result in the suspension of operations or in claims by employees, customers or third parties which could have a material adverse effect on Glori’s financial condition. Operations also may be suspended because of equipment breakdowns and failure of subcontractors to perform or supply goods or services.

Some of these risks are either not insurable or insurance is available only at rates that Glori considers uneconomical. Although Glori will maintain liability insurance in an amount that it considers consistent with industry practice, the nature of these risks is such that liabilities could exceed policy limits. Glori may not always be successful in obtaining contractual indemnification from our customers, and customers who provide contractual indemnification protection may not maintain adequate insurance or otherwise have the financial resources necessary to support their indemnification obligations. Glori’s insurance or indemnification arrangements may not adequately protect it against liability or loss from all the hazards of its operations. The occurrence of a significant event that Glori has not fully insured or indemnified against or the failure of a customer to meet its indemnification obligations to Glori could materially and adversely affect its results of operations and financial condition.

Glori’s operations involve risks associated with the sale and distribution of crude oil.

The sale of Glori’s crude oil production (if any) depends on a number of factors beyond its control, including the availability, proximity and capacity of, and costs associated with, gathering, processing, compression and transportation facilities owned by third parties. In addition, lack of financing, construction and permitting delays, permitting costs and other constraints could limit or delay the construction of new gathering, processing, compression and transportation facilities by third parties or Glori, and Glori may experience delays or increased costs in accessing the pipelines, gathering systems or rail systems necessary to transport its production to points of sale or delivery. Any significant change in market or other conditions affecting gathering, processing, or transportation facilities or the availability of these facilities, including due to Glori’s failure or inability to obtain access to these facilities on terms acceptable to it or at all, could materially and adversely affect its business and, in turn, our financial condition and results of operations.

A portion of Glori’s oil production in any region may be interrupted, or shut in, from time to time for numerous reasons, including as a result of weather conditions, accidents, loss of pipeline or gathering system access, field labor issues or strikes, or capital constraints that limit the ability of third parties to construct gathering systems, processing facilities, or interstate pipelines to transport Glori’s production, or Glori might voluntarily curtail production in response to market conditions. If a substantial amount of Glori’s production is interrupted at the same time, it could temporarily adversely affect our cash flows.

Glori’s hedging activities may prevent the realization of the full benefits of price increases.

To the extent that Glori engages in commodity-price-risk management activities to protect its cash flows from commodity price declines, it may be prevented from realizing the full benefits of price increases above the levels of the derivative instruments used to manage price risk. In addition, Glori’s commodity-price-risk management and trading activities may expose it to the risk of financial loss in certain circumstances, including instances in which: i) Glori’s production is less than the hedged volumes, ii) there is a widening of price basis differentials between delivery points for Glori’s production and the delivery point assumed in the hedge arrangement, iii) the counterparties to Glori’s hedging or other price-risk management contracts fail to perform under those arrangements or iv) a sudden unexpected event materially impacts oil prices.

Glori periodically enters into or may enter into hedging activities with respect to a portion of its production to manage its exposure to oil, gas and natural gas liquids price volatility. To the extent that Glori engages in price risk management activities to protect itself from commodity price declines, it may be prevented from fully realizing the benefits of commodity price increases above the prices established by its hedging contracts. In addition, Glori’s hedging arrangements may expose it to the risk of financial loss in certain circumstances, including instances in which the counterparties to its hedging contracts fail to perform under the contracts.

The loss of key personnel or the failure to attract and retain highly qualified personnel could compromise Glori’s ability to effectively manage its business and pursue its growth strategy.

Glori’s future performance depends on the continued service of its key technical, development, sales, services and management personnel. In particular, Glori is heavily dependent on the following key employees: Stuart M. Page, President and Chief Executive Officer, Michael Pavia, Chief Technology Officer, William M. Bierhaus II, Senior Vice President of Business Development, Thomas Holland, Senior Vice President of Production, Ken Nimitz, Senior Vice President of Operations, and Victor M. Perez, Chief Financial Officer. The loss of key employees could result in significant disruptions to Glori’s business, and the integration of replacement personnel could be costly and time consuming, could cause additional disruptions to Glori’s business and could be unsuccessful. Glori does not carry key person life insurance covering any of its employees.

Glori’s future success also depends on its continued ability to attract and retain highly qualified technical, development, sales, services and management personnel. A significant increase in the wages paid by competing employers could reduce Glori’s skilled labor force and increase the wages that it must pay to motivate, retain or recruit skilled employees.

In addition, wage inflation and the cost of retaining Glori’s key personnel in the face of competition for such personnel may increase its costs faster than Glori can offset these costs with increased prices or increased sales of the AERO System.

Glori may require substantial additional financing to achieve its goals and to make future acquisitions, and a failure to obtain this capital when needed or on acceptable terms could materially affect Glori’s growth rate and force Glori to delay, limit, reduce or terminate its research and development and commercialization efforts.

Since Glori’s inception, most of its resources have been dedicated towards research and development, as well as demonstrating the effectiveness of the AERO System in Glori’s labs and in the field. Glori intends to expend substantial resources for the foreseeable future on further developing the AERO System. Also, Glori anticipates that it will expend significant resources on the acquisition and operation of additional mature oil fields to continue to test and demonstrate the AERO System in reservoirs with a variety of characteristics. Glori cannot assure you that debt or equity financing will be available or sufficient to meet its requirements. Glori’s inability to access sufficient amounts of capital on acceptable terms, or at all, for its operations could materially harm Glori business, financial condition and results of operations.

Glori’s quarterly operating results may fluctuate in the future.

Glori’s financial condition and operating results have varied significantly in the past and may continue to fluctuate from quarter to quarter and year to year in the future due to a variety of factors, many of which are beyond its control. Factors relating to Glori’s business that may contribute to these fluctuations are described elsewhere in this prospectus. Accordingly, the results of any prior quarterly or annual periods should not be relied upon as indications of Glori’s future operating performance.

Glori’s industry is highly competitive, and if it does not compete successfully, Glori’s business, financial condition and results of operations will be harmed.

The enhanced oil recovery industry is large and intensely competitive. Glori’s competition comes mainly from other methods of enhanced oil recovery, such as thermal injection (for example, steam), gas injection (for example, carbon dioxide) and chemical injection into producing properties. There are also other companies developing or planning to commercialize microbial technology that is similar to the AERO System or other emerging enhanced oil recovery technologies, including Geo Fossil Fuels, LLC, Titan Oil Recovery, Inc. and Micro-Bac International, Inc. Some of Glori’s competitors have longer operating histories, greater recognition in the industry and substantially greater financial and other resources for developing new technologies as well as for recruiting and retaining qualified personnel than Glori does. Their greater financial resources may also make them better able to withstand downturns in the market, expand into new areas more aggressively or operate in developing markets without immediate financial returns. Strong competition and significant investments by competitors to develop new and better technology may make it difficult for Glori to maintain and expand its customer base, force it to reduce its prices or increase its costs to develop new technology.

Glori’s success will depend on its ability to adapt to these competitive forces, to adapt to technological advances and to educate potential customers about the benefits of using Glori’s technology rather than its competitors’ technology. Glori’s failure to respond successfully to these competitive challenges could harm Glori’s business, financial condition and results of operations.

Glori’s industry is characterized by technological change, and if it fails to keep up with these changes, Glori’s business, financial condition and results of operations will be harmed.

The enhanced oil recovery industry is characterized by changes in technology, evolving methods of oil recovery and emerging competition. Glori’s future business prospects largely depend on its ability to anticipate and respond to technological changes and to develop competitive products. If other enhanced oil recovery methods yield better results or are less expensive than Glori’s method, Glori’s business will suffer. Glori may not be able to respond successfully to new technological developments and challenges or identify and respond to new market opportunities, services or products offered by competitors. In addition, Glori’s efforts to respond to new methods of oil recovery and competition may require significant capital investments and resources, and Glori may not have the necessary resources to respond to these challenges. Failure to keep up with future technological changes could harm Glori business, financial condition and results of operations.

If Glori engages in any acquisitions, it will incur a variety of costs and could face numerous risks that would adversely affect its business and operations.

If appropriate opportunities become available, Glori may acquire businesses, assets, technologies or products to enhance its business in the future. In connection with any future acquisitions, Glori could:

•	issue additional equity securities which would dilute Glori’s current stockholders;

•	incur substantial debt to fund the acquisitions; or

•	assume significant liabilities.

Acquisitions involve numerous risks, including problems integrating the purchased operations, technologies or products, unanticipated costs and other liabilities, diversion of management’s attention from Glori’s core business, adverse effects on existing business relationships with current and/or prospective partners, customers and/or suppliers, risks associated with entering markets in which Glori has no or limited prior experience and potential loss of key employees. Glori may not be able to successfully integrate any businesses, assets, products, technologies or personnel that Glori might acquire in the future without a significant expenditure of operating, financial and management resources, if at all. The integration process could divert management time from focusing on operating Glori’s business, result in a decline in employee morale and cause retention issues to arise from changes in compensation, reporting relationships, future prospects or the direction of the business. Acquisitions may also require Glori to record goodwill, non-amortizable intangible assets that will be subject to impairment testing on a regular basis and potential periodic impairment charges, incur amortization expenses related to certain intangible assets and incur large and immediate write-offs and restructuring and other related expenses, all of which could harm Glori’s operating results and financial condition. In addition, Glori may acquire companies that have insufficient internal financial controls, which could impair its ability to integrate the acquired company and adversely impact its financial reporting. If Glori fails in its integration efforts with respect to any of its acquisitions and is unable to efficiently operate as a combined organization, Glori’s business, financial condition and results of operations may be materially harmed.

If Glori fails to manage future growth effectively, its business could be harmed.

If the AERO System becomes commercially accepted, Glori may experience rapid growth. Any such growth would likely place significant demands on Glori’s management and on Glori’s operational and financial infrastructure. To manage growth effectively, Glori would need to, among other things, improve and enhance its managerial, operational and financial controls, hire sufficient numbers of capable employees and upgrade its infrastructure. Glori would also need to manage an increasing number of relationships with its customers, suppliers, business partners and other third parties. These activities would require significant expenditures and allocation of valuable management resources. If Glori fails to maintain the efficiency of its organization as it grows, Glori’s revenues and profitability may be harmed, and it might be unable to achieve its business objectives.

Some of Glori’s contracts will be governed by non-U.S. law, which may make them more difficult or expensive to enforce than contracts governed by United States law.

Glori expects that some of its customer contracts will be governed by non-U.S. law, which may create both legal and practical difficulties in case of a dispute or conflict. Glori plans to establish operations in regions where the ability to protect contractual and other legal rights may be limited compared to regions with better-established legal systems. In addition, having to pursue litigation in a non-U.S. country may be more difficult or expensive than pursuing litigation in the United States.

Glori’s business operations in countries outside the United States are subject to a number of United States federal laws and regulations, including restrictions imposed by the Foreign Corrupt Practices Act as well as trade sanctions administered by the Office of Foreign Assets Control of the United States Department of Treasury and the United States Department of Commerce, which could adversely affect Glori’s operations if violated.

Glori must comply with all applicable export control laws and regulations of the United States and other countries. Glori cannot provide services to certain countries subject to United States trade sanctions administered by the Office of Foreign Asset Control of the United States Department of the Treasury or the United States Department of Commerce unless Glori first obtains the necessary authorizations. In addition, Glori is subject to the Foreign Corrupt Practices Act, which generally prohibits bribes or unreasonable gifts to non-U.S. governments or officials. Violations of these laws or regulations could result in significant additional sanctions including fines, more onerous compliance requirements, more extensive debarments from export privileges or loss of authorizations needed to conduct aspects of Glori’s international business. In certain countries, Glori may engage third party agents or intermediaries to act on its behalf in dealings with government officials, such as customs agents, and if these third party agents or intermediaries violate applicable laws, their actions may result in penalties or sanctions being assessed against Glori.

Glori’s international operations are subject to additional or different risks than its United States operations.

Glori intends to expand its AERO System services and operations into a number of countries outside the United States. There are many risks inherent in conducting business internationally that are in addition to or different than those affecting Glori’s United States operations, including:

•	sometimes vague and confusing regulatory requirements that can be subject to unexpected changes or interpretations;

•	import and export restrictions;

•	tariffs and other trade barriers;

•	difficulty in staffing and managing geographically dispersed operations and culturally diverse work forces and increased travel, infrastructure and legal compliance costs associated with multiple international locations;

•	differences in employment laws and practices among different countries, including restrictions on terminating employees;

•	differing technology standards;

•	fluctuations in currency exchange rates;

•	imposition of currency exchange controls;

•	potential political and economic instability in some regions;

•	legal and cultural differences in the conduct of business;

•	less due process and sometimes arbitrary application of laws and sanctions, including criminal charges and arrests;

•	difficulties in raising awareness of applicable United States laws to Glori agents and third party intermediaries;

•	potentially adverse tax consequences;

•	difficulties in enforcing contracts and collecting receivables;

•	difficulties and expense of maintaining international sales distribution channels; and

•	difficulties in maintaining and protecting Glori’s intellectual property.

Operating internationally exposes Glori’s business to increased regulatory and political risks in some non-U.S. jurisdictions where it operates. In addition to different laws and regulations, changes in governments or changes in governmental policies in these jurisdictions may alter current interpretation of laws and regulations affecting Glori’s business. Glori also faces increased risk of incidents such as war or other international conflict and nationalization.

Many of the countries in which Glori plans to operate have legal systems that are less developed and less predictable than legal systems in the United States. It may be difficult for Glori to obtain effective legal redress in the courts of some jurisdictions, whether in respect of a breach of law or regulation, or in an ownership dispute because of: (i) a high degree of discretion on the part of governmental authorities, which results in less predictability; (ii) a lack of judicial or administrative guidance on interpreting applicable rules and regulations; (iii) inconsistencies or conflicts between or within various laws, regulations, decrees, orders and resolutions; (iv) the relative inexperience of the judiciary and courts in such matters or (v) a predisposition in favor of local claimants against United States companies. In certain jurisdictions, the commitment of local business people, government officials and agencies and the judicial system to abide by legal requirements and negotiated agreements may be unreliable. In particular, agreements may be susceptible to revision or cancellation and legal redress may be uncertain or time-consuming. Actions of governmental authorities or officers may adversely affect joint ventures, licenses, license applications or other legal arrangements, and such arrangements in these jurisdictions may not be effective or enforced.

The authorities in the countries where Glori operates, or plans to operate, may introduce additional regulations for the oil industry with respect to, but not limited to, various laws governing prospecting, development, production, taxes, price controls, export controls, currency remittance, expropriation of property, foreign investment, maintenance of claims, environmental legislation, land use, land claims of local people, water use, labor standards, occupational health network access and other matters. New rules and regulations may be enacted or existing rules and regulations may be applied or interpreted in a manner which could limit Glori’s ability to provide its technology. Amendments to current laws and regulations governing operations and activities in the oil and gas industry could harm Glori’s operations and financial results.

Compliance with and changes in tax laws or adverse positions taken by taxing authorities could be costly and could affect Glori’s operating results. Compliance related tax issues could also limit Glori’s ability to do business in certain countries. Changes in tax laws or tax rates, the resolution of tax assessments or audits by various taxing authorities, disagreements with taxing authorities over Glori’s tax positions and the ability to fully utilize Glori’s tax loss carry-forwards and tax credits could have a significant financial impact on Glori’s future operations and the way it conducts, or if it conducts, business in the affected countries.

Glori’s ability to use its net operating loss carryforwards to offset future taxable income may be subject to certain limitations.

As of December 31, 2013, Glori had net operating loss carryforwards, or NOLs, of approximately $36.8 million. In general, under Section 382 of the U.S. Internal Revenue Code of 1986, as amended, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its NOLs to offset future taxable income. Glori believes that its issuance of series B preferred stock on October 15, 2009 resulted in a Section 382 ownership change limitation. Glori estimates that approximately $5.4 million of its NOLs will expire early due to Section 382 ownership change limitations. In addition, if Glori undergoes an additional ownership change, Glori’s ability to utilize NOLs could be further limited by Section 382 of the Internal Revenue Code. Future changes in Glori’s stock ownership, some of which are outside of Glori’s control, could result in an ownership change under Section 382 of the Internal Revenue Code. Furthermore, Glori’s ability to utilize NOLs of companies that Glori may acquire in the future may be subject to limitations.

Glori’s loan agreements place financial restrictions and operating restrictions on its business, which may limit its flexibility to respond to opportunities and may harm its business, financial condition and results of operations.

The operating and financial restrictions and covenants in Glori’s loan agreement with Hercules, Glori Energy Production Inc.’s note purchase agreement with Stellus Capital Investment Corp., as administrator, and the note issued by Glori to E.W. Holdings Inc. restrict any future financing agreements and could restrict its ability to finance future operations or capital needs or to engage, expand or pursue its business activities. For example, these loan agreements restrict Glori’s ability to:

·	change the nature of its business;

•	enter into a merger, consolidate or make an investment in other entities;

•	incur additional indebtedness;

·	incur liens on the property secured by the loan agreements and our intellectual property;

•	pay cash dividends; and

·	sell or dispose of its assets (including sale and leaseback arrangements), including its oil properties.

Glori’s and Glori Energy Production Inc.’s compliance with these provisions may materially adversely affect Glori’s ability to react to changes in market conditions, take advantage of business opportunities it believes to be desirable, obtain future financing, fund needed capital expenditures, finance acquisitions or withstand a future downturn in its business. In addition, Glori Energy Production Inc.’s note purchase agreement requires it to maintain specified financial ratios.

Glori’s and Glori Energy Production Inc.’s ability to comply with the covenants and restrictions contained in these loan agreements may be affected by events beyond its control. If Glori violates any of the restrictions or covenants in its loan agreements, the indebtedness under the loan agreements may become immediately due and payable. Glori or and Glori Energy Production Inc.’s might not have, or be able to obtain, sufficient funds to make these accelerated payments. Even if Glori could obtain alternative financing, that financing may not be on terms that are favorable or acceptable to it. In addition, Glori’s obligations under its loan agreement with Hercules is secured by substantially all of its assets, except for its intellectual property (which is not encumbered but is subject to a negative pledge covenant) and indirect interests in Glori Energy Production Inc. (which has been pledged to Stellus). If Glori is unable to repay amounts borrowed, the holders of the debt could initiate a bankruptcy proceeding or foreclose on the collateral.

Glori’s estimated proved reserves are based on many assumptions that may turn out to be inaccurate. The actual quantities and present value of Glori’s proved reserves may prove to be materially lower than it has estimated.

The process of estimating oil reserves is complex. It requires interpretations of available technical data and many assumptions, including assumptions relating to current and future economic conditions and commodity prices. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of reserves shown in Glori’s financial statements provided as part of this prospectus.

In order to prepare its estimates, Glori must project production rates and the timing of development expenditures. Glori’s must also analyze available geological, geophysical, production and engineering data. The extent, quality and reliability of this data can vary. The process also requires economic assumptions about matters such as oil prices, operating expenses, capital expenditures, taxes and availability of funds. Although the reserve information contained herein is reviewed by Glori’s independent reserve engineers, Collarini Associates, estimates of oil and natural gas reserves are inherently imprecise. Furthermore, different reserve engineers may make different estimates of reserves and cash flows based on the same available data.

Actual future production, oil prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil reserves will vary from Glori’s estimates. Any significant variance could materially affect the estimated quantities and present value of reserves shown in Glori’s financial statements provided as part of this prospectus. In addition, Glori may adjust estimates of proved reserves to reflect production history, prevailing oil prices and other factors, many of which are beyond its control.

Glori’s stockholders may lose appraisal rights if they fail to strictly comply with Delaware law.

Holders of Glori common stock are entitled to exercise appraisal rights in connection with the Transaction Merger under Section 262 of the DGCL. The provisions of Delaware law governing appraisal rights are complex and multiple steps must be taken to properly exercise and perfect such rights. Failure to   comply strictly with all of the procedures set forth in Section 262 may cause Glori stockholders to lose their appraisal rights. See “Appraisal Rights” for a more detailed description of the appraisal rights and these procedures.

Risks Related to Glori’s Intellectual Property

Glori may not be able to protect its proprietary information or technology adequately.

Glori’s success depends on its proprietary information and technology. See the section titled “Intellectual Property Portfolio” for further discussion. Glori has adopted an intellectual property strategy, relying on a combination of patents and trade secret laws, as well as on confidentiality and non-compete agreements, in order to establish and protect its proprietary rights. Glori’s pending and future patent applications may not issue as patents or, if issued, may not issue in a form that will provide Glori with any meaningful protection or any competitive advantage. Existing or future patents may be challenged, including with respect to the development and ownership thereof, or narrowed, invalidated or circumvented, which could limit Glori’s ability to stop competitors from developing and marketing similar technology or limit the length of terms of patent protection Glori may have for its technology. In addition, any such challenge could be costly and become a significant diversion of Glori’s management’s time and resources. Further, other companies may design around technology Glori has patented, licensed or developed and, therefore, diminish any competitive advantage Glori may have from its technology. Also, changes in patent laws or their interpretation in the United States and other countries could diminish the value of Glori’s intellectual property or narrow the scope of Glori’s patent protection.

These concerns apply equally to patents Glori has licensed or may in the future license, which may likewise be challenged, invalidated or circumvented. In addition, Glori generally does not control the patent prosecution and maintenance of subject matter that it licenses from others. Generally, the licensors are primarily or wholly responsible for the patent prosecution and maintenance activities pertaining to the patent applications and patents Glori licenses, while Glori may only be afforded opportunities to comment on such activities. Accordingly, Glori is unable to exercise the same degree of control over licensed intellectual property as Glori exercises over its own intellectual property, and Glori faces the risk that its licensors will not prosecute or maintain it as effectively as Glori would like.

Third parties may infringe or misappropriate Glori’s patents or other intellectual property rights, which could adversely affect its business, financial condition and results of operations. Litigation may be necessary to enforce Glori’s intellectual property rights, protect its trade secrets or determine the validity and scope of the proprietary rights of others. In order to protect or enforce Glori’s intellectual property rights, it may initiate litigation against third parties, such as infringement suits or interference proceedings. Such litigation may be costly and may not be successful. Litigation may be necessary to:

•	assert claims of infringement;

•	enforce Glori’s patents;

•	enforce Glori’s licenses;

•	protect Glori’s trade secrets or know-how; or

•	determine the enforceability, scope and validity of the proprietary rights of others.

The steps Glori has taken to deter misappropriation of Glori’s proprietary information and technology may be insufficient to protect it, and Glori may be unable to prevent infringement of its intellectual property rights or misappropriation of its proprietary information. Any infringement or misappropriation could harm any competitive advantage Glori currently derives or may derive in the future from its proprietary rights. In addition, if Glori operates in foreign jurisdictions in the future, it may not be able to protect its intellectual property in the foreign jurisdictions in which it operates. The legal systems of certain countries do not favor the aggressive enforcement of intellectual property and the laws of certain foreign countries may not protect Glori’s rights to the same extent as the laws of the United States. Any actions taken in those countries may have results that are different than if such actions were taken under the laws of the United States. Patent litigation and other challenges to Glori’s patents are costly and unpredictable and represent a significant diversion of Glori’s management’s time and resources. Glori’s intellectual property may also fall into the public domain. If Glori is unable to protect its proprietary rights, Glori may be at a disadvantage to others who did not incur the substantial time and expense it has incurred to create its technology.

Confidentiality agreements with employees and others may not adequately prevent disclosures of trade secrets and other proprietary information.

Glori relies in part on trade secret protection to protect its confidential and proprietary information and processes. However, trade secrets are difficult to protect. Glori has taken measures to protect its trade secrets and proprietary information, but these measures may not be effective. Glori requires new employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting arrangement with it. These agreements generally require that all confidential information developed by the individual or made known to the individual by Glori during the course of the individual’s relationship with it be kept confidential and not disclosed to third parties. These agreements also generally provide that know-how and inventions conceived by the individual in the course of rendering services to Glori are Glori’s exclusive property. Nevertheless, these agreements may be breached or may not be enforceable, Glori’s proprietary information may be disclosed, and others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to Glori’s trade secrets, and Glori may not have adequate remedies for any resulting losses. Costly and time-consuming litigation could be necessary to enforce and determine the scope of Glori’s proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect Glori’s competitive business position.

Glori’s technology may infringe upon the intellectual property rights of others. Intellectual property infringement claims would be time consuming and expensive to defend and may result in limitations on Glori’s ability to use the intellectual property subject to these claims.

Claims asserting that Glori has violated or infringed upon third party intellectual property rights may be brought against it in the future. Glori may be unaware of intellectual property rights of others that may cover some of Glori’s technology or third parties may have or eventually be issued patents on which Glori’s current and future technology may infringe. The complexity of the technology involved and the uncertainty of intellectual property litigation increase these risks. Any claims and any resulting litigation could subject Glori to significant liability for damages, cause it to incur significant expenses and divert management time. A court could enter orders temporarily, preliminarily or permanently enjoining Glori from making, using, selling or importing any current and future technology or could enter an order mandating that Glori undertake certain remedial activities. An adverse determination in any litigation of this type could require Glori to design around a third party’s patent or license alternative technology from another third party, which may not be available on acceptable terms or at all. If Glori cannot do these things on a timely and cost-effective basis, its revenues may decrease substantially and Glori could be exposed to significant liability. In addition, litigation is time-consuming and expensive to defend and could result in limitations on Glori’s ability to use the intellectual property subject to these claims.

Environmental and Regulatory Risks

Glori is subject to complex laws and regulations, including environmental regulations, which can adversely affect the cost, manner or feasibility of its business.

Glori’s operations are subject to federal, state and local laws and regulations, including environmental and health and safety laws and regulations governing, among other things, the generation, storage, handling, emission, use, transportation and discharge of hazardous substances and other materials into the environment, the integrity of groundwater aquifers and the health and safety of Glori’s employees. These laws and regulations can adversely affect the cost, manner or feasibility of doing business. Glori incurs, and expects to continue to incur, capital and operating costs to comply with environmental laws and regulations. Many laws and regulations require permits for the operation of various facilities, and these permits are subject to revocation, modification and renewal. Governmental authorities have the power to enforce compliance with their regulations, and violations could subject Glori to fines, injunctions or both.

Glori could be held liable for contamination at or from Glori’s current or former properties and any sites Glori acquires in the future, as well as for contamination at or from third party sites where Glori has operated or has disposed of waste, regardless of Glori’s fault. Glori could also be subject to claims from landowners alleging property damage as a result of Glori’s operations. Further, Glori could be held liable for any and all consequences arising out of human exposure to hazardous substances or other environmental damage. In addition, if Glori is named in an environmental lawsuit alleging contamination at any such site, even if it is not at fault, any such lawsuit could harm Glori’s reputation and be costly and become a significant diversion of its management’s time and resources.

Environmental laws are complex, change frequently and have tended to become more stringent over time. Changes in, or additions to, environmental and health and safety laws and regulations could lead to increased operating and compliance costs. Therefore, no assurance can be given that Glori’s costs of complying with current and future environmental and health and safety laws, and its liabilities arising from past or future releases of, or exposure to, hazardous substances or other materials will not materially harm Glori’s business, financial condition and results of operations.

Glori relies on oil producers to obtain the appropriate permits to operate their wells and waterflood systems, and if they fail to obtain proper permits they could be subject to fines or penalties, and that could harm Glori’s business.

In the typical application of the AERO System to a reservoir, the well operator (which may include Glori) will be responsible for having all applicable permits for operating its wells and waterflood systems. If the well operator fails to have such permits, it could be subject to fines or penalties, which could, in turn, harm Glori’s business. In addition, because Glori’s technology is new, regulatory agencies may not be sure how to apply existing rules to the AERO System or may have concerns that could delay or restrict use of the AERO System in some wells. Any such delays or restrictions could harm Glori’s business.

Climate change legislation and regulatory initiatives could result in increased operating costs and decreased demand for Glori’s products and services.

Changes in environmental requirements may negatively impact demand for Glori’s services. For example, oil exploration and production may decline as a result of environmental requirements (including land use policies responsive to environmental concerns). State, national, and international governments and agencies have been evaluating climate-related legislation and other regulatory initiatives that would restrict emissions of greenhouse gases in areas in which Glori conducts business. Because Glori’s business depends on the level of activity in the oil industry, existing or future laws, regulations, treaties or international agreements related to greenhouse gases and climate change, including incentives to conserve energy or use alternative energy sources, could have a negative impact on Glori’s business if such laws, regulations, treaties, or international agreements reduce the worldwide demand for oil or oil prices. Likewise, such restrictions may result in additional compliance obligations with respect to the release, capture and use of greenhouse gases such as carbon dioxide that could adversely affect Glori’s business, financial condition and results of operations.

The adoption of any future federal or state laws or implementing regulations imposing restrictions on hydraulic fracturing, if extended to oil recovery operations, could materially harm Glori’s business, financial condition and results of operations.

The Environmental Protection Agency, or EPA, has recently focused on concerns about the risk of water contamination and public health problems from drilling and hydraulic fracturing activities. The EPA is conducting a comprehensive research study on the potential adverse effects that hydraulic fracturing may have on water quality and public health. While Glori’s technology is unrelated to hydraulic fracturing, it is possible that any federal, state and local laws and regulations that might be imposed on fracturing activities could also apply to oil recovery operations. Although it is not possible to predict the outcome of EPA’s study or whether any new legislation or regulations would impact Glori’s business, such future laws and regulations could result in increased compliance costs or additional operating restrictions, which, in turn, could materially harm Glori’s financial position, results of operations and cash flows.

As a result of the Coke Field Acquisition, Glori’s producing properties are located primarily in the East Texas Basin, making it vulnerable to risks associated with operating in one major geographic area.

With the closing of the Coke Field Acquisition, substantially all of Glori’s producing properties are geographically concentrated in the East Texas Basin. At December 31, 2013, substantially all of Glori’s total estimated proved reserves were attributable to properties located in this area. As a result of this concentration, Glori may be disproportionately exposed to the impact of regional supply and demand factors, delays or interruptions of production from wells in this area caused by governmental regulation, processing or transportation capacity constraints, market limitations, availability of equipment and personnel, water shortages or other drought related conditions or interruption of the processing or transportation of oil, natural gas or NGLs.

The development of Glori’s estimated PUDs may take longer and may require higher levels of capital expenditures than it currently anticipates. Therefore, Glori’s estimated PUDs may not be ultimately developed or produced.

After giving effect to the Coke Field Acquisition, as of December 31, 2013, none of Glori’s total estimated proved reserves were classified as proved undeveloped. Development of these undeveloped reserves may take longer and require higher levels of capital expenditures than Glori currently anticipates. Delays in the development of Glori’s reserves, increases in costs to develop such reserves or decreases in commodity prices will reduce the value of Glori’s estimated PUDs and future net revenues estimated for such reserves and may result in some projects becoming uneconomic. In addition, delays in the development of reserves could cause Glori to have to reclassify its PUDs as unproved reserves.

Glori is susceptible to the potential difficulties associated with rapid growth and expansion and has a limited operating history.

With the closing of the Coke Field Acquisition and the Business Combination, Glori has grown rapidly. Glori’s management believes that its future success depends on its ability to manage the rapid growth that it has experienced and the demands from increased responsibility on management personnel. The following factors could present difficulties:

•	increased responsibilities for Glori’s executive level personnel;
•	increased administrative burden;
•	increased capital requirements; and
•	increased organizational challenges common to large, expansive operations.

Glori’s operating results could be adversely affected if it does not successfully manage these potential difficulties. The historical financial information incorporated herein is not necessarily indicative of the results that may be realized in the future. In addition, Glori’s operating history is limited and the results from its current producing wells are not necessarily indicative of future operations.

Glori may be subject to risks in connection with acquisitions of properties.

The successful acquisition of producing properties requires an assessment of several factors, including:

•	recoverable reserves;
•	future oil and natural gas prices and their applicable differentials;
•	operating costs; and
•	potential environmental and other liabilities.

The accuracy of these assessments is inherently uncertain. In connection with these assessments, Glori performs a review of the subject properties that it believes to be generally consistent with industry practices. Glori’s review will not reveal all existing or potential problems nor will it permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. Inspections may not always be performed on every well, and environmental problems, such as groundwater contamination, are not necessarily observable even when an inspection is undertaken. Even when problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or part of the problems.

Glori may incur losses as a result of title defects in the properties in which it invests.

The existence of a material title deficiency can render a lease worthless and can adversely affect Glori’s results of operations and financial condition. While Glori conducts customary due diligence prior to acquiring a property, the failure of title may not be discovered until after Glori acquires the property, in which case Glori may lose the lease and the right to produce all or a portion of the minerals under the property.

Risk Factors Relating to the Business Combination

If Infinity Corp.’s due diligence investigation of Glori was inadequate, then stockholders of Infinity Acquisition following the Business Combination could lose some or all of their investment.

Even though Infinity Corp. conducted a due diligence investigation of Glori, it cannot be sure that this diligence uncovered all material issues that may be present in Glori or its business, or that it would be possible to uncover all material issues through a more protracted amount of due diligence, or that factors outside of Glori and its business and outside of its control will not later arise. The requirement that Infinity Corp. must complete the Business Combination by the Business Combination Deadline, and Infinity Corp.’s lack of experience investing in or managing companies in the secondary oil recovery industry utilizing biotechnology may have limited its ability to conduct due diligence, and the Business Combination may be consummated pursuant to terms that Infinity Corp. would have rejected upon a more comprehensive investigation. As a result, stockholders of Infinity Acquisition following the Business Combination could lose some or all of their investment.

The issuance of Common Stock in connection with the Business Combination and the potential exercise of the outstanding Infinity Acquisition Warrants after the Business Combination will result in substantial dilution and could have an adverse effect on the market prices of Infinity Acquisition’s securities.

Infinity Corp. currently has an unlimited number of authorized Ordinary Shares with no par value and unlimited shares of preferred shares with no par value. Infinity Acquisition will be authorized to issue 100,000,000 shares of Common Stock with a par value of $0.0001 per share and 5,000,000 shares of preferred stock with a par value of $0.0001 per share. Infinity Corp. has 7,187,500 Ordinary Shares issued and outstanding, including Ordinary Shares underlying the Units. In connection with the Transaction Merger and pursuant to the Merger Agreement, Infinity Acquisition will issue 23,584,557 shares of Common Stock to the stockholders and warrantholders of Glori as merger consideration, a minimum of 1,062,500 shares of Common Stock to investors in the PIPE Investment and 100,000 shares of Common Stock to the underwriters upon conversion of their unit purchase options. Additionally, upon the completion of the Business Combination, the Infinity Acquisition Warrants will be exercisable for shares of Common Stock. The issuance of Common Stock as part of the merger consideration for the Business Combination and the potential exercise of outstanding Infinity Acquisition Warrants will result in substantial dilution and could have an adverse effect on the market price of Infinity Acquisition securities.

Upon the consummation of the Business Combination, Infinity Corp.’s former public shareholders will own:

·	approximately 18.0% of the outstanding shares of Common Stock assuming no tender of Ordinary Shares in connection with the Share Tender Offer; or

·	approximately 3.5% of the outstanding shares of Common Stock assuming the maximum tender of 4,750,000 Ordinary Shares are validly tendered and not properly withdrawn, and are purchased, in the Share Tender Offer.

In addition, if the Infinity Acquisition Warrants (including the Insider Warrants) outstanding following the consummation of the Business Combination are exercised, there would be an additional 10,570,000 shares of Common Stock eligible for trading in the public market (assuming no Public Warrants are tendered pursuant to the Warrant Tender Offer). Furthermore, there are 6,732,421 Glori options outstanding as of March 17, 2014. Based on the currently estimated exchange ratio of Glori common stock for Infinity Acquisition Common Stock, which ratio may change prior to the closing, options for 2,321,524 shares of Infinity Acquisition Common Stock will be outstanding upon the consummation of the Business Combination.

The issuance of additional Common Stock and the exercise of Infinity Acquisition Warrants and options:

•	will significantly dilute the equity interest of existing Infinity Corp. shareholders; and

•	may adversely affect prevailing market prices for Common Stock and Infinity Corp. Warrants.

A limited number of shares issued in the Transaction Merger will be held in escrow.   Consequently, Infinity Acquisition may not be able to be compensated for indemnifiable losses that it may sustain.

Until the first anniversary of the date of the Closing, (i) Glori has agreed to indemnify Infinity Acquisition and its affiliates from any damages arising from any breach of any representation, warranty or covenant made by Glori and (ii) Infinity Acquisition has agreed to indemnify Glori from any damages arising from any breach of any representation, warranty or covenant for any pre-closing period made by Infinity Corp., Infinity Acquisition or Merger Sub. However, except with respect to certain fundamental representations and fraud-related claims, neither party has any liability for indemnification until the related losses of Infinity Acquisition and its affiliates or Glori and its affiliates, as applicable, exceed $1.0 million in the aggregate, and then only amounts in excess of $1.0 million in the aggregate will be subject to indemnification.

Any indemnification claims against either Glori or Infinity Acquisition will be paid from the escrow account maintained by Continental Stock Transfer & Trust Company as the escrow agent under the Escrow Agreement to be entered by Glori, the INXB Representative and the escrow agent. The escrow account will consist of the 707,537 shares of Infinity Acquisition Common Stock set aside from the merger consideration at the Closing and any non-cash earnings on such shares other than ordinary income dividends. Each party’s indemnification obligations under the Merger Agreement will be limited to the property then remaining in the escrow account. Consequently, Infinity Acquisition may not be able to be fully compensated for indemnifiable losses that it may sustain.   In addition, as shareholders of Infinity Acquisition after the Closing, Glori’s former shareholders and warrantholders will share along with all other shareholders of Infinity Acquisition in the benefit of any indemnification payments.

Following the consummation of the Business Combination, Infinity Acquisition will be a holding company and rely on distributions, loans and other payments, advances and transfers of funds from Glori to pay dividends and pay expenses and meet its other obligations.

Following the consummation of the Business Combination, Infinity Acquisition will have no direct operations and no significant assets other than the ownership of Glori. Infinity Acquisition will depend on Glori for distributions, loans and other payments to generate the funds necessary to meet its financial obligations, including its expenses as a publicly traded company, and to pay any dividends with respect to the Common Stock. Legal and contractual restrictions in agreements governing future indebtedness of Glori, as well as the financial condition and operating requirements of Glori, may limit Infinity Acquisition’s ability to obtain cash from Glori. The earnings from, or other available assets of, Glori may not be sufficient to pay dividends or make distributions or loans to enable Infinity Acquisition to pay any dividends on Common Stock or satisfy its other financial obligations.

There is no guarantee, even if we consummate the Business Combination, that the Public Warrants will ever be in the money and they may expire worthless.

Upon the closing of the Business Combination, the exercise price for our Public Warrants will be increased to $10.00 per share. There is no guarantee that the Public Warrants will ever be in the money prior to their expiration, and as such, the Public Warrants may expire worthless.

Holders of our Founder Shares and Insider Warrants as well as holders of shares issued to Glori’s shareholders and warrantholders in connection with the Business Combination and investors in the PIPE Investment, have registration rights, the future exercise of which may adversely affect the market price of the Common Stock.

Pursuant to an agreement entered into concurrently with our initial public offering, following the Business Combination, holders of our Founder Shares and Insider Warrants may demand that we register their unregistered Common Stock and Infinity Acquisition Warrants. In addition, Infinity Acquisition will be required to register the shares issued to Glori’s shareholders and warrantholders in connection with the Business Combination and to the investors in the PIPE Investment. Infinity Acquisition will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of the Common Stock.

Infinity Corp.’s directors and officers have a conflict of interest in determining to pursue the Business Combination, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, interests of its shareholders.

Infinity Corp.’s directors and officers have interests in the Business Combination that are different from, or in addition to, the interests of its shareholders, including:

·	If the proposed Business Combination is not completed by the Business Combination Deadline, Infinity Corp. will be required to liquidate. In such event, the 1,437,500 Founder Shares held by the Sponsors, and the 4,381,818 Sponsors Warrants collectively owned by the Infinity Funds will expire worthless. Such Founder Shares had an aggregate market value of $11.5 million based on the closing price of the Ordinary Shares of $8.00 on Nasdaq as of April 7, 2014. Such Sponsors Warrants had an aggregate market value of approximately $3.2 million based on the closing price of the Infinity Corp. Warrants of $0.72, on Nasdaq as of April 7, 2014. The Initial Shareholders purchased the 1,437,500 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.022 per share, and the 4,381,818 Sponsors Warrants for an aggregate purchase price of approximately $2.2 million, or $0.50 per Sponsors Warrant.

·	Unless Infinity Corp. consummates the Business Combination, its officers, directors and Sponsors will not receive reimbursement for any out-of-pocket expenses incurred by them. As of the date of this prospectus, Infinity Corp.’s officers, directors and Sponsors were entitled to $75,000 in reimbursable expenses. As a result, the financial interest of Infinity Corp.’s officers, directors and Sponsors or their affiliates could influence its officers’ and directors’ motivation in pursuing Glori as a target and therefore there may have been a conflict of interest when the directors and officers determined that the Business Combination was in Infinity Corp. shareholders’ best interests.

·	As of the date of this prospectus, our Sponsors have made loans to Infinity Corp. in the aggregate amount of $500,000. In the event of liquidation, Infinity Corp. will not be able to repay the loans to our Sponsors.

·	Infinity Corp.’s Sponsors have contractually agreed that, if Infinity Corp. liquidates prior to the consummation of a business combination, they will be liable to ensure that the proceeds in the Trust Account are not reduced below $8.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by Infinity Corp. for services rendered or contracted for or products sold to it, subject to certain limitations.

·	If the Business Combination with Glori is completed, Mark Chess and Thomas O. Hicks, affiliates of Infinity Corp., will serve as directors of the combined company.

·	If the Business Combination with Glori is completed, Infinity Corp.’s officers, directors or consultants may receive up to an aggregate of $400,000 as determined by Infinity Corp.’s board of directors. In the event of liquidation, Infinity Corp.’s officers and directors will not receive any such fees.

·	The exercise of Infinity Corp.’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in the best interests of Infinity Corp.’s shareholders.

Based on the foregoing, the directors and officers and their affiliates have a financial interest in consummating any business combination, thereby resulting in a conflict of interest. This could have influenced Infinity Corp.’s officers’ and directors’ motivation in pursuing Glori as a target and therefore there may have been a conflict of interest when the directors and officers determined that the Business Combination was in Infinity Corp. shareholders’ best interests.

Infinity Acquisition’s ability to successfully effect the Business Combination and to successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel, including certain personnel of Glori, whom we expect to join Infinity Acquisition following the Business Combination. The loss of such key personnel could negatively impact the operations and profitability of the post-combination business.

Infinity Acquisition’s ability to successfully effect the Business Combination and successfully operate the business is dependent upon the efforts of certain key personnel , including certain personnel of Glori. Although we expect such key personnel to remain with Infinity Acquisition and Glori following the Business Combination, it is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of our post-combination business. Furthermore, while we have scrutinized individuals Infinity Acquisition intends to engage to stay with Infinity Acquisition following the Business Combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

A market for the securities of Infinity Acquisition may not develop, which would adversely affect the liquidity and price of its securities.

Following the Business Combination, the price of Infinity Acquisition’s securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for Infinity Acquisition’s securities may never develop or, if developed, it may not be sustained. In addition, the price of the securities after the Business Combination can vary due to general economic conditions and forecasts, its general business condition and the release of its financial reports. Additionally, if Infinity Acquisition’s securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities not included in a securities exchange, the liquidity and price of Infinity Acquisition’s securities may be more limited than if Infinity Acquisition were quoted or listed on Nasdaq or another national exchange. You may be unable to sell your securities unless a market can be established or sustained.

On February 24, 2014, Infinity Corp.  received a written notice from Nasdaq indicating that Infinity Corp. is not in compliance with Listing Rule 5550(a)(3), which requires Infinity Corp. to have at least 300 public holders of its ordinary shares for continued listing on the exchange. Infinity Corp. intends to submit to Nasdaq on or before April 10, 2014, a plan to regain compliance with the foregoing listing rule. However, there is no assurance that Nasdaq will accept the plan.  If Nasdaq does not accept the plan, Infinity Corp. will have the opportunity to appeal the decision in front of a hearings panel, which appeal would stay any delisting actions until the issuance of a decision by the panel. If the panel does not accept the plan, Infinity Acquisition’s securities will likely commence trading on the OTC Bulletin Board subsequent to the Business Combination, which may adversely affect the liquidity and trading of Infinity Acquisition’s securities.

If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of Infinity Acquisition’s securities may decline.

The market price of Infinity Corp.’s securities prior to the consummation of the Business Combination or the market price of Infinity Acquisition’s securities following the consummation of the Business Combination may decline as a result of the Business Combination if the market does not view the Business Combination positively. Accordingly, stockholders may experience a loss as a result of a decline in the market price of Infinity Corp.’s securities prior to the consummation of the Business Combination or Infinity Acquisition’s securities following the consummation of the Business Combination. A decline in the market price could adversely affect Infinity Acquisition’s ability to issue additional securities and obtain additional financing in the future.

In the event that a significant number of Ordinary Shares are redeemed, the Common Stock issued by Infinity Acquisition may become less liquid following the Business Combination.

If a significant number of Ordinary Shares are redeemed, Infinity Acquisition may be left with a significantly smaller number of stockholders following the Redomestication. As a result, the “public float,” which is the number of shares owned by non-affiliate shareholders and available for trading in the securities markets, following the Share Tender Offer and the Business Combination, will be reduced, which may reduce the volume of trading in the Common Stock and may result in lower stock prices and reduced liquidity in the trading of the Common Stock prior to the completion of the Business Combination. Accordingly, your ability to sell your shares in the market could be adversely affected.

Holders of the Infinity Acquisition Warrants will only be able to exercise such warrants if the issuance of Common Stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the Infinity Acquisition Warrants.

No Infinity Acquisition Warrants will be exercisable on a cash basis and Infinity Acquisition will not be obligated to issue registered Common Stock unless the Common Stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Infinity Acquisition Warrants. Because the exemptions from qualification in certain states for re-sales of Infinity Acquisition Warrants and for issuances of Common Stock by the issuer upon exercise of an Infinity Acquisition Warrant may be different, an Infinity Acquisition Warrant may be held by a holder in a state where an exemption is not available for issuance of Common Stock upon exercise of the Infinity Acquisition Warrants and the holder will be precluded from exercising the Infinity Acquisition Warrant. As a result, the Infinity Acquisition Warrants may be deprived of any value, the market for the Infinity Acquisition Warrants may be limited and the holders of Infinity Acquisition Warrants may not be able to exercise their Infinity Acquisition Warrants if the Common Stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the Infinity Acquisition Warrants reside.

8.	Reference 8

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GLORI

You should read the following description of Glori’s results of operations and financial condition in conjunction with the section above titled “Risk Factors” and Glori’s consolidated audited financial statements presented in this prospectus.

Glori

Glori is a technology focused energy company that deploys its proprietary biotechnology to facilitate the secondary production of oil at less than $10 per barrel. Only one third of discovered oil is typically recovered during the life of an oilfield, as recovery of the remaining two thirds of oil is not economically viable with current technology. By activating in-situ microbiology within the reservoir, Glori can efficiently produce a portion of this remaining oil. Glori acquires, owns and operates mature oilfields into which it applies its AERO technology and additionally is deploying its technology in a range of different geographies and geologies for E&P clients.

Glori, which is based in Houston, Texas, was incorporated as Glori Oil Limited, a Delaware Corporation, in November 2005 and changed its name to Glori Energy Inc. in May 2011. In September 2010, Glori incorporated Glori Canada Ltd. (formerly Glori Oil Ltd.) in the province of Alberta, Canada, with registration in the province of Saskatchewan, as a wholly-owned subsidiary, to conduct Glori’s business in Canada. In October 2010, Glori activated a previously dormant wholly-owned subsidiary, Glori Holdings to acquire a 100% working interest in the Etzold field. In February 2011, Glori incorporated Glori California Inc. (formerly Glori Oil California Limited) to conduct its operations in the state of California. In September 2013, Glori incorporated OOO Glori Energy to conduct its operations in the Russian Federation. In March 2014, Glori formed Glori Energy Production Inc., a wholly-owned subsidiary of Glori Holdings, to purchase the Coke Field Assets. Glori, Glori Holdings, Glori Canada Ltd., Glori Oil (Argentina) Limited, Glori California Inc., Glori Oil S.R.L. OOO Glori Energy and Glori Energy Production Inc. comprise the entities within the Glori corporate structure. Glori has undertaken the dissolution of Glori Oil S.L.R. and is awaiting confirmation that the dissolution was effective.

Overview of Oil and Gas Operating Information

Glori’s Properties

On March 14, 2014, Glori Energy Production Inc. closed the acquisition of the Coke Field Assets for a purchase price of approximately $40 million as described elsewhere in this prospectus. As of January 1, 2014, the net proved developed producing oil and natural gas reserves associated with the Coke Field Assets based upon estimates provided by William M. Cobb & Associates, Inc. were 1,749 MBoe (approximately 96% oil and 4% natural gas), and for the month ended December 31, 2013, the average net daily production associated with the Coke Field Assets was 506 Boe per day (approximately 91% oil and 9% natural gas). The Coke Field Assets are located in the East Texas basin in Wood County, Texas and include total acreage of 2,446, an average Working Interest percentage of 98.2% (the average of producing well Working Interest).

The Coke Field Assets are comprised of the majority of the Coke Field along with three leases in the Quitman Field. All leases are operated. The Coke Field is a salt dome structure discovered in 1942. The primary oil producing zone has been the upper Paluxy formation at about 6300 ft. which has a natural water drive. Glori will become the operator of the Coke Field Assets on March 1, 2014. Glori’s Working Interest is 100% in all the Paluxy wells. The Sub-Clarksville formation occurs at about 4100 ft and a unit has been formed across the whole field. Glori’s Working Interest in the Sub-Clarksville unit is 83.26%. Glori’s Working Interest is 100% in the three Quitman Field leases.

In addition, in the fourth quarter of 2010, Glori acquired the North Etzold field, an oilfield in Kansas, and in September 2012 Glori acquired the contiguous South Etzold field. The Etzold field is located in Seward County, Kansas and includes total acreage of 760 acres, an average Working Interest percentage of 100% and estimated net proved reserves of approximately 18 Mboe as of December 31, 2013. Current net production is approximately 14 Boe per day.

How Glori Evaluates Its Operations

Giving effect to the Coke Field Acquisition, Glori use a variety of financial and operational metrics to assess the performance of its oil operations, including:

•	production volumes;
•	realized prices on the sale of oil; and
•	lease operating expenses.

Pro Forma Production Volumes

The following table sets forth summary pro forma information with respect to Glori’s and the Coke Field Acquisition’s combined oil and natural gas production for the years ended December 31, 2012 and 2013. This pro forma information gives effect to the Coke Field Acquisition as if it occurred on January 1, 2012. Glori’s and the Coke Field Acquisition’s oil and natural gas production data presented below is based on the proved reserve reports as of January 1, 2013 and 2014 by Collarini Associates for the Etzold field, internal engineering estimates as of January 1, 2013 for the Coke Field Assets and the proved reserved report as of January 1, 2014 by Willam M. Cobb & Associates, Inc. for the Coke Field Assets. Collarini Associates and William M. Cobb Associates, Inc. are Glori’s independent petroleum engineering firms for the Etzold field and Coke Field Assets, respectively. Copies of the proved reserve reports prepared by Collarini Associates and Willaim M. Cobb & Associates, Inc. with respect to these properties are included as exhibits to the registration statement of which this prospectus forms a part.

	Production for the Year Ended December 31, 2012
	Glori Energy	Coke Field	Pro Forma
	Inc.	Acquisition	Combined

Oil (MBbls)	3	189	192
NGL (MBbls)	-	-	-
Natural Gas (MMcf)	-	72	72
Total (Mboe) (1)	3	201	204

(1) Assumes a ratio of 6 Mcf of natural gas per barrel of oil.

	Production for the Year Ended December 31, 2013
	Glori Energy	Coke Field	Pro Forma
	Inc.	Acquisition	Combined

Oil (MBbls)	6	172	178
NGL (MBbls)	-	-	-
Natural Gas (MMcf)	-	102	102
Total (Mboe) (1)	6	189	195

(1) Assumes a ratio of 6 Mcf of natural gas per barrel of oil.

Over time, production from a given well or formation decreases. Growth in Glori’s future production and reserves will depend on its ability to implement the AERO System and to continue to add proved reserves in excess of its production. Accordingly, one of Glori’s key focuses is on adding reserves through acquisitions. Glori’s ability to add reserves through development projects and acquisitions is dependent on many factors, including its ability to borrow or raise capital, obtain regulatory approvals, procure necessary equipment, materials, and personnel and successfully identify and consummate acquisitions. Please read “Risk Factors—Risks Related to Glori’s Business” for a discussion of these and other risks affecting Glori’s proved reserves and production.

Pro Forma Oil and Natural Gas Production Prices and Production Costs

The following table sets forth information regarding actual net production prices and production costs of oil and natural gas produced by Glori for the years ended December 31, 2012 and 2013:

	2012	2013	2013 Pro Forma
Average sales price per Boe/MCF:			$84
Glori	$87	$92
Coke Field Assets - Oil	$86	$90
Coke Field Assets – Natural gas	$1.82	$2.66

Average production cost per Boe equivalent:			$46
Glori	$100	$76
Coke Field Assets	$39	$45

Drilling and Other Exploratory and Development Activities

As of December 31, 2013, Glori had 3 gross and net productive wells and the Coke Field Assets had 28 total gross and 27.5 net productive wells. During 2012 and 2013, 1 productive well in the Coke Field Assets (2012) and no exploratory wells were drilled. Productive wells are producing wells plus other wells mechanically capable of production.

Present Activities

At December 31, 2013, the Etzold property was being assessed for long-term economic viability, with specific attention to reducing direct operating expenses primarily by continuing the initiative commenced in the fourth quarter of 2013 by reducing the number of wells being operated. These considerations included historical direct operating expenses, production history of each producing well, and assessment by our Science Advisory Board of the expected response of our AERO process. As a result of this effort, the direct production costs for the property have been reduced from $76 per barrel in 2013 to a projected $55 per barrel in 2014, primarily due to significantly reduced electricity use. Etzold continued its intended role of providing a controlled environment for AERO implementation strategies, especially with respect to the quality of water used in the injection process.

As of December 31, 2013, no wells were in the process of being drilling (including wells temporarily suspended), no waterfloods were in process of being installed, and no pressure maintenance operations were being conducted.

Delivery Commitments

Glori does not have any commitments to provide a fixed and determinable quantity of oil under existing contracts or agreements.

Pro Forma Oil and Natural Gas Data

Proved Reserves

Evaluation and Review of Proved Reserves.    Glori has retained Collarini Associates, independent petroleum engineers, to provide an estimate of proved reserves at the Etzold property as of January 1, 2013 and 2014. Glori has also retained William M. Cobb and Associates, Inc., independent petroleum engineers, to provide an estimate of proved reserves for the Coke Field Assets as of January 1, 2014. Neither Collarini Associates nor William M. Cobb and Associates, Inc. own interests in any of Glori’s properties, nor are they employed by Glori on a contingent basis. A copy of the independent petroleum engineering firms’ proved reserve reports are included as an exhibits to the registration statement of which this prospectus forms a part.

The technical persons responsible for preparing Glori’s proved reserve estimates meet the requirements with regard to qualifications, independence, objectivity and confidentiality set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers.

Glori maintains an internal staff of petroleum engineers and geoscience professionals who work closely with its independent reserve engineers to ensure the integrity, accuracy and timeliness of the data used to calculate its proved reserves relating to its assets. Glori’s internal technical team members meet with its independent reserve engineers periodically during the period covered by the proved reserve report to discuss the assumptions and methods used in the proved reserve estimation process. Glori provides historical information to its independent petroleum engineers for its properties, such as ownership interest, oil and natural gas production, well test data, commodity prices and operating and development costs. Mr. Tor Meling, Glori’s Vice President of Reserve Engineering, is primarily responsible for overseeing the preparation of all of Glori’s reserve estimates. Mr. Meling is a petroleum engineer with over 24 years of reservoir and operations experience, and Glori’s geoscience staff has an average of approximately 30 years of energy industry experience per person.

The preparation of Glori’s proved reserve estimates are completed in accordance with its internal control procedures. These procedures, which are intended to ensure reliability of reserve estimations, include the following:

•	review and verification of historical production data, which data is based on actual production as reported by Petro-Hunt;

•	preparation of reserve estimates by Mr. Meling or under his direct supervision;
•	review by Glori’s Chief Executive Officer of all of its reported proved reserves at the close of each quarter, including the review of all significant reserve changes and all new PUDs additions;
•	direct reporting responsibilities by Mr. Meling to Glori’s Chief Executive Officer; and
•	verification of property ownership by competent legal counsel or individuals under counsel’s direct supervision prior to an acquisition.

Estimation of Proved Reserves.     Under SEC rules, proved reserves are those quantities of oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs and under existing economic conditions, operating methods and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. If deterministic methods are used, the SEC has defined reasonable certainty for proved reserves as a “high degree of confidence that the quantities will be recovered.” All of Glori’s proved reserves as of September 30, 2013 were estimated using a deterministic method. The estimation of reserves involves two distinct determinations. The first determination results in the estimation of the quantities of recoverable oil and natural gas and the second determination results in the estimation of the uncertainty associated with those estimated quantities in accordance with the definitions established under SEC rules. The process of estimating the quantities of recoverable oil and natural gas reserves relies on the use of certain generally accepted analytical procedures. These analytical procedures fall into four broad categories or methods: (i) production performance-based methods; (ii) material balance-based methods; (iii) volumetric-based methods; and (iv) analogy. These methods may be used singularly or in combination by the reserve evaluator in the process of estimating the quantities of reserves. Reserves for PDP wells were estimated using production performance methods for the vast majority of properties. Certain new producing properties with very little production history were forecast using a combination of production performance and analogy to similar production, both of which are considered to provide a relatively high degree of accuracy. Non-producing reserve estimates, for developed and undeveloped properties, were forecast using either volumetric or analogy methods, or a combination of both. These methods provide a relatively high degree of accuracy for predicting proved developed non-producing and PUDs for Glori’s properties, due to the mature nature of the properties targeted for development and an abundance of subsurface control data.

To estimate economically recoverable proved reserves and related future net cash flows, Collarini Associates and William M. Cobb and Associates, Inc. considered many factors and assumptions, including the use of reservoir parameters derived from geological, geophysical and engineering data which cannot be measured directly, economic criteria based on current costs and the SEC pricing requirements and forecasts of future production rates.

Under SEC rules, reasonable certainty can be established using techniques that have been proven effective by actual production from projects in the same reservoir or an analogous reservoir or by other evidence using reliable technology that establishes reasonable certainty. Reliable technology is a grouping of one or more technologies (including computational methods) that has been field tested and has been demonstrated to provide reasonably certain results with consistency and repeatability in the formation being evaluated or in an analogous formation. To establish reasonable certainty with respect to our estimated proved reserves, the technologies and economic data used in the estimation of our proved reserves have been demonstrated to yield results with consistency and repeatability, and include production and well test data, downhole completion information, geologic data, electrical logs, radioactivity logs, core analyses, available seismic data and historical well cost and operating expense data.

Summary of Pro Forma Oil and Natural Gas Reserves.

The following table presents Glori’s estimated pro forma net proved oil and natural gas reserves as of December 31, 2012 and 2013, after giving effect to the Coke Field Acquisition and the Business Combination as if these transactions had occurred on January 1, 2012, based on the proved reserve reports as of January 1, 2013 and 2014 by Collarini Associates, Glori’s independent petroleum engineering firm for the Etzold field, proved reserve reports as of January 1, 2014 by William M. Cobb & Assocites, Inc., Glori’s independent petroleum engineering firm for the Coke Field Assets, and internally generated estimates for the Coke Field Assets as of January 1, 2013, prepared in accordance with the rules and regulations of the SEC. All of Glori’s proved reserves are located in the United States. A copy of the proved reserve reports prepared by Collarini Associates and William M. Cobb & Associates, Inc. with respect to these properties are included as exhibits to the registration statement of which this prospectus forms a part. Glori’s estimates of net proved reserves have not been filed with or included in reports to any federal authority or agency other than the SEC in connection with this offering. Future exploration, exploitation and development expenditures, as well as future commodity prices and service costs, will affect the reserve volumes attributable to the acquired properties. The reserve estimates shown below were determined using a 12-month average price for oil, NGLs and natural gas for the year ended December 31, 2013.

	Estimated Quantities of Reserves as of December
	31, 2012
	Glori Energy	Coke Field	Pro Forma
	Inc.	Acquisition	Combined
Estimated Proved Reserves:
Oil (MBbls)	103	2,193	2,296
NGL (MBbls)	-	-	-
Natural Gas (MMcf)	-	965	965
Total (Mboe) (1)	103	2,354	2,457
Estimated Proved Developed Reserves:
Oil (MBbls)	103	1,673	1,776
NGL (MBbls)	-	-	-
Natural Gas (MMcf)	-	965	965
Total (Mboe) (1)	103	1,834	1,937
Estimated Proved Undeveloped Reserves:
Oil (MBbls)	-	520	520
NGL (MBbls)	-	-	-
Natural Gas (MMcf)	-	-	-
Total (Mboe) (1)	-	520	520

(1) Assumes a ratio of 6 Mcf of natural gas per barrel of oil.

	Estimated Quantities of Reserves as of December
	31, 2013
	Glori Energy	Coke Field	Pro Forma
	Inc.	Acquisition	Combined
Estimated Proved Reserves:
Oil (MBbls)	18	1,682	1,700
NGL (MBbls)	-	-	-
Natural Gas (MMcf)	-	401	401
Total (Mboe) (1)	18	1,749	1,767
Estimated Proved Developed Reserves:
Oil (MBbls)	18	1,682	1,700
NGL (MBbls)	-	-	-
Natural Gas (MMcf)	-	401	401
Total (Mboe) (1)	18	1,749	1,767
Estimated Proved Undeveloped Reserves:
Oil (MBbls)	-	-	-
NGL (MBbls)	-	-	-
Natural Gas (MMcf)	-	-	-
Total (Mboe) (1)	-	-	-

(1) Assumes a ratio of 6 Mcf of natural gas per barrel of oil.

The changes from December 31, 2012 estimated proved reserves to December 31, 2013 estimated proved reserves reflect production during this period of approximately 189 MBoe. The increase in proved developed reserves is attributable to changes in engineering estimates used in the reserve reports. The change also includes the downward revision of PDP reserves for the Etzold field of 79 MBoe and the downward revision of 416 MBoe PUD for the Coke Field Assets. The downward revision for Etzold is attributable to the loss of PDBP because the redevelopment of these reserves was considered commercially unviable as discussed previously. The downward revision in the Coke Field Assets PUD resulted from the exclusion of Sub Clarksville PUD in the independent reserve report because Glori does not have a development plan or assigned budget to develop these resources.

Reserve engineering is and must be recognized as a subjective process of estimating volumes of economically recoverable oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation. As a result, the estimates of different engineers often vary. In addition, the results of drilling, testing and production may justify revisions of such estimates. Accordingly, reserve estimates often differ from the quantities of oil and natural gas that are ultimately recovered. Estimates of economically recoverable oil and natural gas and of future net revenues are based on a number of variables and assumptions, all of which may vary from actual results, including geologic interpretation, prices and future production rates and costs. Please read “Risk Factors” appearing elsewhere in this prospectus.

Additional information regarding our proved reserves can be found in the notes to Glori’s financial statements included elsewhere in this prospectus and the proved reserve report as of January 1, 2014, which is included as an exhibit to the registration statement of which this prospectus forms a part.

Pro Forma Productive Wells

As of December 31, 2013, on a pro forma basis, Glori owned an average 98.3% Working Interest in 32 gross productive wells and in 31.5 net productive wells. Productive wells consist of producing wells and wells capable of production, including natural gas wells awaiting pipeline connections to commence deliveries and oil wells awaiting connection to production facilities. Gross wells are the total number of producing wells in which Glori has an interest, and net wells are the sum of its fractional working interests owned in gross wells.

Pro Forma Gross, Developed and Undeveloped Acreage

The following table sets forth information as of December 31, 2013 relating to Glori’s pro forma gross, developed and undeveloped leasehold acreage:

	Developed Acreage(1)		Undeveloped Acreage (2)		Total Acreage
	Gross (3)	Net (4)	Gross (3)	Net (4)	Gross (3)	Net (4)
Glori	760	760	0	0	760	760
Coke Field Assets	2,446	2,446	0	0	2,446	2,446
Pro Forma	3,206	3,206	0	0	3,206	3,206

(1) Developed acres are acres spaced or assigned to productive wells and does not include undrilled acreage held by production under the terms of the lease. Developed acres are determined on surface acres.

(2) Undeveloped acres are acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil or natural gas, regardless of whether such acreage contains proved reserves.

(3) A gross acre is an acre in which a Working Interest is owned. The number of gross acres is the total number of acres in which a Working Interest is owned.

(4) A net acre is deemed to exist when the sum of the fractional ownership Working Interests in gross acres equals one.

Critical Accounting Policies

The discussion of Glori’s financial condition and results of operations is based upon its consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles. The preparation of these financial statements requires Glori to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, costs and expenses. On an ongoing basis, Glori evaluates its estimates and assumptions, including those related to revenue, bad debts, long-lived assets, income taxes and stock-based compensation. These estimates are based on historical experience and on various other assumptions that Glori believes are reasonable under the circumstances. The results of Glori’s analysis form the basis for making assumptions about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates, and the impact of such differences may be material to Glori’s consolidated financial statements.

Critical accounting policies are those policies that, in management’s view, are most important in the portrayal of Glori’s financial condition and results of operations. The footnotes to Glori’s consolidated financial statements also include disclosure of significant accounting policies. The methods, estimates and judgments that Glori uses in applying its accounting policies have a significant impact on the results that Glori reports in its financial statements. These critical accounting policies require Glori to make difficult and subjective judgments, often as a result of the need to make estimates regarding matters that are inherently uncertain. Those critical accounting policies and estimates that require the most significant judgment are discussed below.

Revenue Recognition

Revenue is recognized when all services are concluded, and there is evidence that the customer has accepted the services, which generally coincides with invoicing. For contracts which have multiple deliverable arrangements, including those contracts lacking objective and reliable evidence regarding the fair value of the undelivered items, revenue recognition is deferred in accordance with Accounting Standards Codification (“ASC”) 605, Revenue Recognition: Multiple-element Arrangements .

In this regard, Glori’s contracts have historically fallen into three categories and each category receives distinct application of revenue recognition based upon management’s assessment of its contractual elements:

Contracts that are only for research-related services in the Reservoir Analysis and Treatment Design (Analysis Phase). Revenues for services delivered under such contracts are deferred until the conclusion of the service and acceptance by the customer, usually denoted by the presentation by Glori of a written report to the customer.

Contracts that are only for field-related services in the Field Deployment phase. Revenues are recognized ratably over the term of the field-related services.

Contracts containing both research-related services and field-related services. Revenues are recognized for the research related services and the field-related services as described above, if the customer has the unilateral right to proceed to field-related services after completion of the research-related services. If the field-related services will be delivered under the contract terms without the customer’s unilateral right to proceed, revenue for the research-related services are deferred and recognized ratably over the term of the field-related services.

Oil and Gas Activities

Successful Efforts Method . Glori uses the successful efforts method of accounting for oil producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized.

Revenue Recognition . Glori follows the “sales” method of accounting for crude oil revenue. Under this method, Glori recognizes revenue on production as it is taken and delivered to its purchasers.

Depletion . The estimates of crude oil reserves utilized in the calculation of depletion are estimated in accordance with guidelines established by the Society of Petroleum Engineers, the SEC and the Financial Accounting Standards Board, which require that reserve estimates be prepared under existing economic and operating conditions with no provision for price and cost escalations except by contractual arrangements. Glori emphasizes that reserve estimates are inherently imprecise. Accordingly, the estimates are expected to change as more current information becomes available. Glori’s policy is to amortize capitalized costs on the unit of production method, based upon these reserve estimates.

Glori assesses its proved properties for possible impairment on an annual basis at a minimum, or as circumstances warrant, based on geological trend analysis, changes in proved reserves or relinquishment of acreage. When impairment occurs, the adjustment is recorded to accumulated depletion.

Asset Retirement Obligation

In October 2010, Glori acquired the North Etzold field in exchange for nominal consideration, Glori’s agreement to indemnify the seller for certain environmental matters and the assumption of liabilities relating to the leasehold interest, including the asset retirement obligation (plugging and abandonment liability) for the existing wells on the leasehold. In September 2012, Glori acquired the contiguous South Etzold field for similar consideration plus $85,000 cash. Glori accounts for its asset retirement obligation, or ARO, in accordance with ASC 410, Asset Retirement and Environmental Obligations . The fair value of a liability for an ARO is required to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made, and the associated retirement costs are capitalized as part of the carrying amount of the long-lived asset. Glori determines its ARO by calculating the present value of the estimated cash flows related to the liability based upon estimates derived from management and external consultants familiar with the requirements of the retirement and Glori’s ARO is reflected in the accompanying consolidated balance sheets as a noncurrent liability. Glori has not funded nor dedicated any assets to this retirement obligation. The liability is periodically adjusted to reflect (1) new liabilities incurred; (2) liabilities settled during the period; (3) accretion expense; and (4) revisions to estimated future plugging and abandonment costs.

Stock-Based Compensation

Prior to the adoption of Glori’s 2012 Omnibus Incentive Plan, it had one stock-based compensation plan, the Glori Oil Limited Amended and Restated 2006 Stock Option and Grant Plan, or the 2006 Plan. All equity instruments granted under the 2006 Plan are settled in stock. Since the adoption of its 2006 Plan, Glori has recorded all share based payment expenses in accordance with the provisions of ASC 718, Compensation- Stock Compensation . The following table summarizes the stock options granted in 2012 and 2013 with their exercise prices and the fair value of the underlying common stock per share.

Date of Issuance	Number of Options	Exercise Price per Share	Fair Value per Underlying Share
January 3, 2012*	101,478	0.4	0.4
January 24, 2012*	4,000	0.4	0.4
February 10, 2012*	307,500	0.4	0.4
March 19, 2012*	300,000	0.4	0.4
September 26, 2012*	160,000	0.4	0.4
June 4, 2013	1,397,494	0.4	0.4
June 10, 2013	20,000	0.4	0.4
June 17, 2013	40,000	0.4	0.4
June 19, 2013	192,500	0.4	0.4
July 3, 2013	10,000	0.4	0.4
July 29, 2013	10,000	0.4	0.4
August 29, 2013	10,000	0.4	0.4
November 1, 2013	3,000	0.4	0.4
November 25, 2013	150,000	0.4	0.4
December 2, 2013	50,000	0.4	0.4
December 16, 2013	767,179	0.4	0.4

*	The options issued in 2012 were initially issued at an exercise price equal to the common share fair value of $1.15. These options were subsequently repriced to $0.40.

In the absence of a public market for Glori common stock, it engages a third-party valuation advisor to provide a valuation of its stock. Glori’s board of directors considered the October 31, 2011 valuation in making its fair value determination as of October 31, 2011. This valuation resulted in a $1.15 fair value per common share. Glori’s board of directors continued to utilize the October 31, 2011 common stock valuation to establish the exercise price for the stock options granted from December 26, 2011 through December 31, 2012, as it was the most recent valuation of Glori common stock, and Glori’s board of directors determined that no material developments had occurred in its business to change that valuation materially.

As of January 1, 2013, Glori’s board of directors determined that there have been material developments in its business and, accordingly, engaged the same third-party valuation advisor that provided the 2011 valuation to provide a valuation of Glori common stock as of January 1, 2013. The valuation resulted in a fair value per common share of $0.40. Based on the valuation, Glori’s board of directors set the exercise price of the options equal to the fair value of the common shares at $0.40. With the new lower exercise price fair value the compensation committee of the board of directors elected to reprice the previously issued 2011 options with an exercise price of $1.15. The reduction in exercise price affected 1.8 million options, and the repricing adjustment resulted in expense of approximately $47,000 recognized in June 2013.

Glori recognizes expense for stock-based compensation using the calculated fair value of options on the grant date of the awards. Glori does not issue fractional shares nor pay cash in lieu of fractional shares and currently does not have any awards accounted for as a liability.

Glori’s policy is to recognize compensation expense for service-based awards on a straight-line basis over the requisite service period for the entire award. Stock-based compensation expense is based on awards ultimately expected to vest.

The fair value of each option award was estimated on the grant date using a Black-Scholes option valuation model, which uses certain assumptions as of the date of grant:

Risk-free interest rate — risk-free rate, for periods within the contractual terms of the options, is based on the U.S. Treasury yield curve in effect at the time of grant;

Expected volatility — based on peer group price volatility for periods equivalent to the expected term of the options;

Expected dividend yield — expected dividends based on Glori’s expected dividend rate at the date of grant;

Expected life (in years) — expected life adjusted based on management’s best estimate for the effects of non-transferability, exercise restriction and behavioral considerations; and

Expected forfeiture rate — expected forfeiture rate based on historical and expected employee turnover.

Glory Energy has computed the fair value of all options granted during the years ended December 31, 2012 and 2013 using the following assumptions:

	2012	2013
Risk-free interest rate	.87%	2.23%
Expected volatility	89%	55%
Expected dividend yield	0%	0%
Expected life (in years)	4.47	7.09
Expected forfeiture rate	-	-

Taxes

Glori accounts for income taxes using the asset and liability method wherein deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and to net operating loss carry forwards, measured by enacted tax rates for years in which taxes are expected to be paid, recovered or settled. A valuation allowance is established to reduce deferred tax assets if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. As of December 31, 2013, Glori has a total valuation allowance of $12.4 million.

Glori follows ASC 740, Income Taxes (ASC 740), which creates a single model to address accounting for the uncertainty in income tax positions and prescribes a minimum recognition threshold a tax position must meet before recognition in the consolidated financial statements. Glori does not have an uncertain tax position meeting the criteria of ASC 740.

Glori’s ability to use its net operating loss carryforwards to offset future taxable income may be subject to certain limitations. In general, under Section 382 of the U.S. Internal Revenue Code of 1986, as amended, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change net operating loss carryforwards, or NOLs, to offset future taxable income. Glori believes that its issuance of series B preferred stock on October 15, 2009 resulted in a Section 382 ownership change limitation. Glori estimates that approximately $5.4 million of Glori’s $36.8 million NOLs as of December 31, 2013 will expire unused due to Section 382 ownership change limitations. In addition, if Glori undergoes an ownership change in connection with or after this Transaction Merger, Glori’s ability to utilize NOLs could be further limited by Section 382 of the Internal Revenue Code. Future changes in Glori’s stock ownership, some of which are outside of its control, could result in an ownership change under Section 382 of the Internal Revenue Code. Furthermore, Glori’s ability to utilize NOLs of companies that it may acquire in the future may be subject to limitations.

New Accounting Pronouncements

See Glori’s audited and unaudited consolidated financial statements included elsewhere in this prospectus for details regarding its implementation. Glori’s management has assessed other accounting standards not adopted and determined that, at this time, there will be no material impact to Glori from these other accounting standards.

Factors Affecting the Comparability of Glori’s Pro Forma Results of Operations to its Historical Results of Operations

Glori’s pro forma results of operations and its future results of operations may not be comparable to the historical results of operations of Glori for the periods presented, due to, among other things, the Coke Field Acquisition and the Business Combination.

Historical Results of Operations for Glori

The following table sets forth selected financial data for the periods indicated (in thousands):

	Year Ended December 31,
	2012	2013

Revenue	$2,181	$3,219

Operating expenses:
Operations	3,901	4,511
Science and technology	1,459	1,682
Write-off of deferred offering costs	1,492	126
Impairment of oil and gas property	-	2,190
Selling, general and administrative	3,411	4,279
Depreciation, depletion and amortization	560	603
Total operating expenses	10,823	13,391

Loss from operations	(8,642)	(10,172)

Other (expense) income:
Loss on change in fair value of derivative liabilities	(2,317)	-
(Loss) gain on change in fair value of warrant liabilities	(506)	592
Interest expense	(480)	(959)
Gain (loss) on disposal of property and equipment and other	5	(70)
Total other expense, net	(3,298)	(437)

Net loss	(11,940)	(10,609)

Year ended December 31, 2012 and 2013

Revenue . Revenue increased by $1,038,000, or 48%, to $3,219,000 for the year ended December 31, 2013, from $2,181,000 for the year ended December 31, 2012. The increase was primarily attributable to an increase in field injection services of $1,506,000 and an increase in oil sales of $113,000. The increases were partially offset by a decrease of $574,000 in Analysis Phase work. The $1,506,000 field injection services increase is primarily due to an increase in revenues from AERO field injection services of $925,000 in Texas as a result of two additional projects during 2013 and the commencement of a project in late 2012 whereby the majority of revenues were recognized in 2013, and $728,000 in Canada as a result of three additional projects during 2013, offset by a decline of $250,000 in Montana, due to the conclusion of a project in 2012. The $574,000 decline in Analysis Phase work was primarily due to the decrease in lab analysis performed on Canadian projects as these projects moved on to the Field Deployment Phase in 2013. The increase in oil sales was due to an increase in production in 2013.

Operations. Operations expense increased by $610,000, or 16%, to $4,511,000 for the year ended December 31, 2013, from $3,901,000 for the year ended December 31, 2012. The increase in operations expense was caused by an increase of $438,000 due to additional staff for our oil production and acquisitions activities as we ramped up staffing for oil acquisitions, a $212,000 increase in operations expense in Canada due to greater field services activity during 2013, a $218,000 increase due to the commencement of operations in Brazil, offset in part by a $211,000 decrease in California operations primarily due to water treatment expenses in 2012 on a single project that were not incurred in 2013.

Science and technology. Science and technology expenses increased by $223,000, or 15%, to $1,682,000 for the year ended December 31, 2013, from $1,459,000 for the year ended December 31, 2012. The increase was attributable to an increase of $116,000 in compensation expenses from added staff hired to handle the increased business, an increase in intellectual property related legal expenses of $93,000, an increase in expenses for laboratory supplies of $79,000 as a result of increased project activity, reduced by $59,000 for the conclusion of field trials for a particular customer.

Write-off of deferred offering costs. During 2012 Glori wrote off $1,492,000 in deferred offering costs accumulated during the Company’s IPO efforts in 2011 and 2012. The 2012 deferred offering cost write-off was a result of Glori’s withdrawal of our IPO due to unfavorable market conditions. During 2013 Glori wrote off $176,000 in deferred offering costs related to an additional C-1 preferred stock offering that was withdrawn in the fourth quarter of 2013 as Glori management focused efforts towards the proposed business combination with Infinity Cross Border Acquisition Corporation.

Impairment of oil and gas properties. During 2013 Glori wrote off $2,190,000 of the Company’s oil and gas property, the Etzold Field. The property was originally procured in exchange for nominal consideration and served as field laboratory for our AERO technology. The write-off was the result of a decline in proved reserves as of December 31, 2013. The decline in reserves was due to Glori’s decision not to spend the additional capital required to develop such reserves based on the expected results.

Selling, general and administrative. Selling, general and administrative expenses increase by $868,000, or 25%, to $4,279,000 for the year ended December 31, 2013, from $3,411,000 for the year ended December 31, 2012. The increase was caused by a number of factors including an increase in compensation expense of $775,000, due primarily to increased stock based compensation expense and a full year’s compensation for an employee added in mid-2012, an increase of $47,000 related to consulting services associated with developing AERO services projects in Russia, an increase of $130,000 in accounting and legal fees partially offset by a $122,000 decrease in promotional spending by the business development department during 2013.

Depreciation, depletion and amortization. Depreciation, depletion and amortization increased by $43,000 or 8%, to $603,000 for the year ended December 31, 2013, from $560,000 for the year ended December 31, 2012. The increase was attributable to an increase in depletion expense of $74,000 resulting from greater production on the Etzold property as well as a reduction in the proved reserves estimates originated from Glori’s third party reserve report. This increase was partially offset by a decrease in depreciation of $31,000 as many of the Glori’s initial asset investments became fully depreciated in 2012.

Total other expense, net. Total other expense, net decreased $2,861,000 from an expense of $3,298,000 during the year ended December 31, 2012 to $437,000 during the year ended December 31, 2013. The loss on change in fair value of the derivative liabilities decreased $2,317,000 when compared to 2012. During the year ended December 31, 2012 Glori incurred a loss on change in fair value of derivative liability of $2,317,000 due to a change in valuation. In April of 2013 the Glori board of directors removed the condition that created the embedded derivative and as a result there was no change in the fair value of derivative for the year ended December 31, 2013. The previously recorded fair value of the derivative was treated as a capital contribution and removed from the balance sheet during 2013. For the year ended December 31, 2013 there was a gain on change in the fair value of the warrant liabilities of $592,000 due to a decrease in the valuation of the warrant liabilities compared to a loss of $506,000 for the year ended December 31, 2012. The $1,098,000 decrease in expense when comparing 2013 to 2012 changes in fair value of the warrant liabilities was the result of a change in valuations performed as of December 31, 2012 and 2013 due to a change in assumption, which was a decrease in proceeds of anticipated liquidity events within the next 3 years. Interest expense increased $479,000 from $480,000 during 2012 to $959,000, an increase of 100%. The increase resulted primarily from the full commitment indebtedness to Hercules outstanding for the entire year ended December 31, 2013 compared to only part of 2012.

Liquidity and Capital Resources

Glori’s primary sources of liquidity and capital since its formation have been proceeds from equity issuances and borrowings. To date, Glori’s primary use of capital has been to fund its operations and science and technology activities. Through December 31, 2013, Glori raised approximately $58.8 million of net proceeds through private offerings of Glori common and preferred stock. On January 19, 2012 in combination with a sale in December of 2011, Glori issued and sold an aggregate of 7,296,607 shares of series C preferred stock for aggregate consideration of approximately $20 million. On June 11, 2012, Glori entered into the loan agreement with Hercules that provided a total lending commitment of $8 million. Glori borrowed an initial $4 million upon commencement of the agreement, and the remaining $4 million in August of 2012. In 2013, Glori issued C-1 Preferred Stock, C Preferred Warrants and C-1 Preferred Warrants in a bundled transaction for $11.7 million in net proceeds.

At December 31, 2013, Glori had working capital of $1,161,000, including cash and cash equivalents of $20,867,000, accounts receivable of $307,000 and other current assets of $95,000, offset by $534,000 in accounts payable, $1,753,000 in deferred revenue, $417,000 in accrued expenses, $13,905,000 in warrant liabilities and $3,499,000 in current portion of long-term debt.

At December 31, 2012, Glori had working capital of $11,402,000, including cash and cash equivalents of $18,707,000, accounts receivable of $231,000 and other current assets of $217,000, offset by $368,000 in accounts payable, $995,000 in deferred revenue, $454,000 in accrued expenses, $2,329,000 in derivative liabilities, $701,000 in warrant liabilities and $2,906,000 in current portion of long-term debt.

Beginning January 2012 through December 2013, Glori’s capital expenditures totaled $2,862,000, which were principally to revitalize its Etzold field, for field and laboratory equipment and to construct its AERO System field deployment modules and related equipment. Glori’s capital expenditures were funded primarily from available working capital, private equity issuances and debt financing.

During the twelve months after completion of the Transaction Merger, Glori expects its principal sources of liquidity to be from the cash provided by the Transaction Merger, its own cash on hand, new credit facilities to be used for financing future oil property acquisitions and cash flows from operating activities. Such new acquisition debt facilities will be based on the value of the oil and gas reserves acquired and secured by those same oil assets. Glori expects these sources of liquidity will enable it to fund its capital expenditures and working capital needs for the next twelve months.

On March 14, 2014, Glori Energy Production Inc. acquired the Coke Field Assets for $37.2 million in cash, subject to certain adjustments, and a $2 million convertible note, subject to purchase price adjustments primarily for net revenues in excess of direct operating expenses of the property since January 1, 2014 through the acquisition date. The note payable to Petro-Hunt has a one year term bearing interest at 6% and is convertible into 250,000 common shares of Infinity Corp. at either party’s option upon consummation of the Transaction Merger.

Glori has entered into debt financings and the sale of C-2 cumulative convertible redeemable preferred shares (Series C-2 Preferred Stock) and C-2 preferred share warrants to finance a portion of the $37.2 million cash portion of the acquisition. The debt financing consists of two notes of $18 million and $4 million.

The $18 million note is a three year senior secured term loan facility, secured by the Coke Field Assets, bears interest at 11% per annum and is payable in principal payments of $112,500 plus interest quarterly. The credit agreement requires additional quarterly principal payments equal to 50% of the excess cash flow, as defined therein, from the Coke Field Assets during the first year and 75% of excess cash flow thereafter. The credit agreement also requires Glori Energy Production Inc. to enter into hedges covering approximately 75% of its oil production based on a third party reserve report for projected proved developed production.

The $4 million note is a 2 year subordinated secured term note bearing interest at 12% per annum and is secured by the assets of Glori Energy Inc., but is subordinated to existing Glori Energy Inc. debt. As a condition of this financing, the lender of Glori’s term debt in the original amount of $8 million, as described in Note 8 – Long Term Debt, waived certain covenants restricting incurrence of additional debt, liens and capital expenditures. The note requires that it be paid within 60 days of consummation of the Transaction Merger, with a 10% prepayment penalty.

In addition to the debt, effective March 13, 2014, Glori issued to its current investors 1,842,028 Series C-2 Preferred Stock and 1,640,924 Series C-2 preferred share warrants for gross proceeds of $5,049,000. The Series C-2 Preferred Stock has preference in liquidation but is otherwise substantially equivalent to the Series C Preferred Stock and Series C-1 Preferred Stock.

Following completion of the Transaction Merger, Glori intends to pursue additional acquisitions of producing oil assets on which to deploy its AERO System technology of enhanced oil recovery. In addition to the Coke Field Acquisition purchase, planned capital expenditures for the next twelve months include approximately $1.4 million for the first phase of development and implementation of Glori’s AERO System technology in the Coke Field and approximately $1.2 million for field equipment for Glori’s AERO System service for customers and Glori’s research and development laboratory in Houston, Texas. Capital expenditures associated with the Coke Field for the first twelve months could increase by an estimated $4.4 million, from $1.4 million, if Glori elects to pursue a full field implementation of its AERO technology on a more accelerated basis than originally planned. As of December 31, 2013, Glori did not have any commitments for the acquisition of oil properties or any other capital commitments.

Revenues and cash flows from the Coke Field Assets will, in the near-term, represent the majority of Glori’s cash from operating activities until Glori completes other acquisitions of oil producing assets or Glori experiences significant growth in AERO services revenues. Operating cash flow from the Coke Field Assets, after direct operating expenses and related overhead costs, will principally be dedicated to servicing acquisition-related debt and capital expenditures. Such operating cash flow will be influenced by a number of factors such as oil production rates, oil prices and operating expenses. While Glori will enter into hedges for a portion of its oil production, variability in operating cash flow may require additional resources to fund future capital expenditures and service associated debt.

Future cash requirements and the requirement for new financing will be dependent primarily upon Glori’s success in generating additional acquisition opportunities and their related capital expenditures. Although Glori believes that it will have sufficient liquidity and capital resources to meet its operating requirements and to fund expansion plans for the next twelve months, Glori may pursue additional opportunities which could require additional debt or equity financing. If Glori is not successful in securing such additional financing on favorable terms, its ability to achieve its desired level of revenue growth could be materially adversely affected.

The following table sets forth the major sources and uses of cash for the periods presented (in thousands):

	Years Ended December 31,
	2012	2013

Net cash used in operating activities	$(6,867)	$(6,553)
Net cash used in investing activities	(2,332)	(530)
Net cash provided by operating activities	19,060	9,243

Operating Activities

During the year months ended December 31, 2013, Glori’s operating activities used $6,553,000 in cash. Glori’s net loss for the year ended December 31, 2013 was $10,609,000. Non-cash loss totaled $3,544,000, consisting of $603,000 of depreciation, depletion and amortization, $2,190,000 impairment of Glori’s oil and gas property, $774,000 for stock based compensation expense, amortization of deferred loan costs of $156,000 and various other non-cash expenses totaling $413,000 offset by a $592,000 gain on change in fair value of warrant liabilities. Accounts receivable increased by $156,000, prepaid expenses decreased by $51,000, inventory decreased by $21,000, accounts payable decreased by $125,000, deferred revenue increased by $758,000 and accrued expenses decreased by $37,000, each having a corresponding offset to cash. The increase in deferred revenue resulted from the commencement of new projects for which revenue could not yet be recognized.

During the year ended December 31, 2012, Glori’s operating activities used $6,867,000 in cash. Glori’s net loss for the year ended December 31, 2012 was $11,940,000. Non-cash items totaled $5,323,000 consisting of a loss on the change in fair value of the derivative liabilities of $2,317,000, a net write-off of deferred offering costs of $1,492,000, $560,000 in charges for depreciation, depletion and amortization, $506,000 loss on change in fair value of warrant liability, $291,000 for stock-based compensation expense and $157,000 for other non-cash expenses. Inventory increased by $7,000, accounts receivable decreased by $141,000, prepaid expenses increased by $106,000, accounts payable decreased by $761,000, deferred revenue increased by $362,000 and accrued expenses increased by $121,000, each having a corresponding offset to cash. The increase in deferred revenue relates to additional contracts, with the revenue for some contracts being deferred because they contained multiple deliverable elements. The decrease in the accounts payable and accrued expenses resulted from the payment on various costs primarily related to legal and accounting fees that had built up at December 31, 2011.

Glori’s future cash flow from operations will depend on many factors including its ability to acquire oil fields, successfully deploy its AERO System technology on such oil fields and the level of oil prices. Other variables affecting Glori’s cash flow from operations is the adoption rate of Glori technology and the demand for Glori services, which can also be impacted by the level of oil prices and the capital expenditure budgets of Glori customers and potential customers.

Investing Activities

Glori’s capital expenditures were $530,000 for the year ended December 31, 2013 compared to $2,332,000 for the year ended December 31, 2012. Capital expenditures for the year ended December 31, 2013 consisted primarily of construction of skid mounted injection equipment used in the AERO System process of $445,000. The remaining capital expenditures of $85,000 were on various items such as laboratory equipment, oil property and office equipment. Capital expenditures for the year ended December 31, 2012 consisted primarily of expenditures in connection with redeveloping Glori’s Etzold Field for $1,370,000 and the construction of skid-mounted injection equipment used in the AERO System process totaling $736,000.

Financing Activities

During the year ended December 31, 2013, cash provided by financing activities was $9,243,000, primarily due to the net proceeds of $11,858,000 from a bundled sale transaction consisting of 4,462,968 shares of C-1 preferred stock, 6,337,494 shares of C preferred warrants and 3,975,718 shares of C-1 preferred warrants. Glori also received $260,000 in proceeds from the issuance common and preferred stock during the period. These financing activity inflows were partially offset by principal payments of $2,676,000 primarily related to the monthly payments on Glori’s $8 million secured term promissory note which began in April 2013 and deferred offering cost payments made of $163,000 primarily related to the C-1 financing transaction.

During the year ended December 31, 2012, cash provided by financing activities was $19,060,000, primarily due to the proceeds of issuance of series C preferred stock for $11,843,000. Additionally, Glori received $7,557,000 in net proceeds primarily from the issuance of the Hercules note, a secured promissory note, in mid-2012. In addition to the note, Glori received $195,000 proceeds from Hercules in exchange for a warrant. These proceeds were partially offset by payments made in 2012 for deferred offering costs of $534,000.

9.	Reference 9

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF INFINITY CORP.

Overview

Infinity Corp. is a blank check company formed on April 6, 2011 pursuant to the laws of the British Virgin Islands with limited liability (meaning its public shareholders have no additional liability, as members of the company, for the liabilities of the company over and above the amount paid for their shares) formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more businesses or entities. Infinity Corp. consummated its initial public offering of 5,000,000 Units, each Unit consisting of one Ordinary Share and one Infinity Corp. Warrant, on July 25, 2012. The underwriters of the initial public offering were granted an option to purchase up to an additional 750,000 Units to cover over-allotments, if any. On July 26, 2012, the underwriters exercised the option in full and, on July 27, 2012, the underwriters purchased all of the over-allotment Units. The net proceeds of the initial public offering, together with approximately $2.4 million from Infinity Corp.’s sale of 4,820,000 Insider Warrants, collectively, to the Infinity Funds and the underwriters of its initial public offering, for an aggregate of approximately $46.0 million, were deposited in the Trust Account. Subsequent to the consummation of Infinity Corp.’s initial public offering on July 25, 2012, its focus has been on identifying a prospective target business for its initial business combination.

Through December 31, 2013, Infinity Corp.’s efforts have been limited to organizational activities, activities relating to its initial public offering, activities relating to identifying and evaluating prospective acquisition candidates and activities relating to general corporate matters. Infinity Corp. has not generated any revenues to date and will not generate any revenues until after it consummates the Business Combination, at the earliest. Infinity Corp. will generate non-operating income in the form of interest income on cash and cash equivalents.

Results of Operations for the Year Ended March 31, 2013, for the Period from April 6, 2011 (date of inception) to March 31, 2012, and for the Period from April 6, 2011 (date of inception) to March 31, 2013

For the year ended March 31, 2013, Infinity Corp. had a net loss of $386,188, $294,154 of which is attributable to operating costs expenses, $105,700 of which is attributable to the change in fair value of the warrant liability, offset by income of $13,666 which is attributable to the change in fair value of the Trust Account.

From inception (April 6, 2011) through March 31, 2012, Infinity Corp. had a net loss of $27,124 which is attributable to operating costs expenses.

From inception (April 6, 2011) through March 31, 2013, Infinity Corp. had a net loss of $413,312, $321,278 of which is attributable to operating costs expenses, $105,700 of which is attributable to the change in fair value of the warrant liability, offset by income of $13,666 which is attributable to the change in fair value of the Trust Account.

Results of Operations for the Nine Months Ended December 31, 2013 and 2012, and for the Period from April 6, 2011 (date of inception) to December 31, 2013

For the nine months ended December 31, 2013, Infinity Corp. had a net loss of $750,255, $415,349 of which is attributable to operating costs expenses, $317,100 of which is attributable to the change in fair value of the warrant liability and $17,806 of which is attributable to the change in fair value of the Trust Account.

For the nine months ended December 31, 2012, Infinity Corp. had a net loss of $572,423, $227,305 of which is attributable to operating costs expenses, $28,018 of which is attributable to the change in fair value of the Trust Account and $317,100 which is attributable to the change in fair value of the warrant liability.

For the period from April 6, 2011 (inception) through December 31, 2013, Infinity Corp. had a net loss of $1,163,568, $736,628 of which is attributable to operating costs expenses, $422,800 of which is attributable to the change in fair value of the warrant liability, $4,140 of which is attributable to the change in fair value of the Trust Account. The Trust Account is presented at fair value. As of December 31, 2013, the fair value of the Trust Account was $45,995,860.

Results of Operations for the Three Months Ended December 31, 2013 and 2012

For the three months ended December 31, 2013, Infinity Corp. had a net gain of $361,212, $166,368 of which is attributable to operating costs expenses, offset by income of $528,500 which is attributable to the change in fair value of the warrant liability and loss of $920 which is attributable to the change in fair value of the Trust Account.

For the three months ended December 31, 2012, Infinity Corp. had a net loss of $500,198, $61,108 of which is attributable to operating costs expenses, $16,290 of which is attributable to the change in fair value of the Trust Account and $422,800 which is attributable to the change in fair value of the warrant liability.

Liquidity and Capital Resources

On July 25, 2012, Infinity Corp. consummated its initial public offering at a price of $8.00 per unit. Simultaneously with the consummation of Infinity Corp.’s initial public offering, it consummated the sale of the Insider Warrants at a price of $0.50 per warrant for an aggregate purchase price of $2,200,000. On July 27, 2012, simultaneously with the sale of the over-allotment Units, Infinity Corp. consummated the sale of an additional 420,000 warrants at a price of $0.50 per warrant for an aggregate purchase price of $210,000. Infinity Corp. received net proceeds from its initial public offering and the sale of the Insider Warrants of $44,053,775, net of the offering costs and other expenses of approximately $336,225.

As of December 31, 2013, Infinity Corp. had $45,995,860 in a Trust Account available for use by management to cover the costs associated with identifying a target business, negotiating an acquisition or merger and consummating its initial business combination. Until the consummation of Infinity Corp.’s initial public offering, its only source of liquidity was $138,265 of loans and advances made to Infinity Corp. by the Sponsors. This loan (which was due and payable upon closing of Infinity Corp.’s initial public offering), was repaid in December 2012.

Infinity Corp. will depend on the cash held outside its Trust Account and on interest earned on the proceeds held in the Trust Account to provide it with the working capital it needs to identify one or more target businesses, conduct due diligence and complete its initial business combination, as well as to pay any taxes that it may owe. The amounts in the Trust Account may be invested only in any of (i) U.S. treasuries having a maturity of 180 days or less, (ii) any open ended investment company that holds itself out as a registered money market fund, which invests in U.S. treasuries, or (iii) any open ended investment company that holds itself out as a money market fund, which invests in U.S. treasuries selected by Infinity Corp. meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act. The current low interest rate environment has made it more difficult for such investments to generate sufficient funds, together with the amounts available outside the trust account, to locate, conduct due diligence, structure, negotiate and close Infinity Corp.’s initial business combination. As a result, Infinity Corp. will likely need to seek additional capital to continue its operations. If Infinity Corp. needs to seek additional capital, it intends to borrow funds from the Sponsors or its management team to operate. The Sponsors or affiliates of the Sponsors or certain of Infinity Corp.’s officers and directors may, but are not obligated to, loan it funds as may be required. If Infinity Corp. consummates an initial business combination, it would repay such loaned amounts. In the event that the initial business combination does not close, Infinity Corp. may use a portion of the offering proceeds held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment, other than the interest on such proceeds that may be released to Infinity Corp. for working capital purposes. Up to $500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.50 per warrant at the option of the lender. The warrants would be identical to the Insider Warrants. As of the date of this prospectus, the Sponsors or their affiliates have loaned Infinity Corp. $500,000, which loans are convertible into warrants of Infinity Acquisition at a price of $0.50 per warrant at the option of the lenders.

Infinity Corp. intends to use substantially all of the funds held in the Trust Account (net of taxes) to consummate its initial business combination. To the extent that Infinity Corp.’s capital stock or debt is used, in whole or in part, as consideration to consummate the initial business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue Infinity Corp.’s growth strategies.

If Infinity Corp. is unable to consummate its initial business combination by April 25, 2014, it will distribute the aggregate amount then on deposit in the Trust Account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to its public shareholders by way of redemption and cease all operations except for the purposes of winding up of its affairs.

Off-Balance Sheet Financing Arrangements

Infinity Corp. has no obligations, assets or liabilities which would be considered off-balance sheet arrangements. Infinity Corp. does not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet financing.

Infinity Acquisition

Infinity Acquisition is a wholly owned subsidiary of Infinity Corp. that was formed in January 2014 for the purposes of the Redomestication and the Transaction Merger. Infinity Acquisition will not have any assets unless and until the Business Combination is completed.

10.	Reference 10

DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION
AND CORPORATE GOVERNANCE

Compensation Committee

Infinity Acquisition intends to establish a compensation committee prior to the consummation of the Business Combination. The compensation committee will be comprised entirely of independent directors who meet the independence requirements of Nasdaq. In accordance with the compensation committee charter, the members will be “outside directors” as defined in Section 162(m) of the Code and “non-employee directors” within the meaning of Section 16 of the Exchange Act. Messrs. Clarke and Puckett will serve as members of the compensation committee and Mr. Puckett will serve as chairman of the compensation committee. The responsibilities of the compensation committee include:

•	determining the compensation of our executive officers;

•	making recommendations to the board of directors regarding equity-based and incentive compensation plans, policies and programs.

•	reviewing executive compensation policies and plans;

•	implementing and administering incentive compensation equity-based remuneration plans;

•	assisting management in complying with proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for executive officers and employees;

•	producing a report on executive compensation to be included in the annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Compensation of Directors and Executive Officers

Compensation of Officers and Directors of Infinity Corp.

None of Infinity Corp.’s directors or officers has received any cash compensation for services rendered to Infinity Corp. Infinity Corp.’s Initial Shareholders purchased 1,437,500 Founder Shares for aggregate consideration of $25,000. In addition, the Infinity Funds purchased an aggregate of 4,381,818 Sponsors Warrants, each exercisable for one ordinary share at $7.00 per share, for a purchase price of approximately $2.2 million, or $0.50 per warrant. The Founder Shares and the Sponsors Warrants will be worthless if Infinity Corp. does not consummate an initial business combination.

As of the date that Infinity Corp.’s securities were first listed on Nasdaq and terminating on the consummation of our initial business combination (or our earlier liquidation), Infinity Corp. has agreed to pay Infinity-C.S.V.C. Management Ltd, an affiliate of the Infinity Funds, an aggregate of $10,000 per month for office space, administrative services and secretarial support. Other than this fee, and an aggregate maximum of $400,000 payable to our officers, directors and consultants as determined by Infinity Corp.’s board, no compensation will be paid to the Sponsors, Infinity Corp.’s executive officers and directors, or any of their respective affiliates, prior to or in connection with the consummation of an initial business combination. Additionally, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Infinity Corp.’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

Compensation of Officers and Directors of Glori

The following table provides information regarding the compensation of Glori’s chief executive officer, chief financial officer and Glori’s other third most highly compensated executive officers during 2012 and 2013 and should be read in conjunction with the narrative disclosure to the Summary Compensation Table. Glori refers to these executive officers as its named executive officers.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards (1)	All Other Compensation	Total
Stuart M. Page President and	2012	$300,000	$30,750	-	$0	-	$330,750
Chief Executive Officer	2013	309,000	23,175	-	$108,536	-	440,711
Victor M. Perez	2012	230,000	23,000	-	244,307	-	253,000
Chief Financial Officer	2013	236,900	17,360	-	50,387	-	304,647
William M. Bierhaus II	2012	361,643	-	-	0	-	361,643
Senior Vice President of Business Development(2)	2013	419,939	-	-	7,529	-	412,002

(1)	Amounts in this column represent the aggregate grant date fair value of stock awards and option awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation, or FASB ASC Topic 718. The assumptions Glori used in valuing options are described in Note 14 “Stock Based Compensation” to Glori’s consolidated financial statements included herein.

(2)	Includes commissions.

Post-Merger Compensation

Following the business combination, Glori’s executive team will be compensated according to the recommendations of an independent compensation consultant and as adopted by the compensation committee in January 2014.

Director Compensation

Prior to the Business Combination, Glori did not pay its directors that held management positions or with affiliation to owners over 10% any compensation for services on its board of directors. Glori compensated only its two independent directors in 2011 and 2012 for services they performed. In 2011, Glori granted Mr. Clarke and Mr. Puckett a one time option award to acquire 156,000 shares (subsequently reduced to 115,000 shares) of Glori common stock upon joining the Glori board of directors. In 2012, Glori granted Mr. Clarke an additional award to acquire 63,000 shares of Glori common stock upon accepting the role of Chairman of the Board of Directors. In 2013, Glori granted Mr. Clark an additional award to acquire 62,000 shares of common stock. All directors were entitled to reimbursement for reasonable travel and other business expenses incurred in connection with attending meetings of the board of directors or committees of the board of directors.

The following table sets forth certain information regarding the compensation earned by, or awarded to, each director, who is not also a named executive officer, who served as a member of our Board of Directors during the year ended December 31, 2013. Directors who are our employees are not compensated for their service as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Grant Date Fair Value of SAR Award(s) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
John Clark	$65,000					$13,082	(1)	$78,082
Mark Puckett	$50,000							$50,000

(1)	Value of 62,000 common option shares at an original exercise price of $0.40 per share.

Following the Business Combination, Infinity Acquisition’s directors will be entitled to receive compensation at rates which are to be determined based on the recommendations of a third-party consultants.

11.	Reference 11

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Transactions of Infinity Corp.

On July 25, 2012, simultaneously with the closing of the initial public offering, Infinity Corp. consummated the private sale of 4,400,000 Insider Warrants at a price of $0.50 per warrant, for an aggregate purchase price of $2,200,000. On July 27, 2012, simultaneously with the sale of the over-allotment units, Infinity Corp. consummated the private sale of an additional 420,000 Insider Warrants at a price of $0.50 per warrant, for an aggregate purchase price of $210,000. The Insider Warrants, which were purchased by the Infinity Funds ($2,190,909 in the aggregate) and EBC ($219,091 in the aggregate), the representative of the underwriters of the offering, are identical to the Infinity Corp. Warrants included in the units sold in the offering except that the Insider Warrants are exercisable for cash or on a cashless basis, at the option of the holder, and are not redeemable by Infinity Corp. so long as they are still held by the initial purchasers or their permitted transferees. Additionally, the period during which the EBC Warrants are exercisable may not be extended beyond July 19, 2017. The purchasers have agreed that the Insider Warrants will not be sold or transferred by them (except to certain permitted transferees) until after Infinity Corp. has completed an initial business combination.

In April 2011, Infinity Corp. issued an aggregate of 1,150,000 Founder Shares to the Initial Shareholders for an aggregate purchase price of $25,000 in cash, or approximately $0.022 per share. As of May 3, 2011, the Initial Shareholders sold, at approximately $0.022 per share, an aggregate of 230,000 of such Founder Shares to certain of Infinity Corp.’s officers and directors. In February 2012, each of Limei Zhao and Kersten Hui (two of Infinity Corp.’s executive officers) sold, at cost, 3,001 Founder Shares (for an aggregate of 6,002 Founder Shares) to Mark B. Segall, an. independent director. On May 24, 2012, Infinity Corp. effectuated a 1.25-for-1 forward split of Infinity Corp. outstanding Ordinary Shares, leaving Infinity Corp. Sponsors and the Initial Shareholders with 1,437,500 Founder Shares. In January 2014, the Infinity Funds sold 575,000 Founder Shares to HH Energy Group, LP, an affiliate of a new director.

Infinity Corp.’s officers and directors have agreed, pursuant to a written agreement with Infinity Corp., that until the earliest of its initial business combination, liquidation or such time as he ceases to be an officer or director, to present to Infinity Corp. for consideration, prior to presentation to any other entity, any business opportunity, where the total consideration to be paid (either in ordinary shares, cash or otherwise) is expected to be at least $32,000,000 or more, subject to any pre-existing fiduciary or contractual obligations he might have. If any of Infinity Corp.’s officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to Infinity Corp.

Infinity-C.S.V.C. Management Ltd., an affiliate of the Infinity Funds, has agreed to, from the date that its securities were first listed on Nasdaq through the earlier of the consummation of its initial business combination and liquidation, make available to Infinity Corp office space and certain office and secretarial services, as it may require from time to time. Infinity Corp. has agreed to pay until the consummation of its business combination, an aggregate of $10,000 per month to the Infinity Funds or their affiliates for these services. However, this arrangement is solely for Infinity Corp.’s benefit and is not intended to provide the Infinity Funds with compensation in lieu of salary. Infinity Corp. believes, based on rents and fees for similar services in the Tel Aviv, Israel area, that the fee charged by Infinity-C.S.V.C. Management Ltd. is at least as favorable as Infinity Corp. could have obtained from an unaffiliated person.

Other than the $10,000 per-month administrative fee which will be paid to Infinity-C.S.V.C. Management Ltd. for the reimbursement of any out-of-pocket expenses incurred in connection with activities on Infinity Corp.’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations and up to an aggregate maximum of $400,000 as determined by Infinity Corp. board, no compensation will be paid to the Sponsors, officers or directors, or to any of their respective affiliates, prior to or in connection with its initial business combination (regardless of the type of transaction). Infinity Corp.’s independent directors will review on a quarterly basis all payments that were made to the Sponsors, officers, directors. or their affiliates and will be responsible for reviewing and approving all related party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interests and other improprieties.

In addition, in order to finance transaction costs in connection with an intended initial business combination, the Sponsors, affiliates of the Sponsors or certain of Infinity Corp.’s officers and directors may, but are not obligated to, loan Infinity Corp. funds as may be required. If Infinity Corp. consummates an initial business combination, Infinity Corp. would repay such loaned amounts. In the event that the initial business combination does not close, Infinity Corp. may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from Infinity Corp. trust account would be used for such repayment, other than the interest on such proceeds that may be released to us for working capital purposes. Up to $500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.50 per warrant at the option of the lender. The warrants would be identical to the Insider Warrants. As of the date of this prospectus, the Sponsors or their affiliates have loaned Infinity Corp. $500,000, which loans are convertible into warrants of Infinity Acquisition at a price of $0.50 per warrant at the option of the lenders.

The Infinity Funds have committed to purchase at $0.60 per public warrant the balance of the outstanding public warrants in a tender offer that will commence after Infinity Corp. announcement of a business combination and filing of proxy or tender offer materials related to such business combination. If Infinity Corp. is unable to consummate a business combination within the allotted time, Continental Stock Transfer & Trust Company will use the funds held in a segregated escrow account, initially in the amount of $3,450,000, in order to distribute $0.60 per public warrant to the holders of such warrants, excluding public warrants held by the Sponsors, and thereafter, all such public warrants and repurchased public warrants will expire.

In the event that Infinity Corp. is unable to close a business combination within the allotted time, the escrow agent will be authorized to transfer $0.60 per public warrant, to holders of public warrants other than the Sponsors, as promptly as reasonably possible but no more than five business days thereafter and all such public warrants and repurchased public warrants will expire worthless.

On January 7, 2014, Infinity Corp. and Infinity Acquisition entered into a share purchase agreement with the Sponsors and other investors pursuant to which the Sponsors and the other investors collectively (i) agreed to purchase the Minimum Commitment necessary to ensure that Infinity Corp. meets the $25.0 million minimum balance requirement set forth in the Merger Agreement, assuming that at least $8.0 million in cash remains in the Trust Account following the consummation of the Share Tender Offer, and (ii) were granted an option to purchase an additional $8.0 million of shares of Common Stock (above and beyond the Minimum Commitment) to increase their total investment to a maximum of $25.0 million, such additional investment to be used to provide additional working capital to Infinity Acquisition. The purchase price for the shares to be issued in the PIPE Investment is $8.00 per share. The PIPE Investment will be consummated simultaneously with the closing of the Business Combination. Infinity Acquisition and the investors in the PIPE Investment will also enter into a registration rights agreement that provides for the registration of the Common Stock purchased in the PIPE Investment.

On January 8, 2014, Infinity Corp. borrowed, pursuant to certain non-interest bearing unsecured convertible promissory notes (the “Notes”), an aggregate of $500,000 from Infinity-C.S.V.C. Management Ltd., an affiliate of the Infinity Funds ($250,000) and HH Energy Group, LP, one of the Sponsors ($250,000), for the payment of various expenses in connection with the Business Combination and the Share Tender Offer. The Notes are due upon consummation of the Business Combination. The Notes may, at the option of each holder, be converted into warrants of the post-business transaction entity, at a price of $0.50 per warrant, that have identical terms to the Insider Warrants, as set forth in Infinity Corp.’s IPO prospectus. Accordingly, if the Notes are converted by the holders in full, the holders would be issued an aggregate of 1,000,000 warrants of Infinity Acquisition upon consummation of the Business Combination, which warrants would be subject to the terms set forth in the Warrant Amendment. The holders of the Notes have waived all claims against Infinity Corp.’s Trust Account. The holders of the Notes have certain registration rights as described therein. If the Business Combination is not consummated, the Notes will not be repaid from funds in the Trust Account.

Certain Transactions of Glori

Since January 1, 2008, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which Glori was or is a party in which the amount involved exceeded or exceeds $120,000 and in which any of Glori’s directors, executive officers, holders of more than 5% of any class of Glori voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described under “Management” and “Executive Compensation” and the transactions described below.

Preferred Stock Issuances

Issuance of Series A Preferred Stock

Between November 2006 and September 2008, Glori sold an aggregate of 47,554,100 shares of series A preferred stock at a price of $0.2208 per share for gross proceeds of approximately $10.5 million. On October 15, 2009, Glori effected a 100 to 1 reverse stock split on its series A preferred stock. The table below sets forth the number of shares of series A preferred stock sold to Glori’s directors, executive officers and 5% stockholders and their affiliates, after giving effect to such reverse stock split, and the number of shares of and value of Common Stock anticipated to be received by such persons following the Closing in exchange for their shares, dividends and warrants relating to the series A preferred stock.

Investor	Number of shares of Series A preferred stock	Aggregate purchase price	Anticipated number of shares of Common Stock to be received at Closing (2)	Anticipated value of Common Stock to be received at Closing (3)
GTI Glori Oil Fund I L.P. (1)	271,738	$6,000,000	1,837,543	$14,700,344
KPCB Holdings, Inc.	181,159	4,000,000	1,109,874	$8,878,993

(1)	269,474 shares of series A preferred stock were sold to GTI Glori Oil Fund I L.P. 2,264 shares of series A preferred stock were sold to GTI Ventures LLC, which is the general partner of GTI Co-Investment L.P., which is the general partner of GTI Glori Oil Fund I L.P. Michael Schulhof, one of Glori’s directors, is a managing director of GTI Capital Group, and Jonathan Schulhof, chairman of Glori’s board, is a managing partner of GTI Capital Group. GTI Capital Group is managed by GTI Holdings LLC and three other partners. GTI Holdings LLC is owned by Michael Schulhof and Jonathan Schulhof and GTI Holdings LLC is the managing member of GTI Ventures LLC.

(2)	Closing assumed to occur on April 15, 2014. Common Stock to be received includes all preferred stock received as dividends, on an as-converted basis.

(3)	Calculated value assumes (A) Closing will occur on April 15, 2014, and (B) a price for the Common Stock at closing of $8.00 per share.

Issuance of Series B Preferred Stock

Between October 2009 and May 2011, Glori sold an aggregate of 2,901,052 shares of series B preferred stock at a price of $5.5216 per share for gross proceeds of approximately $16.0 million. The table below sets forth the number of shares of series B preferred stock sold to Glori’s directors, executive officers and 5% stockholders and their affiliates, and the number of shares of and value of Common Stock anticipated to be received by such persons following the Closing in exchange for their shares and dividends relating to the series B preferred stock.

Investor	Number of shares of Series B preferred stock	Aggregate purchase price	Anticipated number of shares of Common Stock to be received at Closing (4)	Anticipated value of Common Stock to be received at Closing (5)
GTI Glori Oil Fund I L.P. (1)	182,277	$1,006,473	630,335	$5,042,678
KPCB Holdings, Inc.	363,553	2,007,397	1,257,098	$10,056,786
Oxford Bioscience Partners V L.P. (2)	770,539	4,254,621	2,664,168	$21,313,345
Rawoz Technology Company Ltd.	769,703	4,250,000	2,661,188	$21,289,504
Malaysian Life Sciences Capital Fund Ltd. (3)	543,320	3,000,000	1,878,486	$15,027,889
Energy Technology Ventures, LLC	271,660	1,499,997	851,246	$6,809,966

(1)	180,759 shares of series B preferred stock were sold to GTI Glori Oil Fund I L.P. 1,518 shares of series B preferred stock were sold to GTI Ventures LLC, which is the general partner of GTI Co-Investment L.P., which is the general partner of GTI Glori Oil Fund I L.P. Michael Schulhof, one of Glori’s directors, is a managing director of GTI Capital Group, and Jonathan Schulhof, chairman of Glori’s board, is a managing partner of GTI Capital Group. GTI Capital Group is managed by GTI Holdings LLC and three other partners. GTI Holdings LLC is owned by Michael Schulhof and Jonathan Schulhof and GTI Holdings LLC is the managing member of GTI Ventures LLC.

(2)	753,557 and 16,982 shares of series B preferred stock were sold to Oxford Bioscience Partners V L.P. and mRNA Fund V L.P., respectively. Matthew Gibbs is one of Glori’s directors and is the general partner of OBP Management V L.P., which is the general partner of Oxford Bioscience Partners V L.P. and mRNA Fund V L.P.

(3)	Ganesh Kishore is one of Glori’s directors and is the chief executive officer of Malaysian Life Sciences Capital Fund Ltd.

(4)	Closing assumed to occur on April 15, 2014. Common Stock to be received includes all preferred stock received as dividends, on an as-converted basis.

(5)	Calculated value assumes (A) Closing will occur on April 15, 2014, and (B) a price for the Common Stock at closing of $8.00 per share.

Issuance of Series C Preferred Stock

Between December 2011 and January 2012, Glori sold an aggregate of 7,296,607 shares of series C preferred stock at a price of $2.741 per share for gross proceeds of approximately $20 million. The table below sets forth the number of shares of series C preferred stock sold to Glori’s directors, executive officers and 5% stockholders and their affiliates, and the number of shares of and value of Common Stock anticipated to be received by such persons following the Closing in exchange for their shares, dividends and warrants relating to the series C preferred stock. As a result of the amendment of Glori’s certificate of incorporation in connection with the issuance of Glori’s series C-2 preferred stock, Glori’s series C preferred stock is entitled to a conversion ratio of approximately 2 to 1.

Investor	Number of shares of Series C preferred stock	Aggregate purchase price	Anticipated number of shares of Common Stock to be received at Closing (6)	Anticipated value of Common Stock to be received at Closing (7)
GTI Ventures LLC (1)	36,483	$100,000	26,636	$213,089
KPCB Holdings, Inc.	182,415	$500,000	112,991	$903,290
Oxford Bioscience Partners V L.P. (2)	1,459,321	$3,999,999	1,065,457	$8,523,656
Rawoz Technology Company Ltd.	1,094,491	$3,000,000	799,093	$6,392,743
Malaysian Life Sciences Capital Fund Ltd. (3)	1,094,490	$2,999,997	799,092	$6,392,739
Energy Technology Ventures, LLC	937,623	$2,570,025	684,563	$5,476,503
Gentry-Glori Energy Investment LLC (4)	1,246,824	$3,417,545	910,312	$7,282,495
Advantage Capital (5)	1,244,960	$3,412,435	908,952	$7,271,608

(1)	Michael Schulhof, one of Glori’s directors, is a managing director of GTI Capital Group, and Jonathan Schulhof, one of Glori’s directors, is a managing partner of GTI Capital Group. GTI Capital Group is managed by GTI Holdings LLC and three other partners. GTI Holdings LLC is owned by Michael Schulhof and Jonathan Schulhof and GTI Holdings LLC is the managing member of GTI Ventures LLC.

(2)	1,427,159 and 32,162 shares of series C preferred stock were sold to Oxford Bioscience Partners V L.P. and mRNA Fund V L.P., respectively. Matthew Gibbs is one of Glori’s directors and is the general partner of OBP Management V L.P., which is the general partner of Oxford Bioscience Partners V L.P. and mRNA Fund V L.P.

(3)	Ganesh Kishore is one of Glori’s directors and is the chief executive officer of Malaysian Life Sciences Capital Fund Ltd.

(4)	Larry Aschebrook, one of Glori’s directors, is the managing member of Gentry-Glori Energy Investment LLC.

(5)	697,715 and 547,245 shares of series C preferred stock were sold to Texas ACP II, L.P. and Texas ACP Venture Partners I, LLC, respectively. Damon Rawie, one of Glori’s directors, is Vice President of ADVTG GP I, L.L.C, the general partner of Texas ACP II, L.P. and also of Texas ACP Venture Partners I, LLC.

(6)	Closing assumed to occur on April 15, 2014. Common Stock to be received includes all preferred stock received as dividends, on an as-converted basis.

(7)	Calculated value assumes (A) Closing will occur on April 15, 2014, and (B) a price for the Common Stock at closing of $8.00 per share.

Issuance of Series C-1 Preferred Stock

Between April 30, 2013 and November 14, 2013, Glori sold an aggregate of 4,462,988 shares of series C-1 preferred stock at a price of $2.741 per share for gross proceeds of approximately $12.2 million. The table below sets forth the number of shares of series C-1 preferred stock sold to Glori’s directors, executive officers and 5% stockholders and their affiliates, and the number of shares of and value of Common Stock anticipated to be received by such persons following the Closing in exchange for their shares, dividends and warrants relating to the series C-1 preferred stock. As a result of the amendment of Glori’s certificate of incorporation in connection with the issuance of Glori’s series C-2 preferred stock, Glori’s series C-1 preferred stock is entitled to a conversion ratio of approximately 2 to 1.

Investor	Number of shares of Series C-1 preferred stock	Aggregate purchase price	Anticipated number of shares of Common Stock to be received at Closing (6)	Anticipated value of Common Stock to be received at Closing (7)
GTI Ventures LLC (1)	18,241	$49,999	12,104	$96,830
Oxford Bioscience Partners V L.P. (2)	364,830	$999,999	242,090	$1,936,723
Rawoz Technology Company Ltd.	1,094,491	$3,000,000	726,272	$5,810,174
Malaysian Life Sciences Capital Fund Ltd. (3)	474,279	$1,299,999	314,717	$2,517,739
Energy Technology Ventures, LLC	364,830	$999,999	242,090	$1,936,723
Gentry-Glori Energy Investment LLC (4)	519,154	$1,423,000	339,967	$2,719,740
Advantage Capital (5)	1,627,143	$4,459,999	1,079,723	$8,637,787

(1)	Michael Schulhof, one of Glori’s directors, is a managing director of GTI Capital Group, and Jonathan Schulhof, one of Glori’s directors, is a managing partner of GTI Capital Group. GTI Capital Group is managed by GTI Holdings LLC and three other partners. GTI Holdings LLC is owned by Michael Schulhof and Jonathan Schulhof and GTI Holdings LLC is the managing member of GTI Ventures LLC.

(2)	356,790 and 8,040 shares of series C-1 preferred stock were sold to Oxford Bioscience Partners V L.P. and mRNA Fund V L.P., respectively. Matthew Gibbs is one of Glori’s directors and is the general partner of OBP Management V L.P., which is the general partner of Oxford Bioscience Partners V L.P. and mRNA Fund V L.P.

(3)	Ganesh Kishore is one of Glori’s directors and is the chief executive officer of Malaysian Life Sciences Capital Fund Ltd.

(4)	364,831 and 154,323 shares of series C preferred stock were sold to Gentry-Glori Energy Investment II LLC and Gentry-Glori Energy Investment III LLC, respectively. Larry Aschebrook, one of Glori’s directors, is the managing member of Gentry Venture Management LLC, which is the managing member of Gentry-Glori Energy Investment II LLC and Gentry-Glori Energy Investment III LLC.

(5)	1,094,491 and 532,652 shares of series C-1 preferred stock were sold to Texas ACP Venture Partners I, LLC. and Texas ACP I, LP, respectively. Damon Rawie, one of Glori’s directors, is Vice President of ADVTG GP I, L.L.C, the general partner of Texas ACP I, L.P. and also of Texas ACP Venture Partners I, LLC.

(6)	Closing assumed to occur on April 15, 2014. Common Stock to be received includes all preferred stock received as dividends, on an as-converted basis.

(7)	Calculated value assumes (A) Closing will occur on April 15, 2014, and (B) a price for the Common Stock at closing of $8.00 per share.

Issuance of Series C-2 Preferred Stock

On March 13, 2014, Glori sold an aggregate of 1,842,028 shares of series C-2 preferred stock at a price of $2.741 per share for gross proceeds of approximately $5.0 million. The table below sets forth the number of shares of series C-2 preferred stock sold to Glori’s directors, executive officers and 5% stockholders and their affiliates, and the number of shares of and value of Common Stock anticipated to be received by such persons following the Closing in exchange for their shares, dividends and warrants relating to the series C-2 preferred stock. As a result of the amendment of Glori’s certificate of incorporation in connection with the issuance of Glori’s series C-2 preferred stock, Glori’s series C-2 preferred stock is entitled to a conversion ratio of approximately 2 to 1.

Investor	Number of shares of Series C-2 preferred stock	Aggregate purchase price	Anticipated number of shares of Common Stock to be received at Closing (6)	Anticipated value of Common Stock to be received at Closing (7)
GTI Ventures LLC (1)	45,604	$125,001	28,073	$224,582.96
KPCB Holdings, Inc.	18,242	50,001	11,229	$89,833
Oxford Bioscience Partners V L.P. (2)	364,830	$999,999	224,584	$1,796,675
Malaysian Life Sciences Capital Fund Ltd. (3)	182,415	$500,000	112,292	$898,336
Energy Technology Ventures, LLC	182,415	$500,000	112,292	$898,336
Gentry Technology Fund I, LLC (4)	410,069	$1,123,999	252,433	$2,019,461
Advantage Capital (5)	638,453	$1,750,000	393,023	$3,144,184

(1)	Michael Schulhof, one of Glori’s directors, is a managing director of GTI Capital Group, and Jonathan Schulhof, one of Glori’s directors, is a managing partner of GTI Capital Group. GTI Capital Group is managed by GTI Holdings LLC and three other partners. GTI Holdings LLC is owned by Michael Schulhof and Jonathan Schulhof and GTI Holdings LLC is the managing member of GTI Ventures LLC.

(2)	356,790 and 8,040 shares of series C preferred stock were sold to Oxford Bioscience Partners V L.P. and mRNA Fund V L.P., respectively. Matthew Gibbs is one of Glori’s directors and is the general partner of OBP Management V L.P., which is the general partner of Oxford Bioscience Partners V L.P. and mRNA Fund V L.P.

(3)	Ganesh Kishore is one of Glori’s directors and is the chief executive officer of Malaysian Life Sciences Capital Fund Ltd.

(4)	Larry Aschebrook, one of Glori’s directors, is the managing member of Gentry Venture Management LLC, which is the managing member of Gentry Technology Fund I, LLC.

(5)	182,415 and 456,038 shares of series C-2 preferred stock were sold to Texas ACP Venture Partners I, LLC. and Texas ACP II, LP, respectively. Damon Rawie, one of Glori’s directors, is Vice President of ADVTG GP I, L.L.C, the general partner of Texas ACP I, L.P. and also of Texas ACP Venture Partners I, LLC.

(6)	Closing assumed to occur on April 15, 2014. Common Stock to be received includes all preferred stock received as dividends, on an as-converted basis.

(7)	Calculated value assumes (A) Closing will occur on April 15, 2014, and (B) a price for the Common Stock at closing of $8.00 per share.

12.	Reference 12

Legal Proceedings

There is no litigation currently pending or, to Infinity Corp.’s knowledge, contemplated against Infinity Corp., its Sponsors or any of its officers or directors in their capacities as such.

Legal Proceedings

From time to time, Glori has been subject to various claims and legal actions in the ordinary course of its business. Glori is not otherwise involved in any legal proceeding the ultimate outcome of which, in Glori’s judgment based on information currently available, would have a material adverse impact on its business, financial condition or results of operations.

13.	Reference 13

PRICE RANGE OF SECURITIES AND DIVIDENDS

Infinity Corp.’s Ordinary Shares, Infinity Corp. Warrants and Units are each quoted on Nasdaq, under the symbols “INXB,” “INXBW” and “INXBU,” respectively. Each Unit consists of one Ordinary Share and one Infinity Corp. Warrant to purchase an additional Ordinary Share. Units commenced trading on July 20, 2012. Ordinary Shares and Infinity Corp. Warrants commenced trading on September 20, 2012.

The Units that are not voluntarily separated into Ordinary Shares and Infinity Corp. Warrants will continue to trade as Units consisting of one Ordinary Share and one Infinity Corp. Warrant until Infinity Corp. consummates the Business Combination, at which time each Unit will automatically convert into one share of Common Stock and one Infinity Acquisition Warrant. Upon the consummation of the Business Combination, the Units, Ordinary Shares and Infinity Corp. Warrants will become eligible for termination of reporting under Section 12(g)(4) of the Exchange Act.

The table below sets forth the high and low sales prices of Infinity Corp.’s Ordinary Shares, Infinity Corp. Warrants and Units as reported on Nasdaq for the period from September 20, 2012 (the date on which the Ordinary Shares and Infinity Corp. Warrants were first quoted on Nasdaq) through December 31, 2013 and for the period from July 20, 2012 (the date on which the Units were first quoted on Nasdaq) through December 31, 2013.

	Ordinary Shares		Infinity Corp. Warrants		Units
Time Period	High	Low	High	Low	High	Low
Quarter Ended
March 31, 2014 (through April 7, 2014)	$8.05	$7.89	$0.80	$0.60	$8.83	$0.50
December 31, 2013	$7.99	$7.81	$0.65	$0.60	$9.00	$7.83
September 30, 2013	$7.98	$7.82	$0.70	$0.56	$8.41	$8.11
June 30, 2013	$7.86	$7.70	$0.59	$0.56	$8.39	$8.3304
March 31, 2013	$7.81	$7.41	$0.59	$0.56	$8.55	$8.22
December 31, 2012	$8.03	$7.60	$0.591	$0.55	$8.42	$8.11
September 30, 2012*	$7.95	$7.55	$0.57	$0.55	$8.25	$8.01

*	Period from September 20, 2012 for Ordinary Shares and Infinity Corp. Warrants and from July 20, 2012 for Units.

As of April 7, 2014, the closing prices of the Ordinary Shares, Infinity Corp. Warrants, and Units were $8.00, $0.72 and $8.74, respectively.

Infinity Acquisition’s securities and Glori’s securities are not publicly traded.

Infinity Acquisition has submitted an application to Nasdaq to list the Common Stock and Infinity Acquisition Warrants following the Business Combination; however, there can be no assurance concerning Infinity Acquisition’s ability to meet Nasdaq’s qualification standards.

14.	Reference 14

Transfers of Founder Shares and Sponsors Warrants

The Founder Shares, Insider Warrants, repurchased public warrants and any ordinary shares and warrants purchased in the offering or issued upon exercise of the Insider Warrants or repurchased public warrants are each subject to transfer restrictions pursuant to lockup provisions in the letter agreements entered into between Infinity Corp., each of our Sponsors, initial shareholders and the representative of our underwriters. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the Founder Shares, until the earlier of (1) one year after the completion of Infinity Corp.’s initial business combination and (2) the date on which Infinity Corp. consummates a liquidation, merger, share exchange or other similar transaction after its initial business combination that results in all of its shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) in the case of the Insider Warrants, repurchased warrants and the ordinary shares underlying such warrants, until after the completion of Infinity Corp.’s initial business combination, except in the case of both (i) and (ii) (a) to its officers or directors, any affiliates or family members of any of its officers or directors, any of the Sponsors, or any affiliates of its Sponsors, including any members of management of any of the Sponsors, (b) by gift to a member of one of the members of the Sponsor’s immediate family or to a trust, the beneficiary of which is a member of one of the members of our Sponsor’s immediate family, an affiliate of our Sponsors or to a charitable organization; (c) by virtue of laws of descent and distribution upon death of one of the members of our Sponsors; (d) pursuant to a qualified domestic relations order; (e) by virtue of the laws of the jurisdiction of organization of our Sponsors upon dissolution of one of our Sponsors; (f) in the event of Infinity Corp.’s liquidation prior to its completion of an initial business combination; or (g) in the event of the consummation of a liquidation, merger, share exchange or other similar transaction which results in all of Infinity Corp.’s shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to our consummation of our initial business combination; provided, however, in the case of each of clauses (a) through (e), that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. Notwithstanding the foregoing, in the event the sales price of Infinity Corp.’s shares reaches or exceeds $9.60 for any 20 trading days within any 30-trading day period during such one year period, 50% of the Founder Shares shall be released from the lock-up and, if Infinity Corp.’s share price reaches or exceeds $12.00 for any 20 trading days within any 30-trading day period during such one year period, the remaining 50% of the Founder Shares shall be released from the lock-up.

Registration Rights

The holders of the Founder Shares, Insider Warrants and warrants that may be issued upon conversion of working capital loans have registration rights to require Infinity Corp. to register a sale of any of its securities held by them pursuant to a registration rights agreement signed on July 19, 2012. These holders will be entitled to make up to three demands (or one demand in the case of the EBC warrants), excluding short form registration demands, that Infinity Corp. register such securities for sale under the Securities Act. In addition, these shareholders will have “piggy-back” registration rights to include their securities in other registration statements filed by Infinity Corp.

Disclosures incorporated in Item 3.3 (not previously disclosed)

1.	Reference 1

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following sets forth the material U.S. federal income tax consequences of (i) the Redomestication to the U.S. Holders (as defined below) of Units, Ordinary Shares and Infinity Corp. Warrants, which are sometimes referred to collectively, or individually, as Infinity Corp. securities and (ii) the ownership and disposition of Infinity Acquisition Warrants and Common Stock, which are sometimes referred to collectively, or individually, as Infinity Acquisition securities, following the Business Combination. The information set forth in this section is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change.

Because the components of a Unit are separable at the option of the holder, the holder of a Unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Ordinary Share and Infinity Corp. Warrant components of the Unit. As a result, the discussion below of the U.S. federal income tax consequences with respect to actual holders of Ordinary Shares and Infinity Corp. Warrants should also apply to the holders of Units (as the deemed owners of the Ordinary Shares and warrants underlying the Units). See “Characterization of a Unit and its Components” below.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of Infinity Corp. securities, Glori securities or Infinity Acquisition securities that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of Infinity Corp. securities or Infinity Acquisition securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.”  The material U.S. federal income tax consequences applicable specifically to Non-U.S. Holders of the ownership and disposition of Infinity Acquisition securities following the Business Combination are described below under the heading “Non-U.S. Holders.”

This information set forth in this section is based on the Internal Revenue Code of 1986, as amended, or the Code, its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that own and hold Infinity Corp. securities and/or Glori securities and that will own and hold Infinity Acquisition securities as a result of owning the corresponding Infinity Corp. securities and/or Glori securities, as capital assets within the meaning of Section 1221 of the Code. This discussion does not address the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or financial services entities;

•	broker-dealers;

•	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	certain expatriates or former long-term residents of the United States;

•	persons that acquired Infinity Corp. securities, Glori securities or Infinity Acquisition securities pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation;

•	persons that hold Infinity Corp. securities, Glori securities or Infinity Acquisition securities as part of a straddle, constructive sale, hedging, redemption or other integrated transaction;

•	persons whose functional currency is not the U.S. dollar;

•	controlled foreign corporations; or

•	passive foreign investment companies.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of Infinity Corp. securities, Glori securities or Infinity Acquisition securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold Infinity Corp. securities, or Glori securities, or will hold Infinity Acquisition securities, through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of Infinity Corp. securities or Glori securities (or Infinity Acquisition securities), the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distribution made (or deemed made) on Infinity Corp. securities or Glori securities (or Infinity Acquisition securities) and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of Infinity Corp. securities or Glori securities (or Infinity Acquisition securities) will be in U.S. dollars.

Ellenoff Grossman & Schole LLP has rendered a tax opinion to Infinity Corp. that, subject to the following sentence, the Redomestication should qualify as a reorganization within the meaning of Section 368(a) for U.S. federal income tax purposes. However, due to the absence of guidance directly on how the provisions of Section 368(a) apply in the case of a merger of a corporation with no active business and only investment-type assets, this opinion is subject to some uncertainty. This opinion is based on factual representations and covenants made by Infinity Corp. and Infinity Acquisition (including those contained in tax representation letters provided by Infinity Corp. and Infinity Acquisition), and on customary assumptions. If any assumption or representation is inaccurate in any way, or any covenant is not complied with, the tax consequences described in this prospectus could differ from those described in the tax opinion. The tax opinion represents the legal judgment of outside counsel to Infinity Corp. and is not binding on the U.S. Internal Revenue Service, or the IRS, or a court. None of Infinity Corp., Glori or Infinity Acquisition has sought, or will seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR HOLDER OF INFINITY CORP. SECURITIES, GLORI SECURITIES OR INFINITY ACQUISITION SECURITIES IN CONNECTION WITH OR FOLLOWING THE BUSINESS COMBINATION MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, EACH HOLDER OF INFINITY CORP. SECURITIES, GLORI SECURITIES OR INFINITY ACQUISITION SECURITIES IS URGED TO CONSULT WITH ITS OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE BUSINESS COMBINATION, AND THE OWNERSHIP AND DISPOSITION OF INFINITY CORP. SECURITIES, GLORI SECURITIES OR INFINITY ACQUISITION SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Characterization of a Unit and its Components

There is no authority that addresses the U.S. federal income tax treatment of Units. Therefore, it is uncertain how the amount of the purchase price paid by a holder for a Unit would be allocated between the Ordinary Share and the Infinity Corp. Warrant to acquire one Ordinary Share that makes up the Unit. However, in the case of investment units consisting of one debt instrument and one warrant or other equity security, the tax law requires the holder of such investment unit to allocate its purchase price based on the relevant fair market value of each component of such investment unit. By analogy to the tax law applicable to debt instrument investment units, each Unit should be treated for U.S. federal income tax purposes as consisting of one Ordinary Share and one Infinity Corp. Warrant to acquire one Ordinary Share. Based on this analogy, for U.S. federal income tax purposes, each holder of a Unit must allocate the purchase price of a Unit between the Ordinary Share and the Infinity Corp. Warrant that comprise the Unit based on the relative fair market value of each at the time of purchase. The price allocated to each Ordinary Share and Infinity Corp. Warrant is the holder’s tax basis in such share or warrant, as the case may be.

The foregoing treatment of Ordinary Shares and Infinity Corp. Warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the Units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each holder is advised to consult his, her or its own tax adviser regarding the alternative characterizations of a Unit and regarding an allocation of the purchase price between the Ordinary Share and the Infinity Corp. Warrant that comprise a Unit. The balance of this discussion assumes that the characterization of the Units described above is respected for U.S. federal income tax purposes.

U.S. Holders

Tax Consequences of the Redomestication

The Redomestication should qualify as a reorganization within the meaning of Section 368(a) for U.S. federal income tax purposes. However, due to the absence of guidance directly on how the provisions of Section 368(a) apply in the case of a merger of a corporation with no active business and only investment-type assets, this result is not entirely free from doubt. Accordingly, due to the absence of such guidance, it is not possible to predict whether the IRS or a court considering the issue would take a contrary position.

If the Redomestication qualifies as a reorganization within the meaning of Section 368(a), except as otherwise provided below in the sections entitled “PFIC Considerations” and “Effect of Section 367,” a U.S. Holder of Infinity Corp. securities would not recognize gain or loss upon the exchange of its Infinity Corp. securities solely for Infinity Acquisition securities pursuant to the Redomestication. A U.S. Holder’s aggregate tax basis in the Common Stock and Infinity Acquisition Warrants received in connection with the Redomestication should be the same as the aggregate tax basis of the Ordinary Shares and Infinity Corp. Warrants surrendered in exchange therefor in the transaction, increased by any amount included in the income of such U.S. Holder under the PFIC rules or Section 367(b) of the Code. See the discussion under “PFIC Considerations” and “Effect of Section 367,” below. In addition, the holding period of the Infinity Acquisition securities received in the Redomestication generally should include the holding period of the Infinity Corp. securities surrendered in the Redomestication. Except as otherwise discussed below under “PFIC Considerations” below, any recognized gain or loss will generally be long-term capital gain or loss if the U.S. Holder’s holding period with respect to the Infinity Corp. Warrants exchanged for cash is more than one year at the effective time of the Redomestication.

If the Redomestication should fail to qualify as a reorganization under Section 368(a), a U.S. Holder of Infinity Corp. securities generally would recognize gain or loss with respect to its Infinity Corp. securities in an amount equal to the difference, if any, between the fair market value of the corresponding Infinity Acquisition securities received in the Redomestication and the U.S. Holder’s adjusted tax basis in its Infinity Corp. securities surrendered in exchange therefor. In such event, the U.S. Holder’s basis in the Infinity Acquisition securities would be equal to their fair market value on the date of the Redomestication, and such U.S. Holder’s holding period for the Infinity Acquisition securities would begin on the day following the date of the Redomestication.

PFIC Considerations

Even if the Redomestication qualifies as a reorganization within the meaning of Section 368(a) of the Code, the Redomestication may be a taxable event to U.S. Holders of Infinity Corp. securities under the PFIC provisions of the Code, to the extent that Section 1291(f) of the Code applies.

Definition and General Taxation of a PFIC

A foreign (i.e., non-U.S.) corporation will be a PFIC if either (a) at least seventy-five percent (75%) of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least twenty-five percent (25%) of the shares by value, is passive income or (b) at least fifty percent (50%) of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least twenty-five percent (25%) of the shares by value, are held for the production of, or produce, passive income.  Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years.

If Infinity Corp. is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Ordinary Shares or Infinity Corp. Warrants and the U.S. Holder did not make either (a) a timely QEF election for Infinity Corp.’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, (b) a QEF election along with a “purging election,” or (c) an MTM election, all of which are discussed further below, such holder generally will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its Ordinary Shares or Infinity Corp. Warrants; and

•	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Ordinary Shares).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares or Infinity Corp. Warrants;

•	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of Infinity Corp.’s first taxable year in which it qualified as a PFIC, will be taxed as ordinary income;

•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if Infinity Corp. is determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above with respect to its Ordinary Shares by making a timely QEF election (or a QEF election along with a purging election), or an MTM election, all as described below. Pursuant to the QEF election, a U.S. Holder will be required to include in income its pro rata share of Infinity Corp.’s net capital gain (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, whether or not distributed, in the taxable year of the U.S. Holder in which or with which Infinity Corp.’s taxable year ends. Infinity Corp., however, does not believe that it had any earnings and profits in any prior taxable year or will have any earnings and profits for its current taxable year. Pursuant to the MTM election, a U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its Ordinary Shares at the end of its taxable year over the adjusted basis in such Ordinary Shares and may, under certain circumstances, be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year.

Status of Infinity Corp. as a PFIC

Because Infinity Corp. is a blank check company, with no current active business, it likely met the PFIC asset or income test for its initial taxable year ending March 31, 2012. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. It is unclear how the start-up exception applies to corporations such as Infinity Corp. that have not earned any gross income since inception. Nevertheless, assuming Infinity Corp.’s initial taxable year ending March 31, 2012 is treated as its start-up year for purposes of this exception and Infinity Corp. is treated as a PFIC for either of its taxable years ending March 31, 2013 or March 31, 2014, Infinity Corp. will be treated as a PFIC since its formation. Infinity Corp.’s actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to its status as a PFIC for any taxable year. The determination of whether Infinity Corp. is or has been a PFIC is primarily factual, and there is little administrative or judicial authority on which to rely to make a determination of PFIC status. Accordingly, the IRS or a court considering the matter may not agree with Infinity Corp.’s analysis of whether or not it is or was a PFIC during any particular year.

Impact of PFIC Rules on Certain U.S. Holders

The impact of the PFIC rules on a U.S. Holder of Infinity Corp. securities will depend on whether the U.S. Holder has made a timely and effective election to treat Infinity Corp. as a QEF, under Section 1295 of the Code for Infinity Corp.’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, or if the U.S. Holder made a QEF election along with a “purging election,” or if the U.S. Holder made an MTM election, all as discussed below. A U.S. Holder of a PFIC that made either a timely and effective MTM election, a timely and effective QEF election for Infinity Corp.’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, or a QEF election along with a purging election, all as discussed below, is hereinafter referred to as an “Electing Shareholder.” A U.S. Holder of a PFIC that did not make either a timely and effective MTM election, a timely and effective QEF election for Infinity Corp.’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, or a QEF election along with a “purging election,” is hereinafter referred to as a “Non-Electing Shareholder.”

A U.S. Holder’s ability to make a QEF election with respect to Infinity Corp. is contingent upon, among other things, the provision by Infinity Corp. of certain information that would enable the U.S. Holder to make and maintain a QEF election. Infinity Corp. has previously indicated that it would endeavor to provide such information, including a PFIC annual information statement, upon request of a U.S. Holder.

As indicated above, if a U.S. Holder of Ordinary Shares has not made a timely and effective QEF election with respect to Infinity Corp.’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, such U.S. Holder generally may nonetheless qualify as an Electing Shareholder by filing on a timely filed U.S. income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that it would otherwise recognize if the U.S. Holder sold its Ordinary Shares for their fair market value on the “qualification date.” The qualification date is the first day of Infinity Corp.’s tax year in which Infinity Corp. qualifies as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held Ordinary Shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its Ordinary Shares by the amount of the gain recognized and will also have a new holding period in the Ordinary Shares for purposes of the PFIC rules.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market (or MTM) election with respect to such shares for such taxable year. If the U.S. Holder makes a valid MTM election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Ordinary Shares in us and for which Infinity Corp. is determined to be a PFIC, such holder will not be subject to the PFIC rules described above in respect to its Ordinary Shares. Instead, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its Ordinary Shares at the end of its taxable year over the adjusted basis in its Ordinary Shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Ordinary Shares will be treated as ordinary income. The MTM election is available only for shares that are regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisers regarding the availability and tax consequences of an MTM election in respect to Ordinary Shares under their particular circumstances.

A U.S. Holder may not make a QEF or MTM election with respect to its Infinity Corp. Warrants. As a result, if a U.S. Holder of Infinity Corp. Warrants sells or otherwise disposes of such warrants (including for the purpose of exchanging the Infinity Corp. Warrants for Infinity Acquisition Warrants in the Redomestication), any gain recognized will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if Infinity Corp. were a PFIC at any time during the period the U.S. Holder held the Infinity Corp. Warrants.

Effect of PFIC Rules on the Redomestication

Even if the Redomestication qualifies as a reorganization for U.S. federal income tax purposes under Section 368(a) of the Code, Section 1291(f) of the Code requires that, to the extent provided in regulations, a U.S. person that disposes of stock of a PFIC (including warrants to acquire stock of a PFIC) must recognize gain notwithstanding any other provision of the Code. No final Treasury regulations are in effect under Section 1291(f). Proposed Treasury regulations under Section 1291(f) were promulgated in 1992, with a retroactive effective date once they become finalized. If finalized in their present form, those regulations would require taxable gain recognition by a Non-Electing Shareholder with respect to its exchange of Infinity Corp. securities for Infinity Acquisition securities in the Redomestication if Infinity Corp. were classified as a PFIC at any time during such U.S. Holder’s holding period in the Infinity Corp. securities. Any such gain would be treated as an “excess distribution” made in the year of the Redomestication and subject to the special tax and interest charge rules discussed above under “Definition and General Taxation of a PFIC.” In addition, the regulations would provide coordinating rules with Section 367(b) of the Code, whereby, if the gain recognition rule of the proposed Treasury regulations under Section 1291(f) applies to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) requires the shareholder to recognize gain or include an amount in income as a distribution under Section 301 of the Code, the gain realized on the transfer is taxable as an excess distribution under Section 1291 of the Code, and the excess, if any, of the amount to be included in income under Section 367(b) over the gain realized under Section 1291 is taxable as provided under Section 367(b). See the discussion below under the section entitled “Effect of Section 367.” The proposed Treasury regulations under Section 1291(f) should not apply to an Electing Shareholder with respect to its Ordinary Shares for which a timely MTM election or QEF election (or a QEF election along with a purging election) is made. An Electing Shareholder may, however, be subject to the rules discussed below under the section entitled “Effect of Section 367.” In addition, as discussed above, since neither a QEF election nor an MTM election can be made with respect to Infinity Corp. Warrants, the proposed Treasury regulations under Section 1291(f) should apply to cause gain recognition under the PFIC rules on the exchange of Infinity Corp. Warrants for Infinity Acquisition Warrants pursuant to the Redomestication.

The rules dealing with PFICs and with the MTM election, the QEF election and the purging election are very complex and are affected by various factors in addition to those described above. Accordingly, a U.S. Holder of Infinity Corp. securities should consult its own tax advisor concerning the application of the PFIC rules to such securities under such holder’s particular circumstances.

Effect of Section 367

Section 367 of the Code applies to certain non-recognition transactions involving foreign corporations, including a domestication of a foreign corporation in a transaction that qualifies as a Section 368(a) reorganization. When it applies, Section 367 imposes income tax on certain U.S. persons in connection with transactions that would otherwise be tax-free. Section 367(b) generally will apply to U.S. Holders that exchange Ordinary Shares (but not Infinity Corp. Warrants) for Common Stock as part of the Redomestication.

U.S. Shareholders of Infinity Corp.

A U.S. Holder that on the day of the Redomestication beneficially owns (directly, indirectly or constructively) ten percent (10%) or more of the total combined voting power of all classes of Infinity Corp. securities entitled to vote (a U.S. Shareholder) must include in income as a dividend the “all earnings and profits amount” attributable to the Ordinary Shares it directly owns, within the meaning of Treasury Regulation Section 1.367(b)-2(d), in lieu of recognizing the gain on the exchange. Complex attribution rules apply in determining whether a U.S. Holder owns 10% or more of the total combined voting power of all classes of Infinity Corp. securities entitled to vote for U.S. federal income tax purposes.

A U.S. Shareholder’s all earnings and profits amount with respect to its Ordinary Shares is the net positive earnings and profits of the corporation (as determined under Treasury Regulation Section 1.367(b)-2(d)(2)) attributable to the Ordinary Shares (as determined under Treasury Regulation Section 1.367(b)-2(d)(3)) but without regard to any gain that would be realized on a sale or exchange of such Ordinary Shares.

Accordingly, under Treasury Regulation Section 1.367(b)-3(b)(3), a U.S. Shareholder will be required to include in income as a deemed dividend the all earnings and profits amount (as defined in Treasury Regulation Section 1.367(b)-2(d)) with respect to its Ordinary Shares. Infinity Corp., however, does not expect that its cumulative earnings and profits will be greater than zero through the date of the Redomestication. If Infinity Corp.’s cumulative earnings and profits through the date of Redomestication are not greater than zero, then a U.S. Shareholder generally would not (depending on what period the Ordinary Shares were held) be required to include in gross income an all earnings and profits amount with respect to its Ordinary Shares.

It is possible, however, that the amount of Infinity Corp.’s earnings and profits could be greater than expected through the date of the Redomestication or could be adjusted as a result of an IRS examination. The determination of Infinity Corp.’s earnings and profits is a complex determination and may be impacted by numerous factors. Therefore, it is possible that one or more factors may cause Infinity Corp. to have positive earnings and profits through the date of the Redomestication. As a result, depending upon the period in which such a U.S. Shareholder held its Ordinary Shares, such U.S. Shareholder could be required to include all its earnings and profits amount in income as a deemed dividend under Treasury Regulation Section 1.367(b)-3(b)(3) as a result of the Redomestication. See above under “PFIC Considerations — Effect of PFIC Rules on the Redomestication” for a discussion of whether the amount of inclusion under Section 367(b) of the Code should be reduced by amounts required to be taken into account by a Non-Electing Shareholder under the proposed Treasury regulations under Section 1291(f) of the Code.

U.S. Holders That Own Less Than 10 Percent of Infinity Corp.

A U.S. Holder that on the day of the Redomestication beneficially owns (directly, indirectly or constructively) Ordinary Shares with a fair market value of $50,000 or more but less than ten percent (10%) of the total combined voting power of all classes of Infinity Corp. securities entitled to vote must either recognize gain with respect to the Redomestication or, in the alternative, elect to recognize the “all earnings and profits” amount as described below.

Unless a U.S. Holder makes the “all earnings and profits election” as described below, such holder generally must recognize gain (but not loss) with respect to Infinity Acquisition securities received in exchange for its Ordinary Shares pursuant to the Redomestication. Any such gain would be equal to the excess of the fair market value of such Infinity Acquisition securities received over the U.S. Holder’s adjusted tax basis in the Ordinary Shares deemed to be surrendered in exchange therefor. Subject to the PFIC rules discussed above, such gain would be capital gain, and should be long-term capital gain if the U.S. Holder held the Ordinary Shares for longer than one year.

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may elect to include in income the all earnings and profits amount attributable to its Ordinary Shares under Section 367(b) as a dividend. There are, however, strict conditions for making this election. This election must comply with applicable Treasury regulations and generally must include, among other things: (i) a statement that the Redomestication is a Section 367(b) exchange; (ii) a complete description of the Redomestication, (iii) a description of any stock, securities or other consideration transferred or received in the Redomestication, (iv) a statement describing the amounts required to be taken into account for U.S. federal income tax purposes, (v) a statement that the U.S. Holder is making the election that includes (A) a copy of the information that the U.S. Holder received from Infinity Corp. establishing and substantiating the U.S. Holder’s all earnings and profits amount with respect to the U.S. Holder’s Infinity Corp. Ordinary Shares, and (B) a representation that the U.S. Holder has notified Infinity Corp. (or Infinity Acquisition) that the U.S. Holder is making the election, and (vi) certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury regulations thereunder. In addition, the election must be attached by the U.S. Holder to its timely filed U.S. federal income tax return for the year of the Redomestication, and the U.S. Holder must send notice to Infinity Corp. (or Infinity Acquisition) of the election no later than the date such tax return is filed. In connection with this election, Infinity Corp. intends to provide each U.S. Holder eligible to make such an election with information regarding Infinity Corp.’s earnings and profits upon request.

Infinity Corp. does not expect that its cumulative earnings and profits will be greater than zero through the date of the Redomestication and if that proves to be the case, U.S. Holders who make this election generally would not (depending on what period the Ordinary Shares were held) have an income inclusion under Section 367(b) provided that the U.S. Holder properly executes the election and complies with the applicable notice requirements. Thus, it is expected that the making of any election to include the all earnings and profits amount in income as a dividend generally would be advantageous to a U.S. Holder that would otherwise recognize gain under Section 367(b) with respect to its Ordinary Shares in the Redomestication. However, as noted above, if it were determined that Infinity Corp. had positive earnings and profits through the date of the Redomestication, a U.S. Holder that makes the election described herein could have an all earnings and profits amount with respect to its Ordinary Shares, and thus could be required to include that amount in income as a deemed dividend as a result of the Redomestication. See above under “PFIC Considerations — Effect of PFIC Rules on the Redomestication” for a discussion of whether the amount of inclusion under Section 367(b) of the Code should be reduced by amounts required to be taken into account by a Non-Electing Shareholder under the proposed Treasury regulations under Section 1291(f) of the Code.

U.S. Holders are strongly urged to consult with their own tax advisors regarding whether to make this election and if the election is determined to be advisable, the appropriate filing requirements with respect to this election.

U.S. Holders That Own Infinity Corp. Ordinary Shares with a Fair Market Value Less Than $50,000

A U.S. Holder that, on the date of the Redomestication, owns (or is considered to own) Ordinary Shares with a fair market value less than $50,000 would not be required to recognize any gain or loss under Section 367(b) of the Code in connection with the Redomestication, and would not be required to include any part of the all earnings and profits amount in income under Section 367(b) (the de minimis exception).

Shareholder Basis in and Holding Period for Infinity Acquisition Securities

For a discussion of a U.S. Holder’s tax basis and holding period in Infinity Acquisition securities received in the Redomestication, see above under “Tax Consequences of the Redomestication.”

Taxation of Cash Distributions Paid on Common Stock

A U.S. Holder of Common Stock generally will be required to include in gross income as ordinary income the amount of any cash dividend paid on the Common Stock. A cash distribution on such stock generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of Infinity Acquisition’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). The portion of such distribution, if any, in excess of such earnings and profits generally will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Common Stock. Any remaining excess generally will be treated as gain from the sale or other disposition of the Common Stock and will be treated as described under “Taxation on the Disposition of Infinity Acquisition Securities” below.

Any cash dividends Infinity Acquisition pays to a U.S. Holder that is treated as a taxable corporation for U.S. federal income tax purposes generally will qualify for the dividends-received deduction if the applicable holding period and other requirements are satisfied. If, however, any such dividends are “extraordinary dividends” subject to Section 1059 of the Code, a corporate U.S. Holder may be required to reduce the adjusted tax basis in its Common Stock by the nontaxed portion of such dividends (and if the nontaxed portion of such dividends exceeds such basis, such excess may be treated as gain from the sale or exchange of such Common Stock for taxable year in which the extraordinary dividend is received).

Taxation on the Disposition of Infinity Acquisition Securities

Upon a sale or other taxable disposition of Common Stock or Infinity Acquisition Warrants by a U.S. Holder, such U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in such Common Stock or warrants that were sold or disposed of. See “Exercise or Lapse of an Infinity Acquisition Warrant,” below for a discussion regarding a U.S. Holder’s basis in the Infinity Acquisition Common Stock acquired pursuant to the exercise of an Infinity Acquisition Warrant.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders may be subject to a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations.

Medicare Contribution Taxes

U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and capital gains from the sale or other taxable disposition of, Infinity Corp. securities, Glori securities or Infinity Acquisition securities, subject to certain limitations and exceptions. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of Infinity Corp. securities, Glori securities or Infinity Acquisition securities.

Possible Constructive Distributions with Respect to Infinity Acquisition Warrants

The terms of each Infinity Acquisition Warrant provide for an adjustment to the number of shares of Common Stock for which the Infinity Acquisition Warrant may be exercised or to the exercise price of the Infinity Acquisition Warrant in certain events, as discussed in the section of this prospectus captioned “Description of the Combined Company’s Securities Following the Business Combination.” An adjustment that has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the Infinity Corp. Warrants would be treated as receiving a constructive distribution from Infinity Acquisition if, for example, the adjustment increases the warrant holders’ proportionate interest in Infinity Acquisition’s assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of Common Stock, which is taxable to the U.S. Holders of such stock as described under “Taxation of Cash Distributions Paid on Common Stock,” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the Infinity Corp. Warrants received a cash distribution from Infinity Acquisition equal to the fair market value of such increased interest.

Exercise or Lapse of an Infinity Acquisition Warrant

A U.S. Holder generally will not recognize gain or loss by reason of its exercise of an Infinity Acquisition Warrant for cash. Common Stock acquired pursuant to the exercise of an Infinity Acquisition Warrant for cash generally   will have a tax basis equal to the U.S. Holder’s tax basis in the Infinity Acquisition Warrant, increased by the amount paid to exercise the Infinity Acquisition Warrant. The U.S. Holder’s holding period of such Common Stock generally will begin on the date of exercise of the Infinity Acquisition Warrant and will not include the period(s) during which the U.S. Holder held the Infinity Acquisition Warrant. If an Infinity Acquisition Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s adjusted tax basis in the Infinity Acquisition Warrant.

The tax consequences of a cashless exercise of Infinity Acquisition Warrants are not clear under current tax law. A cashless exercise may be tax-free, either because it is not a realization event (i.e., not a transaction in which gain or loss is realized) or because the transaction is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s tax basis in the Common Stock received would equal the U.S. Holder’s adjusted tax basis in the Infinity Acquisition Warrants. If the cashless exercise were treated as not being a realization event, the U.S. Holder’s holding period in the Common Stock could be treated as commencing on the date following the date of exercise of the Infinity Acquisition Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Common Stock received would include the holding period of the Infinity Acquisition Warrants.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of Infinity Acquisition Warrants with a fair market value equal to the exercise price for the number of Infinity Acquisition Warrants deemed exercised. For this purpose, the number of Infinity Acquisition Warrants deemed exercised would be equal to the number of shares of Common Stock issued pursuant to the cashless exercise of the Infinity Acquisition Warrants. In this situation, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Infinity Acquisition Warrants deemed surrendered to pay the exercise price and the U.S. Holder’s tax basis in such Infinity Acquisition Warrants deemed surrendered. Such gain or loss would be long-term or short-term depending on the U.S. Holder’s holding period in the Infinity Acquisition Warrants. In this case, a U.S. Holder’s tax basis in the Common Stock received would equal the sum of the fair market value of the Infinity Acquisition Warrants deemed surrendered to pay the exercise price and the U.S. Holder’s tax basis in the Infinity Acquisition Warrants deemed exercised, and a U.S. Holder’s holding period for the Common Stock should commence on the date following the date of exercise of the Infinity Acquisition Warrants. There also may be alternative characterizations of any such taxable exchange that would result in similar tax consequences, except that a U.S. Holder’s gain or loss would be short-term.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of Infinity Acquisition Warrants it is unclear which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of Infinity Acquisition Warrants.

Non-U.S. Holders

Taxation of Distributions on Infinity Acquisition Securities

Any cash distribution (including a constructive distribution) Infinity Acquisition makes to a Non-U.S. Holder of Infinity Acquisition securities, to the extent paid out of Infinity Acquisition’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute a dividend for U.S. federal income tax purposes. Any such dividend paid to a Non-U.S. Holder with respect to Infinity Acquisition securities that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, as described below, generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). In satisfying the foregoing withholding obligation with respect to a distribution, Infinity Acquisition may withhold up to 30% of either (i) the gross amount of the entire distribution, even if the amount of the distribution is greater than the amount constituting a dividend, as described above, or (ii) the amount of the distribution Infinity Acquisition projects will be a dividend, based upon a reasonable estimate of both its current and accumulated earnings and profits for the taxable year in which the distribution is made. If U.S. federal income tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, the Non-U.S. Holder may obtain a refund of all or a portion of the excess amount withheld by timely filing a claim for refund with the IRS. Any such distribution not constituting a dividend generally will be treated, for U.S. federal income tax purposes, first as reducing the Non-U.S. Holder’s adjusted tax basis in such securities (but not below zero) and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain from the sale or other taxable disposition of such securities, which will be treated as described under “Taxation on the Disposition of Infinity Acquisition Securities” below.

Cash dividends (including constructive dividends) Infinity Acquisition pays to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) generally will not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax (but not the Medicare contribution tax), net of certain deductions, at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder. If the Non-U.S. Holder is a corporation, such dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Taxation on the Disposition of Infinity Acquisition Securities

A Non-U.S. Holder generally will not be subject to U.S. federal income tax in respect of gain recognized on a sale, exchange or other disposition of Infinity Acquisition securities unless:

•	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder);

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	Infinity Acquisition is a “United States real property holding corporation’’ (“USRPHC’’) for U.S. federal income tax purposes at any time during the shorter of the five year period ending on the date of disposition or the Non-U.S. Holder’s holding period for such securities disposed of, and, generally, in the case where Infinity Acquisition securities are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or indirectly, more than 5% of such securities, as applicable, at any time during the shorter of the five year period ending on the date of disposition or the Non-U.S. Holder’s holding period for the security disposed of. There can be no assurance that Infinity Acquisition securities will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable tax treaty provides otherwise, gain described in the first and third bullet points above generally will be subject to U.S. federal income tax (but not the Medicare contribution tax), net of certain deductions, at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder.  Any gain described in the first bullet point above of a Non-U.S. Holder that is a foreign corporation also may be subject to an additional “branch profits tax” at a 30% rate (or a lower applicable tax treaty rate).  Any U.S. source capital gain of a Non-U.S. Holder described in the second bullet point above (which may be offset by U.S. source capital losses during the taxable year of the disposition) generally will be subject to a flat 30% U.S. federal income tax rate (or a lower applicable tax treaty rate).

In connection with the third bullet point above, Infinity Acquisition generally will be classified as a USRPHC if (looking through certain subsidiaries) the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.   No assurance can be given that Infinity Acquisition will not become a USRPHC in the future.  Non-U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of owning and disposing of Infinity Acquisition securities.

Other Taxation Consequences of Holding Infinity Acquisition Securities

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of an Infinity Acquisition Warrant, or the lapse of such warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of an Infinity Acquisition Warrant by a U.S. Holder, as described under “U.S. Holders — Exercise or Lapse of an Infinity Acquisition Warrant,” above.

Payments After July 1, 2014

Effective generally for payments made on or after July 1, 2014, certain Non-U.S. Holders may be subject to a U.S. federal withholding tax at a 30% rate with respect to dividends on, and the gross proceeds from the sale or other disposition of, Infinity Acquisition securities if certain disclosure requirements related to the U.S. accounts maintained by, or the U.S. ownership of, such Non-U.S. Holders are not satisfied.  The IRS has indicated, however, that withholding with respect to such dividends will be required only for payments made on or after July 1, 2014, and withholding with respect to such proceeds will be required only for payments made on or after January 1, 2017.  Non-U.S. Holders should consult their own tax advisors regarding the effect, if any, of such withholding taxes on their ownership and disposition of Infinity Acquisition securities.

Information Reporting and Backup Withholding

Infinity Acquisition generally must report annually to the IRS and to each holder the amount of cash dividends and certain other distributions it pays to such holder on such holder’s securities and the amount of tax, if any, withheld with respect to those distributions.  In the case of a Non-U.S. Holder, copies of the information returns reporting those distributions and withholding also may be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.  Information reporting is also generally required with respect to proceeds from the sales and other dispositions of Infinity Acquisition securities to or through the U.S. office (and in certain cases, the foreign office) of a broker.  In addition, pursuant to recently enacted legislation, certain information concerning a U.S. Holder’s adjusted tax basis in its securities and adjustments to that tax basis and whether any gain or loss with respect to such securities is long-term or short-term also may be required to be reported to the IRS.

Moreover, backup withholding of U.S. federal income tax, currently at a rate of 28%, generally will apply to cash distributions made on Infinity Acquisition securities to, and the proceeds from sales and other dispositions of such securities by, a U.S. Holder (other than an exempt recipient) who:

●	fails to provide an accurate taxpayer identification number;

●	is notified by the IRS that backup withholding is required; or

●	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting (other than with respect to distributions, as described above) and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax.  Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.  Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

2.	Reference 2

MATERIAL DIFFERENCES IN THE RIGHTS OF INFINITY CORP. SHAREHOLDERS
FOLLOWING THE BUSINESS COMBINATION

The rights of Infinity Corp. shareholders are and will be governed by British Virgin Islands law and Infinity Corp.’s memorandum and articles of association until the completion of the Redomestication. If Infinity Corp. shareholders do not tender their Ordinary Shares in the Share Tender Offer, after the Redomestication such shareholders will become stockholders of Infinity Acquisition and their rights will be governed by Delaware law and Infinity Acquisition’s Certificate of Incorporation and Bylaws.

Although the corporate statutes of Delaware and the British Virgin Islands are similar, certain differences exist. Summarized below are the most significant differences between the rights of the shareholders of Infinity Corp. versus the rights of the Infinity Acquisition stockholders (which will include former Infinity Corp. shareholders after the Redomestication).

The following discussions are summaries only. They do not give you a complete description of any non-material differences that may affect security holders. Neither the Companies Act nor the memorandum and articles of association of Infinity Corp. impose any limitations on the right of nonresident or foreign owners to hold or vote securities. Under the Companies Act law, holders of a company’s stock are referred to as members, as opposed to shareholders, and such reference is carried through in the table.

PROVISION	INFINITY CORP. (BVI)	INFINITY ACQUISITION (DELAWARE)
Authorized Capital Stock	Infinity Corp. is authorized to issue an unlimited number of shares of no par value divided into six classes of shares: Ordinary shares or no par value, Class A preferred shares of no par value, Class B preferred shares of no par value, Class C preferred shares of no par value, Class D preferred shares of no par value and Class E preferred shares of no par value.	The authorized capital stock of Infinity Acquisition will consist of 100,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, par value $0.0001 par value per share.

Dividend Policy	Subject to Regulation 23 (Business Combination) of the Articles, the directors may, by resolution of directors, authorize a distribution at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that immediately after the distribution the value of the assets of Infinity Corp. will exceed its liabilities and Infinity Corp. will be able to pay its debts as and when they fall due.	Subject to applicable law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Infinity Acquisition may be declared by the board of directors at any regular or special meeting of the board of directors. Dividends may be paid in cash, in property or in shares of the Infinity Acquisition’s capital stock, unless otherwise provided by applicable law or the Certificate of Incorporation.

Preferred (Preference) Shares	Directors may, subject to making the necessary amendments to the memorandum and articles of association of Infinity Corp., fix the designations, powers, preferences, rights, qualifications, limitations and restrictions, if any, appertaining to any and all classes of shares that may be authorized to be issued under Infinity Corp.’s memorandum and articles of association.	Directors may fix by resolution the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any unissued series of preferred stock, as well as the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, subject to any requirements of the Delaware General Corporation Law, the DGCL, and the Certificate of Incorporation.

PROVISION	INFINITY CORP. (BVI)	INFINITY ACQUISITION (DELAWARE)
Registered Shares	Infinity Corp. is only authorized to issue registered shares. Infinity Corp. is not authorized to issue bearer shares, convert registered shares to bearer shares or exchange registered shares for bearer shares.	Silent.

Purpose of Corporation	Infinity Corp. has full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, subject to the Companies Act, any other legislation of the British Virgin Islands and Regulation 23 (Business Combination) of the Articles.	To engage in any lawful act or activity for which corporations may be organized under the DGCL.

Registered Office	Nemours Chambers, PO Box 3170, Road Town, Tortola, British Virgin Islands.	Vcorp Services, LLC 1811 Silverside Road Wilmington, Delaware, 19810

Transfer Agent	The board of directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents.	The board of directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents.

Voting Rights

The holders of Ordinary Shares shall have the right to vote at a meeting of the members or on any resolution of Members.

The holders of the Preferred Shares shall have the rights, privileges, restrictions and conditions as set out in the amended and restated Memorandum prior to the issue of such shares.

The holders of common stock shall have the right to one vote for each share of common stock.

Redemption of Equity	Regulation 6 of the articles of association provides that Infinity Corp. may purchase, redeem or otherwise acquire and hold its own shares provided the consent of the member whose shares are to be purchase, redeemed or otherwise acquired is obtained (unless Infinity Corp. is permitted by the Companies Act or any other provision in the memorandum or articles of association to purchase, redeem or otherwise acquire the shares without such consent).	Silent.

PROVISION	INFINITY CORP. (BVI)	INFINITY ACQUISITION (DELAWARE)
Stockholder/Member Consent	Prior to the initial public offering, any action that may be taken by the members at a meeting could also be taken by a resolution of members consented to in writing, without the need for prior notice.	Any action required or permitted to be taken by the stockholders of Infinity Acquisition must be effected at a duly called annual or special meeting of stockholders and may not be effected by any action by written consent by such stockholders.

Notice Requirements for Stockholder/Member Relating to Nominations and Other Proposals	Directors convening a meeting of members are required to give not less than 10 nor more than 60 days’ written notice of a meeting to the other members and the other directors.	In general, to bring a matter before an annual meeting or to nominate a candidate for director, a stockholder must give notice of the proposed matter or nomination (1) not less than 90 days and not more than 120 days prior to the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance and (2) with respect to any other annual meeting of stockholders, the close of business on the 10th day following the date of public disclosure of the date of such meeting.

Meetings of Stockholders/Members – Presence	In person or by proxy or by telephone or other electronic means provided all members participating in the meeting are able to hear each other.	In person, by proxy or by means of remote communication.

Meeting of Stockholders/Members – Notice	Directors convening a meeting of members are required to give not less than 10 nor more than 60 days’ written notice of a meeting to the other members and the other directors.	Not less than 10 days nor more than 60 days.

Meetings of Stockholders/Members – Call of Meeting	Members entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested may request in writing that the directors convene a meeting of members.	Annual meetings shall, or special meetings may be called by the board of directors.

Meetings of Stockholders/Members – Place	Within or outside the British Virgin Islands.	Within or without Delaware.

Meetings of Stockholders/Members – Quorum	At the commencement of the meeting, present in person or by proxy not less than 50% of the votes of the shares entitled to vote on resolutions of members to be considered at the meeting.	Majority of the aggregate voting power of the shares of capital stock of Infinity Acquisition issued and outstanding and entitled to vote thereat. Meeting may be adjourned for up to 30 days without additional notice to stockholders.

Meeting of Stockholders/Members – Record Date	The director convening the meeting of members shall fix in the notice of the meeting the record date for determining those members that are entitled to vote at the meeting.	As fixed by the board of directors, no more than 60 days and no less than 10 days before the meeting. If after adjournment a new record date is fixed for the adjourned meeting, notice must be given to stockholders.

Directors – Election

The first directors are appointed by the registered agent within 30 days of incorporation.

Following this, directors are appointed by resolution of members or by resolution of directors.

Immediately before the consummation of an initial public offering, the directors shall pass a resolution of directors dividing themselves into two classes, being the class A directors and the class B directors.

By the stockholders at the annual meeting of the stockholders.

PROVISION	INFINITY CORP. (BVI)	INFINITY ACQUISITION (DELAWARE)
Directors – Term	Each director holds office for the term, if any, fixed by the resolution of directors or resolution of members appointing him, or until his earlier death, resignation or removal. If no fixed term is on the appointment, the director serves indefinitely until his earlier death, resignation or removal.	Directors are generally elected to serve two-year terms, or until such directors’ successor is elected and qualified, with approximately one-half of such members’ terms expiring each year. The terms of directors expire at the annual meeting of shareholders held in the second year following their election, but directors whose terms of office expire may be re-elected.

Directors – Removal	A director may be removed from office with or without cause by a resolution of members passed at a meeting of members called for the purposes including the removal of the director or by a written resolution passed by at least 75% of the members of Infinity Corp. entitled to vote, or subject to Regulation 9.1(b) of the articles of association of Infinity Corp. in relation to its initial public offering, by a resolution of the directors.	By the majority of the voting power of the shares then entitled to vote at an election of directors, for cause only.

Directors – Vacancy

A vacancy occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

Subject to the Articles, the directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. Where the directors appoint a person as director to fill a vacancy, the term may not exceed the term that remained when the person who has ceased to be a director ceased to hold office.

By the vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Directors – Number	The minimum number of directors is one and there is no maximum number.	As determined by the board of directors, but not less than one.

Directors – Quorum and Vote Requirements	A resolution of directors is defined in the Articles as either: (i) a resolution approved at a duly convened and constituted meeting of directors or of a committee of directors by the affirmative vote of a majority of the directors present at the meeting who voted, except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purposes of establishing a majority, or (ii) a resolution consented to in writing by all directors or by all members of a committee of directors, as the case may be.	A majority of the entire board of directors or such committee of the board of directors. The act of a majority of the directors present at any meeting of the board of directors, or a committee thereof, at which a quorum is present shall be the act of the board of directors or such committee.

PROVISION	INFINITY CORP. (BVI)	INFINITY ACQUISITION (DELAWARE)
Directors – Powers	The business and affairs of Infinity Corp. shall be managed by, or under the direction or supervision of, the directors and they have all powers necessary for managing and for directing and supervising the business and affairs of Infinity Corp.	Directors may exercise all powers of Infinity Acquisition not reserved to the stockholders.

Directors – Committees	The directors may, by resolution of directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers.	The board of directors may establish one or more committees with the authority that the board of directors determines.

Directors – Consent Action	An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a resolution of directors or a resolution of a committee of directors consented to in writing by all directors or by all members of the committee, without the need for notice.	Directors may take action by written consent of all directors, in addition to action by meeting.

Directors – Alternates	Until the consummation of a business combination, a director may not appoint an alternate director. Following this, a director may by written instrument appoint an alternate director.	Directors may designate one or more directors as alternate members of any committee.

Directors – Appoint Officers	The directors may by resolution appoint officers at such times as may be considered necessary or expedient.	Directors appoint the officers with such powers and duties as the board of directors shall determine.

Directors – Limitation of Liability	Directors shall not be liable for any debt, obligation or default of Infinity Corp. unless specifically provided in the Companies Act or other enactment of the British Virgin Islands, and except in so far as he may be liable for his own conduct or acts.	Directors shall have no personal liability to Infinity Acquisition or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) of the DGCL expressly provides that the liability of a director may not be eliminated or limited.

Directors – Indemnification Insurance	Infinity Corp. may indemnify, hold harmless and exonerate against all direct and indirect costs, fees and expenses of any type or nature whatsoever any person who is or was a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director, officer, key employee, adviser of Infinity Corp. or is or was, at the request of Infinity serving as a director of, or in any other capacity is or was acting for another enterprise.

Any person who is or was a director or officer shall have a right to indemnification and to the advancement of expenses in connection with proceedings relating to their role as such.

If rights to indemnification and to the advancement of expenses are not provided, the indemnitee may bring a suit against Infinity Acquisition to collect such indemnification and/or expenses.

PROVISION	INFINITY CORP. (BVI)	INFINITY ACQUISITION (DELAWARE)
	There is a requirement that the person to be indemnified acted honestly and in good faith with a view to the best interests of Infinity Corp. and in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.	Infinity Acquisition may purchase and maintain insurance in relation to any person who is or was a director or officer of Infinity Acquisition.

Infinity Corp. may purchase and maintain insurance, purchase or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond in relation to any indemnified person.

Amendments to Organizational Documents	Infinity Corp. may amend its Memorandum or Articles by a resolution of members or by a resolution of directors, save that no amendment may be made by a resolution of directors: (i) to restrict the rights or powers of the members to amend the Memorandum or Articles, (ii) to change the percentage of members required to pass a resolution of members to amend the Memorandum or Articles, (iii) in circumstances where the memorandum or Articles cannot be amended by the members, or (iv) to clause 7 (Variation of Rights), 8 (Rights Not Varied by Issue of Shares Pari Passu), 11 (Amendment of Memorandum and Articles) or Regulation 23 (Business Combination) of the Articles. Also, the shareholders’ ability to amend Regulation 23 (Business Combination) prior to any business combination is subject to certain restrictions.

Amendments to the certificate of incorporation must be approved by the board of directors and the affirmative vote of the holders of at least 66⅔% of the total voting power of the outstanding stock, voting together as a single class.

Bylaws may be amended by a majority vote of the board of directors. Bylaws may also be amended by the affirmative vote of the holders of a majority of the total voting power of the outstanding stock, voting together as a single class; provided, however, that the affirmative vote of the holders of at least 66⅔% of the total voting power of the outstanding stock, voting together as a single class, shall be required for the board of directors or stockholders to amend, or adopt any bylaw inconsistent with, the bylaws relating to meetings of stockholders; director powers, number, classes, election, term of office, resignation, vacancies and removal; indemnification of directors and officers; and amendments.

Sale of Assets	Regulation 10.10 of the Articles of Association of Infinity Corp. expressly dis-applies section 175 of the Act (the section requiring members’ authorization to any disposal of assets representing 50% or more in value of the assets of a company).	The sale of all or substantially all the assets of the company requires stockholder approval.

Anti-Takeover Provisions	There are no anti-takeover provisions applicable to Infinity Corp.	Silent

Appraisal Rights	A member is entitled to payment for the fair value of his shares upon dissenting from a merger, consolidation, transfer/disposal of assets, redemption of his shares and an arrangement (if permitted by the Court).	Provision is made under Delaware corporate law to dissent and obtain fair value of shares in connection with certain corporate actions that require stockholder approval or consent. However, the DGCL does not confer appraisal rights if the Delaware corporation’s stock is either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders.

3.	Reference 3

Directors and Executive Officers after the Business Combination

Infinity Acquisition’s directors and executive officers after the Business Combination will be largely as follows, provided, however, that one of the directors to be appointed pursuant to the Merger Agreement has not yet been identified:

	Term
Name	Expires	Age	Position
Stuart M. Page	2016	50	President and Chief Executive Officer and Director
Victor M. Perez	N/A	60	Chief Financial Officer
Dr. Michael Pavia	N/A	57	Chief Technology Officer
William M. Bierhaus II	N/A	53	Senior Vice President of Business Development
Kenneth E. Nimitz	N/A	44	Senior Vice President of Operations
Thomas Holland	N/A	62	Senior Vice President of Acquisitions and Production
John Clarke	2016	60	Chairman of the Board
Larry Aschebrook	2015	35	Director
Mark Chess	2016	35	Director
Matthew Gibbs	2015	44	Director
Thomas O. Hicks	2016	67	Director
Dr. Ganesh Kishore	2015	59	Director
Mark Puckett	2016	61	Director
Damon L. Rawie	2015	44	Director
Jonathan Schulhof	2015	39	Director
Michael Schulhof	2015	70	Director

The terms of office of the directors of Infinity Acquisition will be staggered such that directors are generally elected to serve two-year terms, or until such directors’ successors are elected and qualified, with one-half of such members’ terms expiring each year. The terms of directors expire at the annual meeting of shareholders held in the second year following their election, but directors whose terms of office expire may be re-elected.

Stuart M. Page has served as Glori’s Chief Executive Officer since March 2007. In June 2011, he assumed the additional title of President. Mr. Page has also served as a member of Glori’s board of directors since March 2007. Prior to joining Glori, Mr. Page was Vice President of IHS Energy, Inc., an information delivery services company, from February 2005 to March 2007 where he was responsible for the company’s mergers and acquisitions activity. He holds a bachelor’s and master’s degree in engineering science from Oxford University, England, and an M.B.A. from Harvard Business School. Mr. Page brings an intimate knowledge of Glori’s business and its industry to the Infinity Acquisition board.

Victor M. Perez has served as Glori’s Chief Financial Officer since August 2011. Prior to joining Glori, Mr. Perez was Chief Financial Officer of Allis-Chalmers Energy Inc., an oilfield services company, from August 2004 to July 2011. From July 2003 to July 2004, Mr. Perez was a private consultant engaged in corporate and international finance advisory. From February 1995 to June 2003, Mr. Perez was Vice President and Chief Financial Officer of Trico Marine Services, Inc., a marine transportation company serving the offshore energy industry. Trico Marine Services, Inc. filed a petition under the federal bankruptcy laws in December 2004. Mr. Perez was Vice President of Corporate Finance with Offshore Pipelines, Inc., an oilfield marine construction company, from October 1990 to January 1995. Mr. Perez also has 15 years of international and energy banking experience. Mr. Perez has an M.B.A, from University of Texas at Arlington and a bachelor’s degree in economics from Virginia Tech.

Kenneth E. Nimitz has served as Glori’s Senior Vice President of Operations since January 2012. Prior to joining Glori, Mr. Nimitz served as a Regional Vice President Americas at Neptune Marine Services Limited, a provider of engineered solutions to the oil and gas, marine and renewable energy industries that is traded on the Australian Securities Exchange, from May 2009 to January 2012. Prior to that, Mr. Nimitz spent 18 years with Schlumberger Limited, a supplier of technology, integrated project management and information solutions to the oil and gas industry, where he held various operational, engineering and management positions, including his most recent Schlumberger position as GeoMarket Operations Manager. Mr. Nimitz holds a bachelor’s of science degree in mechanical engineering from the Massachusetts Institute of Technology and a M.B.A. from Duke University’s Fuqua School of Business.

Dr. Michael Pavia has served as Glori’s Chief Technology Officer since May 2013. Prior to joining Glori, Dr. Pavia was Entrepreneur-in-Residence with the venture capital firm Oxford Bioscience Partners from 2002 to 2010. Before joining Oxford, Dr. Pavia was Chief Technology Officer at Millennium Pharmaceuticals, where his major focus was to improve the productivity of the drug discovery and development process through the appropriate use of new technologies. Dr. Pavia has over 20 years of experience in pharmaceutical research and discovery. He was formerly Vice President-Cambridge Research at Sphinx Pharmaceuticals, a division of Eli Lilly & Co., focusing on the development of combinatorial chemistry technologies. Prior to Sphinx, Dr. Pavia held senior scientific positions in the Department of Chemistry at the Parke-Davis Pharmaceutical Research Division of Warner-Lambert with a focus on drugs of the central nervous system. He serves on the boards of Azevan Pharmaceuticals Inc., and Selventa, Inc. Dr. Pavia holds a bachelor’s degree in chemistry from Lehigh University and a doctorate in organic chemistry from the University of Pennsylvania.

William M. Bierhaus II has served as Glori’s Senior Vice President of Business Development since March 2010. Prior to joining Glori, Mr. Bierhaus spent 28 years with Halliburton Energy Services, Inc., a provider of various products and services to the energy industry for the exploration, development, and production of oil and natural gas worldwide, where he held various field operational, engineering and management positions throughout the United States and Middle East. His most recent Halliburton position was Global Manager of Business Development and Marketing-Cementing with responsibility for business development activities in over 70 countries. Mr. Bierhaus holds a B.S. in civil engineering from Purdue University.

Thomas Holland has served as Glori’s Senior Vice President of Acquisitions and Production since December 2013. Prior to joining Glori, Mr. Holland was involved in two E&P startup companies following a 25-year career with ARCO (1975 to 2000). At ARCO, Mr. Holland held a number of responsible positions in the company’s Land organization including U.S. Land Operations Manager. In 1990 he was named Vice President, Commercial for ARCO Permian, responsible for Land, Acquisitions & Divestitures, Crude Oil Marketing and Regulatory & Compliance for the Western U.S. He oversaw the divestiture of over $600 million of low-performing assets, and led or played a key role in the IPO of Vastar, early stage work on the successful acquisition of Union Texas Petroleum, and several company-level acquisition evaluations. He also led the acquisition of the company’s significant position in the Sprayberry/Wolfcamp play in the Permian Basin. After BP’s acquisition of ARCO in 2000, Mr. Holland, along with other members of the ARCO Permian management team, formed Westwin Energy, LLC, raising private equity capital to acquire and exploit oil in the Permian Basin. The team built the company to about 2,000 barrels of oil production per day before the company was sold in 2004. In 2005, he formed Petrus Exploration to focus on using 3D seismic to generate and sell prospects along the Gulf Coast of Texas and Louisiana. The company’s production was sold to an independent oil company in 2011. Mr. Holland holds a BBA (Petroleum Land Management) from the University of Oklahoma and completed the Seminar for Senior Executives in the Oil & Gas Industry from Southern Methodist University.

John Clarke has served as a member of Glori’s board of directors since April 2011. Mr. Clarke became the Chairman of Glori’s board of directors on January 1, 2012. Since May 2011, Mr. Clarke has been a Partner with Turnbridge Capital, LLC, a private equity investment firm focused on energy related investments. Mr. Clarke has served as President of Concept Capital Group, Inc., a financial and strategic consulting firm founded by him in 1995, since November 2009. From December 2004 until its sale in November 2009, Mr. Clarke served as Chairman and Chief Executive Officer of NATCO Group Inc., an oil services company. Previously, Mr. Clarke served as Managing Director of SCF Partners, a private equity investment firm, Executive Vice President and Chief Financial Officer of Dynegy, Inc., an energy trading company, Managing Director of Simmons & Co. International, an energy investment banking firm, and Executive Vice President and Chief Financial and Administrative Officer of Cabot Oil & Gas Corporation, an oil and gas exploration and production company. Mr. Clarke holds an M.B.A. from Southern Methodist University and a B.A. in economics from the University of Texas at Austin. Mr. Clarke serves on the boards of directors of Penn Virginia Corporation and Tesco Corporation, and previously served on the board of directors of Harvest Natural Resources, Inc. (October 2000 to May 2008), The Houston Exploration Company (December 2003 to June 2007) and NATCO Group Inc. (February 2000 to November 2009). Mr. Clarke brings a wealth of public company board experience and knowledge of the energy industry to Infinity Acquisition’s board of directors.

Matthew Gibbs has served as a member of Glori’s board of directors since October 2009. Mr. Gibbs is a General Partner of Oxford Bioscience Partners. Mr. Gibbs has 19 years of investing experience in venture backed technology, energy and healthcare companies through Oxford. His tenure spans four Oxford funds totaling $950M under management. Mr. Gibbs joined Oxford Bioscience Partners in 1997 and became a General Partner in 2005. In addition to Glori, current and past investments include eSionic (energy storage company for lithium ion batteries) and Cambrios (electronic materials for touch panel displays), Zone Labs (security software) acquired by CheckPoint Software Technologies (NASDAQ: CHKP) for $290M, Stratagene (lifescience instruments and reagents) acquired by Agilent (NYSE: A) for $250M, and BioSource (lifescience reagents) acquired by Invitrogen (NASDAQ: IVGN) for $130M. Board positions include Director, Chairman of Compensation and Audit Committees, as well as a Member of Nominating and Risk Committees of 12 private companies. Prior to joining Oxford, Mr. Gibbs worked for the Venture Fund of Washington, a venture capital firm. In 1994, Mr. Gibbs worked for MedVest, Inc a venture capital syndicated fund by Oak Investment Partners and Johnson and Johnson Development Corp. Mr. Gibbs received his B.A. from the University of Colorado and completed Executive Programs at Harvard Business School. Mr. Gibbs brings extensive experience in business and the building of companies from early stage to commercial scale to Infinity Acquisition’s board of directors.

Dr. Ganesh Kishore has served as a member of Glori’s board of directors since October 2009. Since April 2007, he has served as Chief Executive Officer of Malaysian Life Sciences Capital Fund Ltd., where he oversees fund management, investment portfolio management and governance of companies in which Malaysian Life Sciences Capital Fund Ltd. has made investments. Since January 2009, he has also served as President and Chief Executive Officer of K Life Sciences, LLC where he provides advisory services to life science businesses. Between April 2007 and December 2008, Dr. Kishore served as a Managing Director of Burrill & Company, where his responsibilities included fund management, fund raising and governance of companies in which Burrill & Company invested. Prior to joining Burrill &Company, Dr. Kishore served as Chief Biotechnology Officer at E. I. du Pont de Nemours and Company from March 2005 to April 2007, where he was responsible for overall biotechnology leadership for DuPont’s life science businesses. Dr. Kishore holds a Ph.D. in biochemistry from the Indian Institute of Science, an M.S. in biochemistry from the University of Mysore and a B.S. in physics and chemistry from the University of Mysore. Dr. Kishore serves on the board of directors of Gevo, Inc. and previously served on the board of Embrex, Inc. (January 2002 to January 2007). Dr. Kishore brings extensive knowledge of the biotechnology industry and experience in advising and managing early stage companies to Infinity Acquisition’s board of directors.

Jonathan Schulhof has served as a member of Glori’s board of directors since its inception in November 2005 and was Chairman of Glori’s board of directors through January 1, 2012. Mr. Schulhof is a founder and managing partner of GTI Capital Group, a New York and India based firm formed in 2010 that specializes in private equity investments, as well as advisory services in the aerospace, healthcare, energy and media sectors. Mr. Schulhof maintains oversight over day to day operations of GTI Capital Group and has led the purchase and sale of several U.S. and Indian companies and has supervised the launch of several startup businesses. Prior to joining GTI Capital Group in 2010, Mr. Schulhof had been a managing partner of GTI Companies since 2002. Prior to joining GTI Companies, Mr. Schulhof was a Director of Business Development at Tellme Networks, Inc., where he developed company strategy and business plans, and executed strategic sales. Prior to joining Tellme Networks, Inc., Mr. Schulhof was a corporate associate at Schulte Roth & Zabel LLP, a law firm specializing in mergers and acquisitions, bankruptcy, securities, structured finance, and investment management services. Mr. Schulhof holds a B.A. from Dartmouth College and a J.D. from Stanford Law School, and is a member of the New York State Bar. Mr. Schulhof brings a wealth of knowledge in advising and managing early stage companies to Infinity Acquisition’s board of directors.

Michael Schulhof has served as a member of Glori’s board of directors since Glori’s inception in 2005. Since 1998, Mr. Schulhof has been a managing director of GTI Capital Group. From 1993 to 1996, he was President and Chief Executive Officer of Sony Corporation of America. Mr. Schulhof holds a B.A. from Grinnell College, Master of Science from Cornell University and Ph.D. from Brandeis University. Mr. Schulhof also received an Honorary Degree as Doctor of Physics from Grinnell College. Mr. Schulhof serves on the board of directors of j2 Global Communications, Inc. Mr. Schulhof brings extensive experience with global business operations and finance to Infinity Acquisition’s board of directors.

Mark Puckett has served as a member of Glori’s board of directors since April 2011. Mr. Puckett began his career at Chevron Corporation, a company engaging in petroleum, chemicals, mining, power generation, and energy operations worldwide, in 1973 and retired in May 2008. During his tenure at Chevron, Mr. Puckett held a variety of positions of increasing responsibility in Chevron’s upstream operations before ultimately retiring as the President of Chevron’s Energy Technology Company, where he was responsible for managing the company’s technology resources across all business segments. In addition, Mr. Puckett served on Chevron’s management committee from 1997 until his retirement and served on Chevron’s upstream and gas leadership team from 2001 until his retirement. Since his retirement, Mr. Puckett has been involved in private investments. He is a member of the Society of Petroleum Engineers and the Dean’s Advisory Council, College of Engineering at Texas A&M University. Mr. Puckett holds a bachelor’s degree in civil engineering from Texas A&M University. Mr. Puckett serves on the board of directors of Concho Resources Inc. Mr. Puckett brings extensive knowledge of the energy industry to Infinity Acquisition’s board of directors, including in the areas of primary, secondary and enhanced oil recovery.

Larry Aschebrook is the founder and has served as Chief Executive Officer of Gentry Financial Holdings Group LLC (“Gentry”), a diversified financial services firm. Mr. Aschebrook has created and raised capital for numerous investment partnerships, and established close ties to a number of top-tier venture funds. Mr. Aschebrook currently is a member of the National Venture Capital Association and serves on the board of directors of Solexel, Inc., Agrivida, Inc. and FloDesign Wind Turbine Corp. Mr. Aschebrook was nominated for the M&A Advisors Magazine “40 under 40” award in 2012. Prior to founding Gentry, Mr. Aschebrook owned multiple businesses and previously served as a Vice President level administrator for five large academic institutions. Mr. Aschebrook’s primary responsibility in these positions was development activity, raising funds from private and corporate donors. Over the course of his career, he was responsible for overseeing more than $500 million in grants, donations, and sponsorships. He also had responsibility for multimillion-dollar projects such as stadium naming rights, television and radio rights, as well as all revenue generation activities for Athletics. Mr. Aschebrook holds an MBA from the W.P. Carey School of Business at Arizona State University, a M.S. in Sports Administration and a B.S. from the University of Wisconsin. Mr. Aschebrook brings extensive investment experience to Infinity Acquisition’s board of Directors.

Damon L. Rawie is a managing director with Advantage Capital Partners (“ACP”), an investment firm that specializes in providing capital to companies based in areas underserved by traditional capital providers. Founded in 1992, ACP is a multi-stage investor that has raised over $1.7 billion in capital and makes investments in companies representing a wide variety of industries. Based in Austin and a member of the ACP team since 1999, Mr. Rawie is an active multi-stage investor for the firm. His investment experience covers a variety of industries including energy technology, business services, software and new media. Mr. Rawie serves as a member of the board of directors for a number of ACP’s portfolio companies and is also a board member of the Texas Coalition for Capital, a non-profit statewide organization that supports various economic development initiatives including job creation and access to capital for emerging businesses. Prior to joining ACP, Mr. Rawie worked in investment banking and operational consulting. Mr. Rawie was a Manager at China International Capital Corporation (“CICC”), a Morgan Stanley/China Construction Bank joint venture investment bank in Beijing. Before working with CICC, Mr. Rawie was a management consultant at PricewaterhouseCoopers and an investment banking analyst at J.P. Morgan Securities. Mr. Rawie holds an M.B.A. from the University of Chicago Graduate School of Business and a bachelor’s degree from Wesleyan University. Mr. Rawie brings extensive investment experience to Infinity Acquisition’s board of directors.

Mark Chess has been our Executive Vice President since inception. Mr. Chess is a managing director with Infinity Equity and has been with the firm since 2001. He has negotiated investments on behalf of Infinity with Futuragene (AIM: FGN) which was subsequently sold to Suzano for USD$90 million. Mr. Chess helped establish the first Infinity-CSVC fund in China in 2005 and manages the Fund’s strategic relationships with institutions in the United States, particularly the Infinity-NSF portfolio. Mr. Chess has been with Infinity since 2001. Since January 2007, Mr. Chess has been responsible for off-shore investments in the information technology and agriculture industries for Infinity I-China Fund. Prior to Infinity, Mr. Chess was a Director with Partners500, where he led its international business strategy. In the philanthropic community, Mr. Chess is the Chairman of The Presentense Group, LEG-UP Microfinance Fund, and Yesh Shabbat. In addition, Mr. Chess sits on the Boards of The Museum of Psalms, JSC, and The Initiative Center of the Negev. He graduated with a degree in Business Honors from the University of Texas at Austin.

Thomas O. Hicks has been a member of Infinity Corp.’s board of directors since January 2014. Mr. Hicks is founder, Chairman and Chief Executive Officer of Hicks Holdings LLC, HEP, the private equity firm led by Mr. Hicks, targets acquisitions, recapitalizations, buyouts, buy-and-builds, corporate divestitures and selected growth capital investments, typically investing $15-100 million per portfolio company, in companies with enterprise values between $40-400 million. Some of HEP’s investments to date include: Anvita Health; DirecPath; Drilling Tools International; Grupo Pilar; Just Brakes; Latrobe Specialty Steel; Ocular LCD, Inc.; and, through H-D Advanced Manufacturing, Inc, Overton Chicago Gear and Innovative Mechanical Solutions, or iMech. In 2007, Mr. Hicks founded and served as Chairman of HAC I, a $552 million Special Purpose Acquisition Company (SPAC), which in September 2009, completed a successful merger with Resolute Natural Resources to form Resolute Energy Corporation, which is listed on the NYSE under the ticker symbol REN. Sales of Major League Baseball’s Texas Rangers and the National Hockey League’s Dallas Stars, each formerly held by Mr. Hicks and his affiliates, were completed in 2010 and 2011, respectively, each through a court-supervised auction process under Chapter 11 of the U.S. Bankruptcy Code. Previously, Mr. Hicks co-founded, and was Chairman from 1989 through 2004 of HMTF, a nationally prominent private equity firm specializing in leveraged acquisitions. During Mr. Hicks’ tenure as Chairman, HMTF successfully raised over $12 billion of private equity funds and consummated over $50 billion of leveraged acquisitions. Mr. Hicks serves on the boards of directors of Carpenter Technology Corporation, Drilling Tools International, Just Brakes, Ocular LCD, H-D Advanced Manufacturing, Inc., the University of Southern California Marshall School of Business Dean’s Board of Advisors, the University Of Texas Southwestern Medical Foundation Board Of Trustees, and the University of Texas Chancellor’s Council. He recently served on the Board of Trustees for The Center for Strategic and International Studies. A former member of the University of Texas System Board of Regents, Mr. Hicks served as Chairman of the University of Texas Investment Management Company (UTIMCO), which manages the $20 billion University of Texas Permanent University Fund and Long Term Funds. Mr. Hicks graduated with an MBA from the University of Southern California in 1970 and a BBA from the University of Texas in 1969. He is also a past recipient of the University of Texas’ Distinguished Alumnus Award, and has served several years as a Distinguished Guest Lecturer at Stanford University’s Graduate School of Business. Mr. Hicks brings extensive management and investment experience to Infinity Acquisition’s board of directors.

Disclosures incorporated in Item 9.01:

1.	Reference 1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Glori Energy Inc.

We have audited the accompanying consolidated balance sheets of Glori Energy Inc. and Subsidiaries (the “Company”) as of December 31, 2012 and 2013, and the related consolidated statements of operations, temporary equity and stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Glori Energy Inc. and Subsidiaries as of December 31, 2012 and 2013, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Houston, Texas

March 20, 2014

GLORI ENERGY INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	As of December 31,
	2012	2013

ASSETS

Current assets:
Cash and cash equivalents	$18,707	$20,867
Accounts receivable, less allowance for doubtful accounts of $0 and $80 as of December 31, 2012 and 2013, respectively	231	307
Prepaid expenses and other current assets	172	71
Inventory	45	24
Total current assets	19,155	21,269

Property and equipment, at cost, net of accumulated depreciation, depletion and amortization	5,040	2,810

Deferred offering costs	-	378

Deferred loan costs and other	282	162
Total assets	$24,477	$24,619

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$368	$534
Deferred revenue	995	1,753
Accrued expenses	454	417
Derivative liabilities	2,329	-
Warrant liabilities	701	13,905
Current portion of long-term debt	2,906	3,499
Total current liabilities	7,753	20,108

Long-term liabilities:
Long-term debt, less current portion	4,973	1,771
Other long-term liabilities	276	449
Total long-term liabilities	5,249	2,220
Total liabilities	13,002	22,328

Commitments and contengencies

Temporary equity:
Series A cumulative convertible redeemable preferred stock, $.0001 par value; 521,852 shares authorized; 475,541 shares issued and outstanding; stated at liquidation preference	13,225	13,762
Series B cumulative convertible redeemable preferred stock, $.0001 par value; 2,901,052 shares authorized, issued and outstanding; stated at liquidation preference	26,482	31,900
Series C cumulative convertible redeemable preferred stock, $.0001 par value; 7,500,000 and 13,780,033 shares authorized as of December 31, 2012 and 2013, respectively; 7,296,607 shares issued and outstanding; stated at liquidation preference	24,402	29,773
Series C-1 cumulative convertible redeemable preferred stock, $.0001 par value; 8,836,718 shares authorized; 4,462,968 shares issued and outstanding as of December 31, 2013; stated at liquidation preference	-	3,234
Total temporary equity	64,109	78,669

Stockholders’ equity:
Common stock, $.0001 par value, 100,000,000 shares authorized; 3,066,663 shares issued and outstanding as of December 31, 2012 and 3,295,771 shares issued and outstanding as of December 31, 2013	1	1
Accumulated deficit	(52,635)	(76,379)
Total stockholders’ equity	(52,634)	(76,378)
Total liabilities, temporary equity and stockholders’ equity	$24,477	$24,619

The accompanying notes are an integral part of these consolidated financial statements.

GLORI ENERGY INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Year Ended December 31,
	2012	2013

Revenue	$2,181	$3,219

Operating expenses:
Operations	3,901	4,511
Science and technology	1,459	1,682
Write-off of deferred offering costs	1,492	126
Impairment of oil and gas property	-	2,190
Selling, general and administrative	3,411	4,279
Depreciation, depletion and amortization	560	603
Total operating expenses	10,823	13,391

Loss from operations	(8,642)	(10,172)

Other (expense) income:
Loss on change in fair value of derivative liabilities	(2,317)	-
(Loss) gain on change in fair value of warrant liabilities	(506)	592
Interest expense	(480)	(959)
Gain (loss) on disposal of property and equipment and other	5	(70)
Total other expense, net	(3,298)	(437)

Net loss before taxes on income	(11,940)	(10,609)

Taxes on income	-	-

Net loss	(11,940)	(10,609)

Less:
Accretion of redeemable preferred stock and preferred stock dividends	(9,736)	(14,317)

Net loss applicable to common stockholders	$(21,676)	$(24,926)

Net loss per common share, basic and diluted	$(7.08)	$(7.79)

Weighted average common shares outstanding, basic and diluted	3,060	3,201

The accompanying notes are an integral part of these consolidated financial statements.

GLORI ENERGY INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY

(in thousands, except share data)

	Temporary equity - convertible redeemable preferred stock									Stockholders’ equity
									Total			Additional		Total
	Series A Preferred		Series B Preferred		Series C Preferred		Series C-1 Preferred		temporary	Common stock		paid-in	Accumulated	stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	equity	Shares	Par value	capital	deficit	equity
Balances at January 1, 2012	475,541	$12,709	2,901,052	$21,990	2,876,041	$7,888	-	$-	$42,587	3,009,592	$1	$-	$(31,477)	$(31,476)
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	291	-	291
Share issuance	-	-	-	-	4,420,566	11,786	-	-	11,786	57,071	-	227	-	227
Accretion of preferred stock	-	516	-	4,492	-	4,728	-	-	9,736	-	-	(518)	(9,218)	(9,736)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(11,940)	(11,940)
Balances at December 31, 2012	475,541	13,225	2,901,052	26,482	7,296,607	24,402	-	-	64,109	3,066,663	1	-	(52,635)	(52,634)
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	774	-	774
Share issuance	-	-	-	-	-	-	4,462,968	243	243	229,108	-	408	-	408
Accretion of preferred stock	-	537	-	5,418	-	5,371	-	2,991	14,317	-	-	(1,182)	(13,135)	(14,317)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(10,609)	(10,609)
Balances at December 31, 2013	475,541	$13,762	2,901,052	$31,900	7,296,607	$29,773	4,462,968	$3,234	$78,669	3,295,771	$1	$-	$(76,379)	$(76,378)

 The accompanying notes are an integral part of these consolidated financial statements.

GLORI ENERGY INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2012	2013
Cash flows from operating activities:
Net loss	$(11,940)	$(10,609)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion and amortization of property and equipment	560	603
Loss on disposal of property and equipment	-	25
Bad debt expense	-	80
Stock-based compensation	291	774
Loss on change in fair value of derivative liabilities	2,317	-
Amortization of deferred loan costs and other	57	156
Accretion of other long-term liabilities	66	115
Loss (gain) on change in fair value of warrant liabilities	506	(592)
Accretion of discount on long-term debt	34	67
Write-off of deferred offering costs	1,492	126
Impairment of oil and gas property	-	2,190
Changes in operating assets:
Accounts receivable	141	(156)
Prepaid expenses	(106)	51
Inventory	(7)	21
Accounts payable	(761)	(125)
Deferred revenue	362	758
Accrued expenses	121	(37)
Net cash used in operating activities	(6,867)	(6,553)

Cash flows from investing activities:
Purchase of property and equipment	(2,332)	(530)
Net cash used in investing activities	(2,332)	(530)

Cash flows from financing activities:
Proceeds from issuance of common and preferred stock	11,843	260
Proceeds from issuance of preferred warrants	195	11,858
Payments for deferred offering costs	(534)	(163)
Payments for deferred loan costs	-	(36)
Proceeds from issuance of long-term debt	7,557	-
Payments of long-term debt	(1)	(2,676)
Net cash provided by financing activities	19,060	9,243

Net increase in cash and cash equivalents	9,861	2,160

Cash and cash equivalents, beginning of year	8,846	18,707

Cash and cash equivalents, end of year	$18,707	$20,867

Non-cash financing and investing activities:
Issuance of preferred stock in settlement of accrued expense	$170	$-
Contribution of capital equal to fair value of derivative due to termination of derivative liability	-	2,329
Fair value of preferred stock and warrants in excess of proceeds	-	(1,938)

Supplemental cash flow information:
Interest paid	$271	$732

The accompanying notes are an integral part of these consolidated financial statements.

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION, NATURE OF BUSINESS AND LIQUIDITY

Glori Energy Inc., a Delaware corporation (formerly Glori Oil Limited) was incorporated in November 2005 (as successor in interest to Glori Oil LLC) to improve and increase production and recovery from mature oil wells using state of the art biotechnology solutions.

In October 2007, the company formed Glori Oil (Argentina) Limited, a Delaware corporation, as a wholly-owned subsidiary, to provide its solutions to South America. In April and May 2008 the company formed Glori Oil S.R.L. (see Note 15) a wholly-owned subsidiary of Glori Oil (Argentina) Limited (97%) and Glori Energy Inc. (3%) domiciled in Argentina to conduct the company’s Argentinian operations.

In September 2010, the Company incorporated Glori Canada Ltd. (formerly Glori Oil Ltd.) in the province of Alberta, Canada, with registration in the province of Saskatchewan, as a wholly-owned subsidiary, to conduct the Company’s business in Canada.

In October 2010, the Company activated a previously dormant wholly-owned subsidiary, Glori Holdings Inc. (formerly Glori Oil Holdings Company), to acquire a 100% working interest in a leasehold in Kansas, the Etzold Field, in exchange for the assumption of the asset retirement obligation (the plugging and abandonment liability) of the existing wells on the leasehold and an overriding royalty interest. In September 2012, the Company acquired a 100% working interest in an adjacent property, in exchange for the assumption of the asset retirement obligation, cash and an overriding royalty interest.

In February 2011, the Company incorporated Glori California Inc. (formerly Glori Oil California Limited) to conduct its operations in the state of California.

In September 2013, the Company incorporated OOO Glori Energy to conduct operations in Russia.

Glori Energy Inc., Glori Oil (Argentina) Limited, Glori Oil S.R.L., Glori Canada Ltd., Glori Holdings Inc., Glori California Inc. and OOO Glori Energy are collectively referred to as the “Company” in the consolidated financial statements.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Glori Energy Inc. and its wholly-owned subsidiaries. Intercompany balances and transactions have been eliminated in consolidation.

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

Concentrations of Credit Risk

The Company maintains its cash in bank deposits with financial institutions. These bank deposits, at times, exceed Federal Deposit Insurance Corporation limits of $250,000 per depositor. The Company monitors the financial condition of the financial institutions and has not experienced any losses on such accounts. The Company is not party to any financial instruments which would have off-balance sheet credit or interest rate risk.

The Company derived service revenue from eight customers during 2012 and eleven customers during 2013. The following is a reconciliation of the customers that exceeded 10% of total service revenues in each of those periods:

	Percentage of Service Revenue
	Year Ended December 31,
Customer	2012	2013

A	12%	14%
B	16%	*
C	15%	-
D	19%	20%
E	12%	*
F	11%	-
G	*	20%
H	-	16%

* Revenues were less than 10% for the period.

Management believes these customers do not constitute a significant credit risk.

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

The Company had outstanding receivables related to service revenue from three customers as of December 31, 2012 and seven customers as of December 31, 2013. The following is a reconciliation of the customers that exceeded 10% of total accounts receivable from service revenues as of each of these dates:

	Percentage of outstanding
	accounts receivable from service revenue
	December 31,
Customer	2012	2013

A	64%	17%
B	21%	13%
D	-	25%
F	15%	-
I	-	26%

Accounts Receivable

Accounts receivable consists of amounts due in the ordinary course of business, primarily from companies engaged in the exploration of oil and gas. The Company performs ongoing credit evaluation of its customers and generally does not require collateral. Allowances are maintained for potential credit issues as they arise through management’s analysis of factors such as amount of time outstanding, customer payment history and customer financial condition. The Company has incurred inconsequential credit losses since inception.

Inventory

Inventory is stated at average cost and consists primarily of raw materials in the form of chemicals and finished goods that have been blended as part of the Company’s biotechnology solution.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and depreciated over the remaining useful lives of the associated assets, and repairs and maintenance costs are charged to expense as incurred. When property and equipment are retired or otherwise disposed, the cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in the results of operations for the respective period.

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

Depreciation and amortization for long-lived assets are recognized over the estimated useful lives of the respective assets by the straight-line method as follows:

Laboratory and manufacturing facility	5 years or the remaining term of the lease, whichever is shorter

Laboratory and field service equipment, office equipment and trucks	5 years

Computer equipment	3 years

Oil and Natural Gas Properties

The Company follows the successful efforts method of accounting for oil and gas operations whereby cost to acquire mineral investments in oil and gas properties, to drill successful exploratory wells, to drill and equip development wells and to install production facilities are capitalized. Certain exploration costs, including unsuccessful exploratory wells and geological and geophysical costs, are charged to operations as incurred. The Company’s acquisition and development costs of proved oil and gas properties are amortized using the units-of-production method, at the field level, based on total proved reserves and proved developed reserves as estimated by independent petroleum engineers.

Impairment of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets, such as property, equipment and oil and gas properties, when events or changes in circumstances occur that indicate the carrying value of the asset or asset group may not be recoverable. The assessment of possible impairment is based on the Company’s ability to recover the carrying value of the asset or asset group from the expected future pre-tax cash flows (undiscounted) of the related operations. Individual assets are grouped for impairment purposes at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets, generally on a field-by-field basis for oil and gas properties. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value.

The Company deferred costs incurred for an initial public offering (“IPO”) of common stock prior to and during 2012 including legal and other professional fees. The IPO was withdrawn in 2012 due to market conditions, and as a result, the Company recorded a write-off of the deferred costs of $1,492,000 during 2012.

During 2013 the Company deferred offering costs for a subsequent C-1 preferred stock offering initially planned for the fourth quarter 2013. These costs, in the amount of $126,000, were written off as the Company abandoned the offering in pursuit of alternate financing through the proposed business combination with Infinity Cross Border Acquisition Corporation (see Note 15).

In 2013 the Company impaired proved-oil and gas properties, included in property, plant and equipment on the consolidated balance sheets. The write off was the result of a decline in proved reserves on the Company’s 2013 fiscal year end reserve report from the 2012 fiscal year end reserve report. The decline arose from the Company’s decision to abandon the development of proved undeveloped reserves in the field as recent results indicated these reserves would be uneconomic to produce. The Company used a discounted future cash flow approach based on the remaining reserves to calculate the value of the reserves at December 31, 2013. The reduction in asset value of proved-oil and gas properties of $2,190,000 represents the impairment amount (see Note 3) which is shown as impairment of oil and gas property on the consolidated statement of operations.

Derivatives

Derivative instruments, including derivative instruments embedded in other contracts, are recorded on the balance sheet as either an asset or liability measured at fair value. Changes in the fair value of derivative instruments are recognized currently in results of operations unless specific hedge accounting criteria are met. The Company has not entered into hedging activities to date. As a result of certain financings, derivative instruments were created that are measured at fair value and marked to market at each reporting period (see Note 6, 7 and 10). Changes in the derivative value are recorded in other (expense) income on the consolidated statements of operations.

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

Asset Retirement Obligation

The Company recognizes the present value of the estimated future abandonment costs of its oil and gas properties in both assets and liabilities. If a reasonable estimate of the fair value can be made, the Company will record a liability for legal obligations associated with the future retirement of long-lived assets that result from the acquisition, construction, development and/or normal operation of the assets. The fair value of a liability for an asset retirement obligation is recognized in the period in which the liability is incurred. The fair value is measured using expected future cash outflows (estimated using current prices that are escalated by an assumed inflation rate) discounted at the Company’s credit-adjusted risk-free interest rate. The liability is then accreted each period until it is settled or the asset is sold, at which time the liability is reversed and any gain or loss resulting from the settlement of the obligation is recorded. The initial fair value of the asset retirement obligation is capitalized and subsequently depreciated or amortized as part of the carrying amount of the related asset.

The Company has recorded asset retirement obligations related to its oil and gas properties. There are no assets legally restricted for the purpose of settling asset retirement obligations.

Financial Instruments

Financial instruments consist of cash and cash equivalents, accounts receivable, accounts payables, long-term debt, derivatives, and warrants. The carrying values of cash and cash equivalents and accounts receivable and payables approximate fair value due to their short-term nature. Derivatives and warrants are recorded at fair value (see Note 6, 7 and 10). Management believes that because the fixed rate on the Company’s debt is comparable to the current rate the Company would receive for similar debt, the current carrying value of the debt approximates fair value.

Net Loss Per Share

Basic net loss per share is computed using the weighted-average number of shares of common stock outstanding during the period. In periods that have income, basic net earnings per common share is computed under the two-class method per guidance in Accounting Standards Codification (ASC) 260, Earnings per Share . The two-class method is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings. Under the two-class method, basic earnings per common share is computed by dividing net earnings attributable to common shares after allocation of earnings to participating securities by the weighted-average number of common shares outstanding during the year. However, in periods of net loss, participating securities other than common stock are not included in the calculation of basic loss per share because there is not a contractual obligation for owners of these securities to share in the Company’s losses, and the effect of their inclusion would be anti-dilutive. Diluted earnings (loss) per common share is computed using the two-class method or the if-converted method, whichever is more dilutive (see Note 9).

Diluted net loss per share is the same as basic net loss per share for all periods presented because any potentially dilutive common shares were anti-dilutive. Such potentially dilutive shares are excluded from the computation of diluted net loss per share when the effect would be to reduce net loss per share. Therefore, in periods when a loss is reported, the calculation of basic and diluted loss per share results in the same value.

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

Revenue Recognition

Revenue is recognized when all services are concluded and there is evidence that the customer has accepted the services. The Company’s service contracts typically include two service phases with separate pricing for each phase. During the initial phase known as Reservoir Analysis and Treatment Design (the “Analysis Phase”), the Company samples the target field and evaluates project feasibility and nutrient formulation by looking at field characteristics such as geology, microbial environment and geochemistry of the oil and water. Once the viability of the AERO System is demonstrated in the Analysis Phase the project proceeds to the Field Deployment Phase where the AERO System is initiated in the oil field to stimulate the indigenous microbes in the oil bearing reservoir.

For contracts which have multiple deliverable arrangements including those contracts lacking objective and reliable evidence regarding the fair value of the undelivered items, revenue recognition is deferred in accordance with ASC 605, Revenue Recognition: Multiple-Element Arrangements . If the customer does not have the unilateral right to proceed to the Field Deployment Phase after the completion of the Analysis Phase, the Company defers revenue received in the Analysis Phase and recognizes this revenue and the Field Deployment Revenue uniformly over the Field Deployment Phase timeline.

As of December 31, 2012 and 2013, the Company had deferred revenue of approximately $995,000 and $1,753,000 respectively, pursuant to contracts requiring substantial future performance.

Science and Technology

The Company expenses all science and technology costs as incurred. The science and technology work performed predominantly relates to the Analysis Phase and the fees are primarily made up of employee compensation, lab supplies and materials, legal fees related to intellectual property and corporate overhead allocations.

Income Taxes

The Company accounts for income taxes using the asset and liability method wherein deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and to net operating loss carry forwards, measured by enacted tax rates for years in which taxes are expected to be paid, recovered or settled. A valuation allowance is established to reduce deferred tax assets if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company follows ASC 740, Income Taxes (“ASC 740”), which creates a single model to address accounting for the uncertainty in income tax positions and prescribes a minimum recognition threshold a tax position must meet before recognition in the consolidated financial statements. The Company has identified one uncertain tax position meeting the criteria of ASC 740 (see Note 11).

The Company’s tax years 2005 through 2013 remain open and subject to examination by the Internal Revenue Service (“IRS”) and are open for examination until the expiration of statute of limitations under the relevant IRS Codes.

Stock-Based Compensation

Since the initiation of the 2006 Stock Option and Grant Plan, the Company has recorded all share-based payment expense associated with option awards in accordance with ASC 718, Compensation - Stock Compensation . Accordingly, the Company selected the Black-Scholes option-pricing model as the most appropriate method to value option awards and recognizes compensation cost on a straight-line basis over the option awards’ vesting period.

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

Fair Value of Financial Instruments

FASB standards define fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The standard also establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Accounting for Sales Tax

The Company uses the net method for accounting for sales taxes charged to customers and accordingly does not include sales or similar taxes as revenues; the Company does include sales and similar taxes paid as part of the cost of goods or services acquired.

Deferred Offering Costs

The Company has capitalized certain costs such as legal fees incurred related to the proposed business combination with Infinity Cross Border Acquisition Group (see Note 15). These costs will reduce the additional paid-in capital upon consummation of the transaction.

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

NOTE 3 – PROPERTY AND EQUIPMENT

As of December 31, 2012 and 2013, property and equipment consists of the following (in thousands):

	December 31,
	2012	2013

Laboratory and warehouse facility	$591	$591
Laboratory and field service equipment	2,725	2,968
Office and computer equipment	279	297
Trucks	134	134
Proved oil and gas properties - successful efforts	3,057	3,141
Construction in progress	787	902
	7,573	8,033
Less: accumulated depreciation, depletion and amortization	(2,533)	(5,223)

	$5,040	$2,810

Depreciation and amortization expense was $457,000 and depletion expense was $103,000 for the year ended December 31, 2012. Depreciation and amortization expense was $426,000 and depletion expense was $177,000 for the year ended December 31, 2013. The Company incurred an impairment of $2,190,000 (see Note 2) on the Company’s oil and gas property during 2013. This amount is included in accumulated depreciation, depletion and amortization in the table above.

During the year ended December 31, 2012, the Company capitalized $23,700 of interest expenses related to its investment in proved oil and gas properties; no interest was capitalized in the year ended December 31, 2013.

NOTE 4 – ASSET RETIREMENT OBLIGATION

The Company accounts for its asset retirement obligation (“ARO”) in accordance with ASC 410, Asset Retirement and Environmental Obligations . The fair value of a liability for an ARO is required to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made and the associated retirement costs can be capitalized as part of the carrying amount of the long-lived asset. The Company determined its ARO by calculating the present value of the estimated cash flows related to the liability based upon estimates derived from management and external consultants familiar with the requirements of the retirement, and the ARO is reflected in the accompanying consolidated balance sheets as an other long-term liability. The Company has not funded nor dedicated any assets to the retirement obligation.

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

The liability is periodically adjusted to reflect (1) new liabilities incurred; (2) liabilities settled during the period; (3) accretion expense; and (4) revisions to estimated future plugging and abandonment costs. The following is a reconciliation of the liability as of December 31, 2012 and 2013 (in thousands):

	Year Ended December 31,
	2012	2013
Balance at the beginning of period	$156	$228
Liabilities acquired during the period	48	-
Accretion expense	18	19
Revision in expected cash flows	6	58
Balance at the end of the period	$228	$305

NOTE 5 – ACCRUED EXPENSES

As of December 31, 2012 and 2013, the significant components of accrued expenses reported in the accompanying consolidated balance sheets are as follows (in thousands):

	December 31,
	2012	2013
Accrued compensation and benefits	$364	$158
Accrued interest	69	46
Accrued local taxes	-	46
Accrued legal and professional fees	21	61
Accrued invoices and other	-	106
	$454	$417

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

NOTE 6 – FINANCIAL LIABILITIES MEASURED AT FAIR VALUE

The following table summarizes the financial liabilities measured at fair value, on a recurring basis as of December 31, 2012 and 2013 (in thousands):

	Fair value measurements using
	Level 1	Level 2	Level 3	Total
December 31, 2012
Derivative liabilities	$-	$-	$2,329	$2,329
Warrant liabilities	-	-	701	701
Totals	$-	$-	$3,030	$3,030
December 31, 2013
Warrant liabilities	$-	$-	$13,905	$13,905
Totals	$-	$-	$13,905	$13,905

Level 3 Valuation Techniques

Financial assets and liabilities are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.  The Company’s Level 3 liabilities consist of the derivative liabilities associated with convertible redeemable preferred stock issuances that contain provisions allowing the redeemable preferred stock to be converted to common stock at any time (see Note 10) and warrant liabilities for Series A, Series C and Series C-1 preferred stock (see Note 10).

The Company uses an option-pricing model to determine the fair value of instruments classified as Level 3 within the fair value hierarchy. Significant inputs to the option-pricing model are the fair values of the Company at future dates based upon management’s estimate of the most probable scenarios. The Company uses lattice models which take into account volatility, dividend yield of common stock, risk free interest rates, and probability and timing of events negating the benefit of conversion. The probability assigned to each scenario considers the risk inherent in the success of the scenarios, including the risk free interest rate and discount rate for lack of marketability of the Level 3 instruments. As of December 31, 2012, the option-pricing model was based upon future Company values of $53 million and $373 million, with weighting of eventuality of 88% and 12%, respectively, attained in 3 and 2 years, respectively. As of December 31, 2013 the option-pricing model was based upon future Company values of $50 million, $195 million and $198 million with weighting eventuality of 32%, 8% and 60% respectively, attained in 3 years, 2 years and in less than 1 year, respectively. There is a direct relationship between the probability assigned to the scenarios and the resulting fair value of the Level 3 instruments.

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

The following table provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs during the years ended December 31, 2012 and 2013 (in thousands):

Derivative
and warrant
liabilities
Balance, January 1, 2012	$12
Total unrealized loss included in other income	2,823
Issuances	195
Balance, December 31, 2012	3,030
Termination of derivative liability	(2,329)
Issuances	13,796
Total unrealized gains included in other income	(592)
Balance, December 31, 2013	$13,905

NOTE 7 – DERIVATIVE LIABILITIES

The Company has issued Series A, Series B and Series C Preferred Stock that contain provisions allowing the redeemable preferred stock to be converted to common stock at any time (see Note 10). Management has concluded the conversion features of the redeemable preferred stock are required to be accounted for as derivatives effective January 1, 2009. The conversion features that are classified as derivative liabilities are recorded in the consolidated balance sheets at fair value with changes in the value of these derivatives reflected in the consolidated statements of operations as gain or loss on derivative liabilities. These derivative instruments are not designated as hedging instruments under the FASB standards.

The derivatives were valued using the fair values of the Company at future dates based upon management’s estimate of the most probable scenarios and option pricing models. The Company uses lattice models which take into account volatility, dividend yield of common stock, risk free interest rates, and probability and timing of events negating the benefit of conversion.

All derivative instruments are recorded on the consolidated balance sheets at fair value. As of December 31, 2012, the conversion options were recorded as current derivative liabilities at $2,329,000. The related fair valuation impact on the 2012 statement of operations was a loss on change in fair value of derivative liabilities of $2,317,000.

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

In April 2013, the Company filed Amended and Restated Articles of Incorporation that removed the condition that created the embedded derivative with no impact to the Company’s consolidated statement of operations (see Note 10).

NOTE 8 – LONG-TERM DEBT

On June 11, 2012, the Company entered into a secured term promissory note in the amount of $8,000,000. The note contains a 10% annual interest rate subject to increase based upon an increase in the prime rate. The loan is secured by substantially all assets of the Company. The lender also received a warrant to purchase 145,932 shares of the Company’s Series C Preferred Stock at the per share price of $2.741 for a period of 10 years (see Note 10). Equal monthly principal payments are due over 27 months beginning in April 2013 through June 2015 plus an end of term charge of $280,000. As of December 31, 2012 and 2013, the ratable liability for the end of term charge was $48,000 and $144,000, respectively and is included in other long-term liabilities on the accompanying consolidated balance sheets. The loan agreement contains covenants which place restrictions on the incurrence of debt, liens and capital expenditures. The Company is in compliance with all the covenants as of December 31, 2013.

In October 2012, the Company financed the purchase of a truck by executing a promissory note in the amount of approximately $42,000, repayable in monthly installments of approximately $1,000 including interest over four years and bearing interest at 6.24% annually. The promissory note is secured by the respective truck.

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

Maturities on long-term debt during the next four years are as follows (in thousands):

Year ending
December 31,	Amount

2014	$3,499
2015	1,761
2016	10
$5,270

NOTE 9 – LOSS PER SHARE

The Company follows current guidance for share-based payments which are considered as participating securities. Share-based payment awards that contain non-forfeitable rights to dividends, whether paid or unpaid, are designated as participating securities and are included in the computation of basic earnings per share. However, in periods of net loss, participating securities other than common stock are not included in the calculation of basic loss per share because there is not a contractual obligation for owners of these securities to share in the Company’s losses, and the effect of their inclusion would be anti-dilutive.

The following table sets forth the computation of basic and diluted loss per share (in thousands, except per share data):

	For the Years Ended
	December 31,
	2012	2013
Numerator:

Net loss	$(11,940)	$(10,609)
Less: Accretion of redeemable preferreed stock and preferred stock dividends	(9,736)	(14,317)
Net loss applicable to common stockholders	$(21,676)	$(24,926)

Denominator:

Weighted-average common shares outstanding—basic	3,060	3,201
Effect of dilutive securities	-	-
Weighted-average common shares - diluted	3,060	3,201

Net loss per common share - basic and diluted	$(7.08)	$(7.79)

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

The following weighted average securities outstanding were not included in the calculation of weighted average diluted shares outstanding as they would have been anti-dilutive (in thousands of shares):

	Year Ended December
	31,
	2012	2013

Series A preferred stock warrants	46	46
Series A cumulative convertible redeemable preferred stock	476	476
Series B cumulative convertible redeemable preferred stock	2,901	2,901
Series C cumulative convertible redeemable preferred stock	7,297	7,297
Series C-1 cumulative convertible redeemable preferred stock	-	2,912
Series C preferred stock warrants	146	4,400
Series C-1 preferred stock warrants	-	2,594
Common stock warrants	-	3
Common stock options	5,039	5,503

NOTE 10 – TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY

Series A Cumulative Convertible Redeemable Preferred Stock

The Series A Preferred Stock has cumulative dividend rights which are accrued at the per share rate of 4% per annum, compounded quarterly, and are payable if, as and when declared by the Board of Directors or upon certain events (the “Series A Accruing Dividends”), based upon the original issue price of $2.208 per share. No dividends have been declared as of December 31, 2012 and 2013. Dividends in arrears as of December 31, 2012 and 2013 are approximately $2,727,000 and $3,264,000, respectively. In the event of any merger, consolidation, sale, lease, transfer, exclusive license or other disposition of the Company such that the holders of a majority of capital stock immediately prior to such transaction cease to own at least a majority of capital stock immediately after such transaction (a “Liquidating Event”), holders of the Series A Preferred Stock, before any payment shall be made to the holders of Common Stock, will receive the greater of (i) the Series A original issue price plus any Accruing Dividends unpaid thereon or (ii) the amount per share of the Series A Preferred Stock which such holder of Series A Preferred Stock would receive if such holder had converted such shares of Series A Preferred into Common Stock immediately prior to such event. If upon such event the assets available for distribution shall be insufficient to pay the holders of the shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of Series A Preferred Stock share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full (a “Ratable Participation”). For the Series A Preferred Stock liquidation preference and price under a redemption, see Redemption of Preferred Stock .

In addition to the liquidation and redemption provisions, each share of the Series A Preferred Stock is convertible, at the option of the holder, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A original issue price plus any accrued or declared but unpaid dividends on each share, by the conversion price in effect at the time, see Conversion Features of Redeemable Preferred Stock .

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

Due to the nature of the redemption feature and other provisions, the Company has classified the Series A Preferred Stock as temporary equity. The carrying value is being accreted to its redemption value over a period of five years.

Of the total shares of Series A Preferred Stock issued and outstanding, 452,897 were issued for cash. In October 2007, the Company issued 22,644 Series A Preferred Stock to a common stockholder in satisfaction of a research and development contract that began in October 2006 and expired December 31, 2011. The Company’s Board of Directors determined that the fair value of the work product received by the Company was $500,000.

Series B Cumulative Convertible Redeemable Preferred Stock

The Series B Preferred Stock has cumulative dividend rights which are accrued at the per share rate of 8% per annum, compounded quarterly, and are payable if, as and when declared by the Board of Directors or upon certain events (the “Series B Accruing Dividends”) based upon the original issue price of $5.52 per share. No dividends have been declared as of December 31, 2012 and 2013. Dividends in arrears as of December 31, 2012 and 2013 are approximately $3,853,000 and $5,491,000, respectively. In the case of any Liquidating Event, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to receive, before any payment to the holders of Series A Preferred Stock and Common Stock, an amount per share equal to the greater of (i) two times the Series B Preferred Stock original issue price, plus any Series B Accruing Dividends unpaid thereon, or (ii) the amount per share of the Series B Preferred Stock which such holder of Series B Preferred Stock would receive if such holder had converted such shares of Series B Preferred Stock into Common Stock immediately prior to such event. If upon such event the assets available for distribution shall be insufficient to pay the holders of the shares of Series B Preferred Stock the full amount to which they shall be entitled, the holders of the shares of Series B Preferred Stock will have Ratable Participation. For the Series B Preferred Stock liquidation preference and price under a redemption, see Redemption of Preferred Stock .

In addition to the liquidation and redemption provisions, each share of the Series B Preferred Stock is convertible, at the option of the holder, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B original issue price plus any accrued or declared but unpaid dividends on each share, by the conversion price in effect at the time see Conversion Features of Redeemable Preferred Stock .

Due to the nature of the redemption feature and other provisions, the Company has classified the Series B Preferred Stock as temporary equity. The carrying value is being accreted to its redemption value over a period of five years.

Series C Cumulative Convertible Redeemable Preferred Stock

On December 30, 2011, the Company entered into an agreement for the sale of 2,876,041 shares of its Series C Preferred Stock for proceeds of approximately $7.8 million, of which approximately $5,570,000 was purchased by four holders of Series B Preferred Stock. Of the total proceeds received in December 2011, approximately $1,571,000 represented the issuance of 572,973 Series C Preferred shares in exchange for a convertible promissory note and interest thereon originally issued on May 31, 2011 to Energy Technology Ventures. On January 19, 2012, the Company sold an additional 4,420,566 shares of its Series C Preferred Stock for proceeds of approximately $11.8 million to substantially the same group of investors.

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

The Series C Preferred Stock has cumulative dividend rights which are accrued at the per share rate of 8% for the first year following the date of issuance of the Series C Preferred Stock, (the “Original Issue Date”), 10% from the first anniversary date of the Original Issue Date to the day prior to the second anniversary of the Original Issue Date, and 12% from and after the third anniversary of the Original Issue Date. Dividends compound quarterly and are payable if, as and when declared by the Board of Directors or upon certain events (the “Series C Accruing Dividends”) based upon the original issue price of $2.741 per share. No dividends have been declared as of December 31, 2012 and 2013. Dividends in arrears as of December 31, 2012 and 2013 are approximately $1,682,000 and $3,966,000, respectively. In the case of any Liquidating Event, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to receive, before any payment to the holders of Series A and Series B Preferred Stock and Common Stock, an amount per share equal to the greater of (i) two times the Series C Preferred Stock original issue price, plus any Series C Accruing Dividends unpaid thereon, or (ii) the amount per share of the Series C Preferred Stock which such holder of Series C Preferred Stock would receive if such holder had converted such shares of Series C Preferred into Common Stock immediately prior to such event. If upon such event the assets available for distribution shall be insufficient to pay the holders of the shares of Series C Preferred Stock the full amount to which they shall be entitled, the holders of the shares of Series C Preferred Stock shall share a Ratable Participation. For the Series C Preferred Stock liquidation preference and price under a redemption, see Redemption of Preferred Stock ..

In addition to the liquidation and redemption provisions, each share of the Series C Preferred Stock is convertible, at the option of the holder, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C original issue price plus any accrued or declared but unpaid dividends on each share, by the conversion price in effect at the time see Conversion Features of Redeemable Preferred Stock .

Due to the nature of the redemption feature and other provisions, the Company has classified the Series C Preferred Stock as temporary equity. The carrying value is being accreted to its redemption value over a period of five years.

Series C-1 Cumulative Convertible Redeemable Preferred Stock

On April 30, 2013, the Company executed the Series C-1 Preferred Stock and Warrant Purchase Agreement for the sale of 4,462,968 shares of its Series C-1 Preferred Stock at the per share price of $2.741 for net proceeds of $11.7 million. The Series C-1 Preferred Shares are substantially equivalent to the Series C Preferred Shares. For the Series C-1 Preferred Stock liquidation preference and price under a redemption see Redemption of Preferred Stock and Conversion Features of Redeemable Preferred Stock .

In addition to the Series C-1 Preferred shares, each Series C-1 investor received warrants to acquire Series C-1 and Series C Preferred Stock equal to 325,000 shares of Series C-1 Preferred Stock for each $1 million of investment and warrants to acquire 325,000 shares of Series C Preferred Stock for each $1 million of previous investment in Series C Preferred Stock, see Series C Preferred Stock Warrants and Series C-1 Preferred Stock Warrants .

No dividends have been declared as of December 31, 2013 and dividends in arrears as of December 31, 2013 are $827,000.

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

Redemption of Preferred Stock

The holders of at least 66 ⅔ percent of the then outstanding shares of Series C-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock, voting together as a single class, may, by written notice, on or after April 30, 2018, require the Company to redeem either (a) all of the outstanding shares of Series C and Series C-1 Preferred Stock (a “Series C/C-1 Redemption”) or (b) all outstanding shares of Preferred Stock (a “Preferred Stock Redemption”). The redemption price for Series B Preferred Stock, Series C Preferred Stock, and Series C-1 Preferred Stock is a price per share of two times the issuance price plus accrued dividends. The Series A redemption price is the issuance price plus accrued dividends. If a redemption request is made, then the Company shall redeem either (i) in the case of a Series C/C-1 Redemption, all of the outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock, or (ii) in the case of a Preferred Stock Redemption, first, all outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock, second, all outstanding shares of Series B Preferred Stock, and third, all outstanding shares of Series A Preferred Stock, at per share amounts equal to the respective redemption amounts, in three equal annual installments commencing 60 days after the receipt of the redemption notice.

Conversion Features of Redeemable Preferred Stock

The conversion prices for the Series C-1 Preferred Stock, the Series C Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock, and the Series C-1 Preferred Stock, the Series C Preferred Stock and the Series A Preferred Stock underlying the respective Preferred Stock Warrants are subject to adjustment for stock splits and for certain dividends or other distributions payable on the Common Stock in additional shares of the Company.

The original issue price of the Series A Preferred Stock was $2.208 per share; however, as a result of the issuance of 1,578,976 shares of Series B Preferred Stock on October 15, 2009 and the issuance of 1,050,416 shares of Series B Preferred Stock on October 7, 2010, pursuant to the terms of the anti-dilution provisions set forth in the Company’s Amended and Restated Certificate of Incorporation, the conversion price of the Series A Preferred Stock was reduced to $1.028 per share. The conversion price adjustment provisions essentially reduce the conversion price as a function of the number of common shares outstanding before and after sales of preferred stock which are issued at a price per share less than the original issue price.

The Series B Preferred Stock has similar conversion price adjustment provisions. The conversion price of the Series B Preferred Stock is $0.552, which is the original issue price adjusted for the 10 to 1 stock split which was effective in May of 2010.

The Series C and Series C-1 Preferred Stock have optional conversion provisions by which, in the event of a Deemed Liquidating Event, generally defined as a merger or consolidation resulting in a transfer of at least a majority of the voting power of the Company’s shares of capital stock, or a Qualified Private Equity Financing, generally defined as the placement of capital shares in one transaction or a series of related transactions to new investors for gross proceeds of at least $10 million, the shares of Series C and Series C-1 Preferred Stock may be converted into Common Stock at the lesser of the current Series C and Series C-1 Conversion Price or 40% of the consideration per share of Common Stock to be received from Deemed Liquidating Event or Qualified Private Equity Financing (60% should the Qualified Private Equity Financing occur within one year of the Original Issue Date of the respective shares), as determined in good faith by the Board of Directors.

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

Embedded Derivatives

In accordance with the provisions of ASC 815, the Company identified the conversion feature of the Company’s Series A, Series B and Series C cumulative convertible redeemable preferred stock as an embedded derivative which would be classified as a liability, with changes in fair value of the derivatives at each consolidated balance sheet date reflected in the Company’s consolidated results of operations.

The Company has computed the fair value of the embedded derivatives for the year ended December 31, 2012 using the following assumptions: a probability of an event negating the value of conversion of 12%, an expected volatility of 55%, a minimum time to redemption period of 3 years, no dividend yield and a risk free interest rate of 0.3%.

In connection with the issuance of the Series C-1 cumulative convertible preferred stock, the Company filed Amended and Restated Articles of Incorporation that, among other things, removed the condition that created the embedded derivative. As a result, in April 2013 the Company recognized a contribution to capital of the fair value of the embedded derivative of $2.3 million.

Series A Preferred Stock Warrants

At December 31, 2012 and 2013, the Company had outstanding warrants which entitle holders to purchase an aggregate of 46,311 shares of Series A Preferred Stock at an exercise price of approximately $22.08 per share. Of the total, 45,289 were issued in November 2006 and are exercisable through November 30, 2014 and 1,022 were issued August 2008 and are exercisable through August 5, 2015. The exercise price was based upon the per share price of previous sales of Series A Preferred Stock. These warrants are measured at fair value and are recorded as a liability of $506,000 and $831,000, respectively in the accompanying consolidated balance sheets.

Series C Preferred Stock Warrants

At December 31, 2012 and 2013, the Company had an outstanding warrant which entitles the holder to purchase an aggregate of 145,932 shares of Series C Preferred Stock at an exercise price of $2.741 per share through June 11, 2022. The warrant was issued in June 2012 in conjunction with the long-term borrowing (see Note 8). The warrant is measured at fair value and is recorded as a liability of $195,000 and $182,000 as of December 31, 2012 and 2013, respectively in the accompanying consolidated balance sheets.

At December 31, 2013, the Company had outstanding warrants issued in connection with the sale of Series C-1 Preferred Stock that entitle the holders to purchase an aggregate of 6,337,494 shares of Series C Preferred stock at an exercise price of $2.741 through April 2023. These warrants are measured at fair value and shown as a liability of $7,922,000 at December 31, 2013 in the accompanying consolidated balance sheet.

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

C-1 Preferred Stock Warrants

At December 31, 2013, the Company had outstanding warrants issued in connection with the sale of Series C-1 Preferred Stock that entitle the holders to purchase an aggregate of 3,975,718 shares of Series C-1 Preferred stock at an exercise price of $2.741 through April 2023. These warrants are measured at fair value and are recorded, net of the subscription, as a liability of $4,970,000 at December 31, 2013 in the accompanying consolidated balance sheet.

Common Stock Warrants

The Company issued to a vendor a warrant to purchase 26,040 shares of the Company’s Common Stock for $2.208 per share through March 2012. In February 2012, this warrant was exercised for proceeds of $57,000. Management has determined the value of the service rendered to be nominal and no expense has been recorded within the consolidated statements of operations.

The Company has issued to a shareholder a warrant to acquire 31,031 shares of common stock pursuant to an agreement to settle a liability for services in the amount of approximately $170,000. In January 2012, this warrant was exercised.

The Company issued a warrant to acquire 25,000 shares of common stock at an exercise price of $2.74 in November 2013 in exchange for consulting services related to operations of the Company’s Russian subsidiary, OOO Glori Energy. No value has been assigned to this warrant as the value was determined to be insignificant.

NOTE 11 – INCOME TAXES

At December 31, 2012 and 2013, the Company has net operating loss (“NOL”) carry forwards for federal income tax reporting purposes of approximately $22.1 million and $31.4 million, respectively. The NOL carry forwards will begin to expire in the year 2025. At December 31, 2012 and 2013 the Company had tax credit carry forwards of approximately $248,000 and $367,000 that will begin to expire in 2027. The NOL carry forward has been reduced by approximately $5.4 million because management estimates such amount of the loss carry forwards will expire due to limitations from changes in control.

Income tax benefit for the periods presented differs from the U.S. Federal benefit calculated at the statutory income tax rate due to the following (in thousands):

	Year Ended December 31,
	2012	2013

Federal benefit at statutory income tax rate	$(4,059)	$(3,607)
R&D credits	-	(118)
Non-deductible expenses (nontaxable income)	663	(17)
State income taxes	(25)	(19)
Embedded derivative cancellation	-	797
Other permanent items	(67)	-
Change in valuation allowance	3,488	2,964
Taxes on income	$-	$-

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

The tax effects of temporary differences that give rise to significant portions of the Company’s net deferred tax assets at December 31, 2012 and 2013 are as follows (in thousands):

	December 31,
	2012	2013

Deferred tax assets:
Federal net operating loss carryforwards	$7,702	$10,737
Derivative liabilities	800	-
Deferred revenue	324	439
Research credits	248	367
Change in fair value of warrant liabilities	174	(29)
Asset retirement obligation	78	104
Property and equipment	13	556
Allowance for doubtful accounts	-	27
Accrued expenses and other, net	49	151
	9,388	12,352

Less: valuation allowance	(9,388)	(12,352)
Deferred tax asset, net	$-	$-

The NOL carryforwards result in deferred tax assets for which a full valuation allowance has been established for financial reporting purposes because realization of a future tax deduction is deemed not more likely than not. Accordingly, no net deferred tax asset has been recorded in the accompanying consolidated balance sheets. Internal Revenue Code Section 382 places a limitation (the “Section 382 Limitation”) on the amount of taxable income that can be offset by an NOL after a change in control (typically, a greater than 50% change in ownership) of a loss corporation. Generally, after a control change, loss corporations cannot deduct NOL carryforwards in excess of the Section 382 Limitation. Due to these “change in ownership” provisions, utilization of the NOL carryforwards may be subject to an annual limitation regarding their utilization against taxable income in future periods.

Management believes that the issuance of Series B Preferred Stock on October 15, 2009 has resulted in the Section 382 Limitation, and thereby the federal net operating loss carryovers have been reduced by the estimated effect.

The Company had no uncertain tax positions as of December 31, 2012. As of December 31, 2013, the Company had an uncertain tax position related to not filing Form 926 Return by a U.S. Transferor of Property to a Foreign Corporation in the amount of approximately $31,000, for the tax years 2010 and 2011. This form would have reported cash transfers to support the operations of its subsidiary Glori Oil S.R.L. The Company intends to amend these returns and believes any liability will be abated; accordingly, the Company has not recognized any liability in the accompanying consolidated financial statements. The Company does not expect a material change to the consolidated financial statements related to uncertain tax positions in the next 12 months.

At December 31, 2012 and 2013, the Company had NOLs in Canada of $720,000 and $267,000, respectively which will begin to expire in 2031. These net operating loss carryforwards result in deferred tax assets for which a full valuation allowance has been established for financial reporting purposes because realization of a future tax deduction is deemed not more likely than not.

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

NOTE 12 – EMPLOYEE RETIREMENT SAVINGS PLAN

The Company sponsors an employee retirement saving plan (the “401(k) Plan”) that is intended to qualify under Section 401(k) of the Internal Revenue Code. The 401(k) Plan is designed to provide eligible employees with an opportunity to make regular voluntary contributions into a long-term investment and saving program. There is no minimum age or service requirement to participate, and the Company may make discretionary matching contributions. For the years ended December 31, 2012 and 2013, the Company made no discretionary matching contributions.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, the Company may be subject to legal proceedings and claims that arise in the ordinary course of business. The Company is not a party to any material litigation or proceedings and is not aware of any material litigation or proceedings, pending or threatened against it.

Commitments

The Company leases its Houston office, laboratory, and manufacturing facility and Gull Lake, Saskatchewan warehouse facility under operating leases. The Houston facility lease expires in May 2014 (see Note 15) is leased for $10,586 per month and the Saskatchewan warehouse is a month-to-month lease which rents for $1,000 per month and is cancellable with 30 days’ notice.

In April 2013, the Company entered into an additional office space lease agreement adjacent to the current office location in Houston Texas. The monthly rent is $8,250 and the lease expires in May 2014. In addition to the lease commitments, the Company also has various other commitments such as technology hardware and support and software commitments.

Approximate minimum future rental payments under these noncancellable operating leases as of December 31, 2013 are as follows (in thousands):

Year Ending
December 31,
2014	$137
2015	4
2016	1
$142

Total rent expense for the years ended December 31, 2012 and 2013 was $181,000 and $265,000, respectively.

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

NOTE 14 – STOCK BASED COMPENSATION

Stock Incentive Plan

In September 2012, the Compensation Committee of the Board of Directors authorized the reservation and issuance of an additional 226,508 shares of Common Stock pursuant to the Glori Oil Limited 2006 Stock Option and Grant Plan (the “Plan”), increasing the total Common Stock available for issuance under the Plan to 5,680,248 as of December 31, 2012. Through unanimous consent of the Board of Directors, the reservation of an additional 1,156,690 shares of Common Stock were authorized in July 2013 and 648,514 in December 2013 increasing the total Common Shares to 7,485,452 available for issuance under the Plan as of December 31, 2013. These shares of Common Stock are available for issuance to officers, directors, employees and consultants of the Company. Options are typically issued at an exercise price equal to the fair market value of the Company’s Common Stock at the grant date, as determined by the Board of Directors. Generally, the options vest 25 percent after 1 year, and thereafter ratably by month over the next 36 months, and may be exercised for a period of 10 years subject to vesting. At December 31, 2012, the Company had 5,039,137 options to purchase shares outstanding under the Plan, of which 2,946,678 were exercisable. At December 31, 2013, the Company had 6,734,322 options to purchase shares outstanding under the Plan, of which 5,473,948 were exercisable.

The Company has computed the fair value of all options granted during the years ended December 31, 2012 and 2013, using the following assumptions:

	Year Ended December 31,
	2012	2013

Risk-free interest rate	0.87%	2.23%
Expected volatility	89%	55%
Expected dividend yield	-	-
Expected life (in years)	4.47	7.09
Expected forfeiture rate	-	-

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

The following tables summarize the activity of the Company’s Plan related to stock options:

			Weighted
		Weighted	average
		average	remaining
	Number	exercise	contractual
	of options	price per share	term (years)
Outstanding - January 1, 2012	4,215,248	$0.35	8.4
Awarded	872,978	$1.15
Forfeited or Expired (1)	(49,089)	$0.39
Outstanding as of December 31, 2012	5,039,137	$0.49	7.7
Awarded	2,650,173	$0.40
Exercised	(229,108)	$0.08
Forfeited or Expired (1)	(725,880)	$0.64
Oustanding as of December 31, 2013	6,734,322	$0.28	7.7
Exercisable as of December 31, 2013	5,473,948	$0.26	7.5

(1)	Management considers the circumstances generating these forfeitures to be unusual and nonrecurring in nature; accordingly, no allowance for forfeitures of options to purchase shares has been considered in determining future vesting or expense.

The total intrinsic value of options exercised for the year ended December 31, 2013 was $74,000. The aggregate intrinsic value of options outstanding and exercisable as of December 31, 2012 is $3,339,000 and $2,729,000, respectively. The aggregate intrinsic value of options outstanding and exercisable as of December 31, 2013 is $782,000 and $768,000, respectively. The total fair value of options vested in fiscal years 2012 and 2013 was $223,000 and $818,000, respectively.

Stock-based compensation expense is included primarily in selling, general and administrative expense and was $291,000 and $774,000 for the years ended December 31, 2012 and 2013, respectively. The Company has future unrecognized compensation expense for nonvested shares at December 31, 2013 of $555,000 and a remaining weighted average vesting period of 2.2 years.

On June 4, 2013, the Compensation Committee of the Board of Directors approved the reduction in the exercise price from $1.15 per share to $.40 per share of approximately 1.8 million previously issued options. The effect of the reduction was included in compensation expense for the year ended December 31, 2013.

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

NOTE 15 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through March 20, 2014, the date the consolidated financial statements were available to be issued, and identified the following matters:

Management has undertaken the dissolution of Glori Oil S.R.L. and is awaiting confirmation on the effectiveness of the dissolution. During the years ended December 31, 2012 and 2013, the Company derived no revenue from this subsidiary and at December 31, 2013, the subsidiary had no assets. Management does not anticipate significant expenses for any remaining dissolution efforts.

On January 8, 2014, the Company executed a Merger and Share Exchange Agreement with Infinity Cross Border Acquisition Corporation (“Infinity Corp.” - a special purpose acquisition company or blank check company) which must be concluded by April 25, 2014. The business combination is considered a recapitalization of the Company, after which the current Glori shareholders will retain a substantial majority of both the voting interest and the Board of Directors. The Company’s current management will also be retained.

Management estimates that the Company will receive at least $22.3 million dollars net of estimated expenses, subject to adjustment for various terms of the transaction and transaction costs. All of the Company’s common shares, preferred shares and warrants will be exchanged for approximately 23.6 million common shares of Infinity Corp., and accordingly, the Company will no longer have liabilities for the fair value of warrants and temporary equity currently reported in the accompanying consolidated balance sheets.

Infinity Corp. is publicly traded and is listed on NASDAQ. Upon consummation of the transaction, the name of the new entity will be Glori Energy Inc.

Related to this Merger and Share Exchange Agreement, between December 30, 2013 and January 2, 2014, the Company executed two agreements with unrelated parties to obtain an opinion with respect to the fairness of the transaction and for assistance with the proposed Merger and Share Exchange Agreement. Total fees for these two agreements are approximately $325,000, of which $200,000 is contingent upon consummation of the Merger and Share Exchange Agreement. The Company also previously executed an agreement with an affiliate of one of the Company’s preferred shareholders and directors to evaluate financing alternatives. This affiliated agreement will require fees of $400,000 contingent upon the consummation of the Merger and Share Exchange Agreement.

On February 21, 2014 the Company reached an agreement in principal with the landlord of the Company’s office, laboratory and warehouse space in Houston, Texas to extend the lease for an additional 36 months, at a comparable monthly rate.

On March 14, 2014, Glori Energy Production, a newly created subsidiary of Glori Holdings Inc., a subsidiary of the Company, acquired certain oil, gas and mineral leases in Wood County Texas (the “Coke Field Acquisition”) from Petro-Hunt L.L.C. for (i) $38 million in cash and a $2 million convertible note payable to the Seller and, subject to purchase price adjustments primarily for net revenues in excess of direct operating expenses of the property since January 1, 2014 through acquisition date, and (ii) the assumption of the asset retirement obligation related to plugging and abandoning the Coke Field Acquisition. Approximately $800,000 of the excess net revenue was realized at Closing by reducing the actual cash paid to Petro-Hunt LLC to $37.2 million, and further favorable adjustments are expected. The note payable to Petro-Hunt L.L.C. has a one year term bearing interest at 6% and is convertible into 250,000 common shares of Infinity Corp. at either party’s option upon consummation of the business combination with Infinity Corp.

The Company entered into two debt transactions and the sale of C-2 cumulative convertible redeemable preferred shares (“Series C-2 Preferred Stock”) and C-2 preferred share warrants to partially finance a portion of the $37.2 million cash portion of the acquisition. The debt financing consists of two notes of $18 million and $4 million which closed on March 14, 2014.

The $18 million note is a senior secured term loan facility secured by the assets of Glori Energy Production and has a three year term bearing interest at 11% and is payable in principal payments of $112,500 plus interest quarterly. The credit agreement requires additional quarterly principal payments, applied to the loan balance, of 50% of the excess cash flows, as defined, from the Coke Field Acquisition during the first year and 75% thereafter.

The $4 million note has a 2 year term bearing interest at 12% and is secured by the assets of the Company but is subordinate to exiting Company debt. The note must be liquidated within 60 days of consummation of the business combination with Infinity Corp., and Glori will incur a 10% existing pre-payment penalty.

In addition to the debt, effective March 13, 2014, Glori issued to current investors 1,842,028 shares of Series C-2 Preferred Stock and 1,640,924 Series C-2 preferred share warrants for gross proceeds of $5,049,000. The Series C-2 Preferred Stock has preference in liquidation but is otherwise substantially equivalent to the Series C Preferred Stock and Series C-1 Preferred Stock.

In connection with the execution of mutual releases, on March 19, 2014, the Company reimbursed $105,000 of certain expenses incurred by a third party related to a potential banking arrangement.

NOTE 16 – SUPPLEMENTAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (Unaudited)

Reserve Quantity Information

For all years presented, the estimate of proved reserves and related valuations were based on reports prepared by the Company’s independent petroleum engineers.

Proved reserve estimates included herein conform to the definitions prescribed by the U.S. Securities and Exchange Commission. The estimates of proved reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes and other factors.

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

Proved reserves are estimated quantities of crude oil, natural gas and natural gas liquids, which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under economic and operating conditions existing as of the end of each respective year. Proved developed reserves are those that are expected to be recovered through existing wells with existing equipment and operating methods.

Presented below is a summary of the changes in estimated proved reserves of the Company, all of which are located in the United States, for the years ended December 31, 2012 and 2013:

Quantities of Proved Reserves:

Crude Oil
(MMBls)

Proved Developed Reserves, January 1, 2012	160
Revisions of previous estimates (1)	(127)
Purchase of minerals in place (2)	75
Production	(5)
Proved Developed Reserves, December 31, 2012	103
Revisions of previous estimates (3)	(79)
Production	(6)
Proved Developed Reserves, December 31, 2013	18

1)	The Etzold field was developed in phases. During 2011 only the initial phase was operating and thus the reserves for the second phase were based on the results achieved in the initial phase. These reserve estimates declined as of December 31, 2012 since the second phase production results were not as economically favorable as the initial phase.

2)	In September 2012, the Company acquired a 100% working interest in a property adjacent to the Company’s previously leased property in Kansas, the Etzold Field.

3)	Unfavorable production results on wells achieved in 2013 led to the Company’s decision to abandon the proved developed behind pipe reserves as recent results indicated these reserves would be uneconomic to produce.

Proved Developed and Undeveloped Reserves:

Crude Oil
(MMBls)

December 31, 2012
Proved developed reserves	103
Proved undeveloped reserves	-
Total	103

December 31, 2013
Proved developed reserves	18
Proved undeveloped reserves	-
Total	18

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

Capitalized Costs Related to Oil and Gas Producing Activities

The following table presents the Company’s capitalized costs related to oil and gas producing activities at December 31, 2012 and 2013 (in thousands):

	December 31,
	2012	2013

Unproved properties	$-	$-
Proved properties	3,057	3,141
Total	3,057	3,141
Less - accumulated depreciation, depletion and amortization (1)	(103)	(2,493)
Net capitalized costs	$2,954	$648

(1) Accumulated depreciation, depletion and amortization includes the 2013 oil and gas property impairment of $2,190,000

Costs Incurred in Oil and Gas Producing Activities

The following table presents the net costs incurred in property acquisition, exploration and development activities for the years ended December 31, 2012 and 2013 (in thousands):

	Year Ended December 31,
	2012	2013
Acquisition of properties	$139	$-

Development	1,227	84

Total costs incurred	$1,366	$84

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

Results of Operations from Oil and Gas Producing Activities

The following table presents the Company’s results of operations from oil and gas producing activities for the years ended December 31, 2012 and 2013 (in thousands):

	For the Year Ended
	December 31,
	2012	2013

Revenues from oil and gas producing activities	$463	$576

Production costs	528	475
State severance taxes	21	26
Impairment of oil and gas property	-	2,190
Depreciation, depletion and amortization	111	177

Total expenses	660	2,868

Pre-tax loss from producing activites	(197)	(2,292)

Income tax expense	-	-

Results of oil and gas producing activities	$(197)	$(2,292)

Standardized Measure of Discounted Future Net Cash Flows

The standardized measure of discounted future net cash flows relating to proved oil and gas reserves and the changes in standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves were prepared in accordance with ASC 932, Extractive Activities – Oil and Gas . Future cash inflows as of December 31, 2012 and 2013, were computed by applying average fiscal-year prices (calculated as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month periods ended December 31, 2012 and 2013) to estimated future production. Future production and development costs are computed by estimating the expenditures to be incurred in developing and producing the proved oil and natural gas reserves at year-end, based on year-end costs and assuming the continuation of existing economic conditions.

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

Future income tax expense is calculated by applying appropriate year-end tax rates to future pretax net cash flows relating to proved oil and natural gas reserves, less the tax basis of the properties involved. Future income tax expense gives effect to permanent differences, tax credits and loss carry forwards relating to the proved oil and natural gas reserves. Future net cash flows are discounted at a rate of 10% annually to derive the standardized measure of discounted future net cash flows. This calculation does not necessarily result in an estimate of the fair value of the Company’s oil and gas properties.

Presented below is the standardized measure of discounted future net cash flows (in thousands):

December 31, 2012
Future cash inflows	$9,087
Future production and development costs
Production	(5,203)
Development	(721)
Future cash flows before income taxes	3,163
Future income taxes	(225)
Future net cash flows after income taxes	2,938
10% annual discount for estimated timing of cash flows	(1,150)
Standardized measure of discounted future net cash flows	$1,788

December 31, 2013
Future cash inflows	$1,603
Future production and development costs
Production	(896)
Development	-
Future cash flows before income taxes	707
Future income taxes	-
Future net cash flows after income taxes	707
10% annual discount for estimated timing of cash flows	(146)
Standardized measure of discounted future net cash flows	$561

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

The following reconciles the changes in the standardized measure of discounted future net cash flows (in thousands):

January 1, 2012	$1,020

Changes from:
Sales, net of production costs	65
Net changes in prices and production costs	(1,233)
Changes in estimated future development costs	(596)
Development costs incurred during the year, previously estimated	1,031
Revisions to quantity estimates	(770)
Accretion of discount	245
Purchases of reserves in place	1,351
Net changes in income taxes	(164)
Changes in timing of cash flows and other	839
December 31, 2012	$1,788

Changes from:
Sales, net of production costs	(101)
Net changes in prices and production costs	(15)
Changes in estimated future development costs	(655)
Revisions to quantity estimates	(638)
Accretion of discount	56
Net changes in income taxes	(65)
Changes in timing of cash flows and other	191
Net decrease in standardized measure	(1,227)
December 31, 2013	$561

GLORI ENERGY INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued

NOTE 17 – SELECTED QUARTERLY FINANCIAL RESULTS (Unaudited)

Summary data relating to the results of operations for the years ended December 31, 2013 and 2012 follows (in thousands, except per share data):

	Three Months ended
	March 31	June 30	September 30	December 31
Year ended December 31, 2013
Net revenues	$724	$935	$775	$785
Loss from operations	(2,028)	(1,821)	(1,766)	(4,557)
Net loss applicable to common stockholders	(4,945)	(5,580)	(4,904)	(9,497)
Net Loss per common share, basic and diluted [1]	$(1.60)	$(1.78)	$(1.49)	$(2.88)
Weighted average shares outstanding, basic and diluted	3,087	3,127	3,295	3,295

Year ended December 31, 2012

Net revenues	$482	$657	$383	$659
Loss from operations	(1,534)	(1,629)	(1,818)	(3,661)
Net loss applicable to common stockholders	(4,046)	(3,949)	(4,402)	(9,279)
Net Loss per common share, basic and diluted [1]	$(1.33)	$(1.29)	$(1.44)	$(3.03)
Weighted average shares outstanding, basic and diluted	3,042	3,066	3,066	3,066

[1]	Quarterly loss per share is based on the weighted average number of shares outstanding during the quarter. Because of changes in the number of shares outstanding during the quarters, due to the excersise of stock options and issuance of commom stock, the sum of quarterly losses per share may not equal loss per share for the year.

2.	Reference 2

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

Glori Energy Inc.

We have audited the accompanying statements of revenues and direct operating expenses of the Coke Field Acquisition for the years ended December 31, 2012 and 2013. These financial statements are the responsibility of Glori Energy Inc.’s (the “Company”) management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements of revenues and direct operating expenses are free of material misstatement. We were not engaged to perform an audit of the Company’s or any other party’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1, the accompanying statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Glori Acquisition Corp.’s Registration Statement on Form S-4 and amendments thereto and are not intended to be a complete financial presentation.

In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Coke Field Acquisition, for the years ended December 31, 2012 and 2013.

/s/ GRANT THORNTON LLP

Houston, Texas

March 20, 2014

COKE FIELD ACQUISITION

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

For years ended December 31, 2012 and 2013 (in thousands of US dollars)

	Year Ended
	December 31
	2012	2013

Revenues	$15,962	$16,162

Direct Operating Expenses	7,921	8,568
Severance Tax	740	753

Revenue in Excess of Direct Operating Expenses	$7,301	$6,841

COKE FIELD ACQUISITION

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

1.	Background and Basis of Presentation

On February 4, 2014, Glori Energy Inc. (the "Company"), signed an agreement to acquire the operating interests in oil and natural gas leaseholds in certain oil and natural gas leases, wells and equipment in the Coke and Quitman Fields in Wood County, Texas from Petro-Hunt, L.L.C. (the “Seller"). The total interests acquired from the Seller are collectively referred to herein as the "Coke Field Acquisition." The purchase consideration for the Coke Field Acquisition is $38 million in cash, the issuance of a $2 million convertible note payable to the Seller, and the assumption of the asset retirement obligation related to plugging and abandoning the Coke Field Acquisition, subject to certain adjustments primarily for net revenues in excess of direct operating expenses of the property since January 1, 2014 through the acquisition date of March 14, 2014.  Approximately $800,000 of the excess net revenues was realized at closing by reducing the actual cash paid to Petro-Hunt L.L.C. to $37.2 million, and further favorable adjustments are expected. At the option of the Company or the Seller, the $2 million note consideration for the Coke Field Acquisition may be converted into 250,000 shares of common stock upon consummation of the Company’s proposed business combination with Infinity Cross Border Acquisition Corporation.

The accompanying statements of revenues and direct operating expenses relate to the operations of the oil and natural gas properties acquired by the Company and were derived from the Seller’s accounting records. During the periods presented, the Coke Field Acquisition was not accounted for or operated as a consolidated entity or as a separate division by the Seller. Revenues and direct operating expenses for the Coke Field Acquisition included in the accompanying statements represent the net collective working and revenue interests to be acquired by the Company. The revenues and direct operating expenses presented herein relate only to the interests in the producing oil and natural gas properties which will be acquired and do not represent all of the oil and natural gas operations of the Seller. Direct operating expenses include lease operating expenses, workovers and production and other related taxes. General and administrative expenses, depreciation depletion and amortization (DD&A), accretion, and interest expense of oil and natural gas properties and federal and state taxes have been excluded from direct operating expenses in the accompanying statements of revenues and direct operating expenses because the allocation of certain expenses would be arbitrary and would not be indicative of what such costs would have been had the Coke Field Acquisition been operated as a stand-alone entity. Exploration expenses and dry hole costs are not applicable to this presentation. Full separate financial statements prepared in accordance with accounting principles generally accepted in the United States of America do not exist for the Coke Field Acquisition and are not practicable to prepare in these circumstances. The statements of revenues and direct operating expenses presented are not indicative of the financial condition or results of operations of the Coke Field Acquisition on a going forward basis due to changes in the business and the omission of various operating expenses.

2.	Summary of Significant Accounting Policies

Use of Estimates – The preparation of statements of revenues and direct operating expenses requires management to make certain estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting periods. Although these estimates are based on management’s best available knowledge of current and future events, actual results could be different from those estimates.

Revenue Recognition – Revenues are recognized for oil and natural gas sales under the sales method of accounting. Under this method, revenues are recognized on production as it is taken and delivered to the purchasers. The volumes sold may be less than the volumes to which the seller is entitled, based on the owner's net interest in the Coke Field Acquisition. These differences result from production imbalances, which are not significant, and are reflected as adjustments to proved reserves and future cash flows in the unaudited supplementary oil and natural gas information included herein.

Direct Operating Expenses – Direct operating expenses are recognized when incurred and consist of the direct expenses of operating the Coke Field Acquisition. The direct operating expenses include lease operating expenses, electricity, production, ad valorem taxes, transportation expenses, well work over costs and other field expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment, facilities and insurance directly related to oil and natural gas production activities of the business.

Costs Incurred – There were no additional acquisition costs, exploration costs or development costs during the periods presented in the statements of revenues and direct operating expenses.

3.	Subsequent Events

Management has evaluated subsequent events through March 20, 2014, and has identified the following matter:

To finance the Coke Field Acquisition, among other things, Glori Energy Production Inc., the acquirer, borrowed $18 million on March 14, 2014 in the form of a senior secured term loan, secured by the property.  The remaining cash purchase price was contributed in cash by Glori Energy Inc.

COKE FIELD ACQUISITION

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

4.	Supplemental Oil and Natural Gas Information (unaudited)

Estimated Net Quantities of Oil and Natural Gas Reserves

The following unaudited supplemental reserve information summarizes the net proved reserves of oil and natural gas and the standardized measure thereof for each of the two years in the period ended December 31, 2013 attributable to the Coke Field Acquisition. All of the reserves are located in East Texas and were based upon reserve reports prepared by the Company for December 2012 and by William M. Cobb & Associates, Inc. for December 2013.

There are numerous uncertainties inherent in estimating quantities and values of proved reserves, in projecting future rates of production, and the amount and timing of development expenditures, including many factors beyond the property owner’s control. Reserve engineering is a subjective process of estimating the recovery from underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation and judgment. Because all reserve estimates are to some degree subjective, the quantities of oil and natural gas that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures, and future oil and natural gas sales prices may each differ from those assumed in these estimates. In addition, different reserve engineers may make different estimates of reserve quantities and cash flows based upon the same available data. The standardized measure shown below represents estimates only and should not be construed as the current market value of the estimated oil and natural gas reserves attributable to the Coke Field Acquisition. In this regard, the information set forth in the following tables includes revisions of reserve estimates attributable to proved properties included in the preceding year’s estimates. Such revisions reflect additional information from subsequent development activities, production history of the Coke Field Acquisition, and any adjustments in the projected economic life of such resulting from changes in product prices.

The following table sets forth certain data pertaining to transferred interests’ proved, proved developed, and proved undeveloped reserves for each of the two years in the period ended December 31, 2013.

Estimated quantities of proved domestic oil and natural gas reserves and changes in quantities of proved developed and undeveloped reserves in barrels (“Bbls”), thousand cubic feet (“Mcf”) and barrels of oil equivalent (“BOE”) in which six Mcf of natural gas equals one Bbl of oil were as follows:

Quantities of Proved Reserves

	Oil	Natural Gas	Total
	(MBbls)	(MMcf)	(MBOE)
December 31, 2011	2,353	1,179	2,549
Revisions	29	(142)	5
Improved recovery	-	-	-
Purchases	-	-	-
Extensions and discoveries	-	-	-
Sales of minerals in place	-	-	-
Production	(189)	(72)	(201)

December 31, 2012	2,193	965	2,353
Revisions(1)	(339)	(462)	(416)
Improved recovery	-	-	-
Purchases	-	-	-
Extensions and discoveries	-	-	-
Sales of minerals in place	-	-	-
Production	(172)	(102)	(189)
December 31, 2013	1,682	401	1,748

Proved developed reserves
December 31, 2012	1,673	965	1,833
December 31, 2013	1,682	401	1,748
Proved undeveloped reserves
December 31, 2012	520	-	520
December 31, 2013	-	-	-

(1)	Proved reserves decreased from 2012 to 2013 as a result of a decrease in proved undeveloped reserve estimates. The internal reserve report produced as of January 1, 2013 includes proved undeveloped reserves in the Sub-Clarksville unit which is not included in the January 1, 2014 third party report.

COKE FIELD ACQUISITION

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

Discounted Future Net Cash Flows

A summary of discounted future net cash flows relating to proved crude oil and natural gas reserves is presented below (in thousands):

	December 31,
	2012	2013

Future cash inflows from production sold	$192,718	$152,620

Future production and development costs:
Future production costs	(103,487)	(92,994)
Future development costs	(6,672)	-
Future cash inflows before income taxes	82,559	59,626
Future income taxes	(14,895)	(6,869)

Future net cash flows after income taxes	67,664	52,757
10% annual discount for estimated timing of cash flows	(34,672)	(28,057)
Standardized measure of discounted future cash flows	$32,992	$24,700

The discounted future net cash flows (discounted at 10%) from production of proved reserves was developed as follows:

1.	An estimate was made of the quantity of proved reserves and the future periods in which they are expected to be produced based on year-end economic conditions.

2.	In accordance with SEC guidelines, the engineers’ estimates of future net revenues from proved properties and the present value thereof for 2012 and 2013 are made using the twelve-month average of the first-day-of-the-month reference prices as adjusted for location and quality differentials.

3.	The future gross revenue streams were reduced by estimated future operating costs (including production and ad valorem taxes) and future development and abandonment costs, all of which were based on current costs in effect at December 31 of the years presented and held constant throughout the life of the properties. Future income taxes were calculated by applying the statutory rates and allowances.

COKE FIELD ACQUISITION

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

Changes in Discounted Future Net Cash Flows

A summary of the changes in the discounted future net cash flows applicable to proved crude oil and natural gas reserves are as follows (in thousands):

	Year Ended December 31,
	2012	2013
Beginning of period	$37,098	$32,992
Sales net of production costs	(7,301)	(6,841)
Net changes in prices and production costs	(2,589)	(1,027)
Changes in estimated future development costs	-	-

Development costs incurred during the year, previously estimated	-	-

Revisions to quantity estimates	88	(6,246)

Accretion of discount	4,174	3,611
Purchases of reserves in place	-	-
Net changes in income tax	1,249	1,793
Changes in timing of cash flows and other	273	418

End of period	$32,992	$24,700

3.	Reference 3

UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

Selected Unaudited Condensed Combined Pro Forma Information

The unaudited condensed combined pro forma financial statements (referred to as the “pro forma financial statements”) combine the historical financial statements and operating results of Infinity Corp., Glori Energy Inc. and its subsidiaries and the Coke Field Assets to illustrate the effect of the Coke Field Acquisition and the Business Combination.

Pursuant to the terms and conditions of the Merger Agreement, Infinity Corp., the British Virgin Islands business company, will merge with and into Infinity Acquisition, its wholly owned Delaware subsidiary, with Infinity Acquisition surviving the merger.

Redomestication will occur prior to the Transaction Merger and there will be an exchange of equity instruments. Assuming no Public Shares are tendered pursuant to the Share Tender Offer, each of the 5,750,000 Public Shares then outstanding will be converted automatically into one substantially equivalent share of Common Stock. The 1,437,500 Founder Shares will be converted automatically into 1,437,500 shares of Common Stock.

It is anticipated that the Transaction Merger will be accounted for as a “reverse merger” and recapitalization since Glori’s shareholders will control the combined company immediately following the completion of the Business Combination. Glori believes that this transaction is contemplated by ASC 805-40-05-2, ASC 805-40-25-1 and ASC 805-40-30-1. In this case, the public company, Infinity Acquisition, is the legal acquirer, but the private company, Glori, will be the accounting acquirer. Infinity Corp.’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of Glori after the consummation of the Transaction Merger. Accordingly, the assets and liabilities and the historical operations that will be reflected in the financial statements will be those of Glori and will be recorded at the historical cost basis of Glori.  As such, Glori further believes that this transaction qualifies as a reverse merger, in that the owners of the private entity, Glori, will have control, both quantitatively and qualitatively, over the combined entity after the transaction, with the (minority) shareholders of the former public corporation continuing only as minority investors.

After the Transaction Merger, Glori will maintain its fiscal year end of December 31, as opposed to conforming to the fiscal year end of Infinity Acquisition of March 31; therefore the financial information to be included in the Form 8-K to be filed by Infinity Acquisition within four days of completing the Business Combination and in subsequent periodic reports may differ from the current presentation.

In addition, on March 14, 2014, the Coke Field Acquisition was closed. Pursuant to the Petro-Hunt Purchase Agreement, (1) Glori Holdings issued to Petro-Hunt an unsecured, subordinated convertible promissory note for $2.0 million and (2) Glori Energy Production Inc. paid to Petro-Hunt $37,204,396 in cash.

To finance part of the cash requirement in the Petro-Hunt Purchase Agreement, Glori entered into two debt transactions and the sale of C-2 cumulative convertible redeemable preferred shares (“Series C-2 Preferred Stock”) and C-2 preferred share warrants. The debt financing consists of two notes of $18 million and $4 million which closed on March 14, 2014. The $18 million note is a senior secured term loan facility secured by the assets of a subsidiary of Glori, Glori Energy Production, and has a three year term bearing interest at 11%. The $4 million note has a 2 year term bearing interest at 12% and is secured by the assets of Glori and is subordinate to exiting Glori debt. The note must be repaid within 60 days of consummation of the Business Combination and Glori will incur a 10% pre-payment penalty. In addition to the debt, effective March 13, 2014, Glori also issued to current investors 1,842,028 shares of Series C-2 Preferred Stock and 1,640,924 Series C-2 preferred share warrants for gross proceeds of $5,049,000.

The pro forma financial statements were based on and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma financial statements;

·	Infinity Corp.’s financial statements as of and for the nine months ended December 31, 2013 and as of and for the period beginning April 6, 2011 (date of inception) through March 31, 2013, and the notes relating thereto included elsewhere in this prospectus;

·	Glori’s consolidated financial statements as of and for the years ended December 31, 2012 and 2013 and the notes relating thereto included elsewhere in this prospectus; and

·	Statements of Revenues and Direct Operating Expenses of the Coke Field Acquisition for the years ended December 31, 2012 and 2013 and the notes relating thereto included elsewhere in this prospectus.

The unaudited condensed combined pro forma balance sheet (referred to as the “pro forma balance sheet”) combines the historical balance sheets for Infinity Corp. and Glori as of December 31, 2013. The adjustments made are shown as if the Coke Field Acquisition and the Business Combination occurred on the balance sheet date, December 31, 2013. Adjustments reflected in the unaudited pro forma consolidated balance sheet give effect to events that are directly attributable to these transactions and are factually supportable.

The unaudited condensed combined pro forma statement of operations (referred to as the “pro forma statement of operations”) for the year ended March 31, 2013 combines the historical statements of operations for Infinity Corp. for the year ended March 31, 2013 with Glori operating results for the year ended December 31, 2012. These pro forma statements of operations have been prepared assuming that the Coke Field Acquisition and the Business Combination had been completed as of the beginning of the fiscal year for each entity. Adjustments reflected in these pro forma statements of operations include those items that are directly attributable to these transactions, factually supportable and expected to have a continuing impact.

The unaudited condensed combined pro forma statement of operations for the nine months ended December 31, 2013 combines the historical statements of operations for Infinity Corp. for the nine months ended December 31, 2013 with Glori operating results for the nine months ended December 31, 2013. The Glori interim operating results were adjusted in order to provide nine month operating results from the nine months ended December 31, 2013 financial statements. This adjustment to the Glori operating results omits the three months ended March 31, 2013. These pro forma statements of operations have been prepared assuming that the Coke Field Acquisition and the Business Combination had been completed as of the beginning of the nine month period (April 1, 2013) and are presented in a similar manner. Adjustments reflected in these pro forma statements of operations include those items that are directly attributable to these transactions, factually supportable and expected to have a continuing impact.

The pro forma balance sheets as of December 31, 2013 have been prepared using two different levels of Public Share tenders by the Infinity Corp. as follows:

·	Assuming No Tender of Public Shares: The presentation assumes that no Infinity Corp. Public Shares are tendered in the Share Tender Offer or Business Combination. With no tender of shares, the PIPE Investment requirement is 1,062,500 shares purchased for $8.5 million in cash or in kind, including debt instruments of no more than $2.0 million.

·	Assuming Maximum Tender of Public Shares: This presentation assumes that an aggregate of 4,750,000 Public Shares are tendered pursuant to the Tender Offer and Business Combination. Such maximum number of Public Shares is referred to in this prospectus as the maximum tender. With a maximum tender of shares, the PIPE Investment requirement is 2,125,000 shares purchased for $17 million in cash or in kind, including debt instruments of no more than $2.0 million.

In connection with the business combination the Infinity Corp. warrants currently outstanding and currently reported as liabilities will be amended such that they will be classified as equity after the transaction.

The pro forma financial statements have been presented for informational purposes only and are not indicative of the operating results or financial position that would have occurred if the Coke Field Acquisition and the Business Combination had been consummated on the dates indicated, nor are they indicative of any future operating results or financial position of the combined business.

The Coke Field Acquisition and the Business Combination have not been consummated as of the date of the preparation of these pro forma financial statements and there can be no assurances that the Coke Field Acquisition or the Business Combination will be consummated. See “Risk Factors” for additional discussion of risk factors associated with the pro forma financial statements.

Infinity Cross Border Acquisition Corporation

Unaudited Condensed Combined Pro Forma Balance Sheet

Assuming No Tender of Ordinary Shares

As of December 31, 2013

(in thousands, except share and per share data)

						Glori Energy Inc.,
	Glori		Coke Field			and Infinity Corp.	Combined
	Energy		Acquisition	Infinity		Pro Forma	Pro
	Inc.		(1)	Corp.		Adjustments	Forma

ASSETS

Current assets:
Cash and cash equivalents	$ 20,867	(2)	$(10,595)	$2	(7)	45,996	$62,060
					(13)	(100)
					(14)	(2,610)
					(16)	6,500
					(6)	2,000
Accounts receivable, net of allowance for doubtful accounts of $80	307		-	-			307
Prepaid expenses and other current assets	71		-	3			74
Inventory	24		-	-			24
Restricted cash held in trust	-		-	45,996	(7)	(45,996)	-
Total current assets	21,269		(10,595)	46,001			62,465

Property and equipment, at cost, net of accumulated depreciation, depletion and amortization	2,810	(3)	39,953	-			42,763

Deferred offering costs	378		-	-			378

Deferred loan costs and other	162	(4)	440	-			602
Total assets	$24,619		$29,798	$46,001			$106,208

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$534		$-	$-			$534
Deferred revenue	1,753		-	-			1,753
Accrued expenses	417		-	153			570
Deferred legal fees	-		-	100	(13)	(100)	-
Warrant liabilities	13,905	(5)	2,051	6,342	(12)	(22,298)	-
Current portion of long-term debt	3,499	(4)	450	-	(18)	4,000	7,949
Total current liabilities	20,108		2,501	6,595			10,806

Long-term liablities:
Long-term debt, less current portion	1,771	(4)	23,550	-	(18)	(4,000)	21,321
Other long-term liabilities	449	(3)	749	-			1,198
Total long-term liabilities	2,220		24,299	-			22,519
Total liabilities	22,328		26,800	6,595			33,325

Commitments and contengencies

Temporary equity:
Infinity Corp. ordinary shares subject to possible redemption; 4,300,751 shares (at redemption value)	-		-	34,406	(8)	(34,406)	-
Glori Energy Inc. Series A cumulative convertible redeemable preferred stock, $.0001 par value, 521,852 shares authorized; 475,541 shares issued and outstanding; stated at liquidation preference	13,762		-	-	(10)	(13,762)	-
Glori Energy Inc. Series B cumulative convertible redeemable preferred stock, $.0001 par value; 2,901,052 shares authorized, issued and outstanding; stated at liquidation preference	31,900		-	-	(10)	(31,900)	-
Glori Energy Inc. Series C cumulative convertible redeemable preferred stock, $.0001 par value; 13,780,033 shares authorized; 7,296,607 shares issued and outstanding; stated at liquidation preference	29,773		-	-	(10)	(29,773)	-
Glori Energy Inc. Series C-1 cumulative convertible redeemable preferred stock, $.0001 par value; 8,836,718 shares authorized; 4,462,968 shares issued and outstanding; stated at liquidation preference	3,234		-	-	(10)	(3,234)	-
Glori Energy Inc. Series C-2 cumulative convertible redeemable preferred stock, $.0001 par value; 3,482,952 shares authorized issued and outstanding; stated at liquidation preference	-	(5)	2,998	-	(10)	(2,998)	-
Total temporary equity	78,669		2,998	34,406			-

Stockholders’ equity:
Pro forma warrants	-		-	-	(12)	6,342	6,342
Pro forma combined common stock; $0.001 par value; unlimited shares authorized; 31,934,557 shares issued and outstanding (20)	-		-	-	(15)	32	32
Infinity Corp. ordinary shares, no par value; unlimited shares authorized; 2,886,749 issued and outstanding (which excludes 4,300,751 shares subject to possible redemption)	-		-	-			-
Glori Energy Inc. common stock, $.0001 par value, 100,000,000 shares authorized; 3,295,771 shares issued and outstanding	1		-	-	(17)	(1)	-
Additional paid-in capital	-			5,000	(8)	34,406	111,537
					(11)	47,706
					(12)	15,956
					(15)	(32)
					(16)	6,500
					(17)	1
					(6)	2,000
					(19)	23,483
					(19)	(23,483)
Accumulated deficit	(76,379)		-	-	(10)	81,667	(45,028)
					(11)	(47,706)
					(14)	(2,610)

Total stockholders’ equity	(76,378)		-	5,000			72,883
Total liabilities, temporary equity and stockholders’ equity	$24,619		$29,798	$46,001			$106,208

Coke Field Acquisition Balance Sheet and Transaction

(1)	Glori Energy Inc. has agreed to pay $37.204 million in cash for the Coke Field Acquisition and to incur a note payable to Petro-Hunt for $2 million which is convertible into 250,000 shares of common stock in the Business Combination upon consummation of the transaction at the option of Petro-Hunt or post-Business Combination management. Since the conversion is optional, the pro forma presentation shown above shows the Petro-Hunt note payable to remain outstanding. The Business Combination also requires Petro-Hunt to hold 250,000 shares upon consummation of the transaction through either contribution of the note in exchange for Common Stock or payment of $2 million for Common stock. If the note payable were to remain outstanding, as is shown, Petro-Hunt would be required to contribute $2 million for Common Stock also shown in the presentation above. Glori Energy Inc. obtained financing for the required cash portion of the transaction through two credit facilities, a senior secured loan facility of $18 million with 11% interest which will be funded net of a 2% origination fee of $360,000 and a subordinated $4 million credit facility with 12% interest which will be funded net of a 2% origination fee of $80,000. The $4 million subordinated loan is required to be paid off within 60 days upon consummation of the Business Combination with Infinity Corp. The cash required in the transaction was also funded by Glori Energy Inc.’s issuance of 1,842,028 C-2 preferred shares and 1,640,924 C-2 warrants. The remaining balance will be paid out of Glori Energy Inc.’s cash.

(2)	The Coke Field Acquisition cash balance of a negative $10,595 million represents Glori Energy Inc.’s cash payment required in Coke Field Asset purchase. The balance is made up of the $39.204 million that Glori Energy Inc. agreed to pay in total for the Coke Field Assets less the $2 million in cash received from Petro-Hunt in the form of the convertible note payable, the $17.64 million net cash received from the $18 million note payable (the $18 million note payable is funded net of a $360,000 origination fee), the $3.92 million net cash received from the $4 million note payable (the $4 million note payable is funded net of an $80,000 origination fee) and the $5.049 million obtained through the issuance of the C-2 preferred shares and warrants.

(3)	The Coke Field Acquisition Balance Sheet is composed of property and equipment in the amount of $39.953 million, which represents the $39.204 million purchase price of the acquisition and $749,000 related to the asset portion of the asset retirement obligation. The Coke Field Acquisition balance sheet is also made up of another long-term liability of $749,000 which represents the liability portion of the asset retirement obligation estimate (the plugging and abandonment liability) associated with the Coke Field Assets.

(4)	The Coke Field Acquisition combined long-term and current debt balance of $24 million is comprised of the $18 million senior secured note payable, the $4 million subordinated note payable and the $2 million convertible Petro-Hunt note payable, $450,000 of which is current debt. The deferred loan costs of $440,000 represents the origination fee (expensed) portion of the debt. Both the $18 million and $4 million credit facilities were funded net of the origination fee. The $18 million note payable has a $360,000 fee and the $4 million note payable has an $80,000 fee.

(5)	The $5.049 million received for the C-2 preferred shares and warrants represents the 1,842,028 preferred shares and 1,640,924 warrants issuance which occurred in March 2014 to facilitate the financing of the Coke Field Assets. The $5.049 million cash value received was allocated, for pro forma purposes, by first assigning warrant value based on Glori’s valuation as of December 31, 2013 which resulted in a $1.25 price per warrant for the C and C-1 warrants. The remaining cash value was allocated to the series C-2 preferred shares. The C-2 preferred shares and warrants are substantially equivalent to the C and C-1 preferred shares and warrants.

Glori and Infinity Pro Forma Adjustments

(6)	The $2 million Pro forma adjustment is the equity amount in the Business Combination required to be held by Petro-Hunt. This portion represents 250,000 shares in the Business Combination and is Petro-Hunt’s portion of the PIPE Investment (the remaining portion of the PIPE Investment is included in footnote (16)). In the pro forma presentation above it is assumed that the optional $2 million Petro-Hunt note is not contributed in exchange for equity upon consummation of the transaction, which would also satisfy Petro-Hunts equity obligation.
(7)	To record the release of Infinity Corp.’s investment held in the trust account and reclassification of $46 million to cash that becomes available for Business Combination expenses, Transaction Merger consideration and operating expenses of the combined company following the Business Combination.
(8)	To reclassify amounts classified as ordinary shares subject to possible redemption (temporary equity) to ordinary shares (permanent equity).
(9)	Intentionally omitted
(10)	The Glori Energy Inc. preferred stock (temporary equity) will be transferred into the common stock of the Business Combination. The related par value adjustment is made in connection with the entire Business Combination par value adjustment in pro forma adjustment (15).
(11)	The Glori Energy Inc. historical additional paid in capital is reversed out of accumulated deficit to present it separately on the Business Combination balance sheet.
(12)	The Glori Energy Inc. preferred warrants are converted to the common stock of the Business Combination. The Infinity Corp. Warrants remain outstanding and are reclassed to equity.
(13)	To record payment of deferred legal fees.
(14)	To record the Business Combination’s total estimated merger costs of $2.61 million which include fees such as legal and accounting, consulting, valuation, administrative and other fees. The board of directors of each company considered the estimated merger costs in their evaluation of the business combination.

(15)	To record par value of all business combination common shares outstanding. Par value of shares is $0.001 per share and there are 31,934,557 shares issued and outstanding.

(16)	To record PIPE investment of $6.5 million for 812,500 shares (excluding Petro-Hunt’s portion of the PIPE Investment of 250,000 shares which is included in the Coke Field Acquisition balance sheet column, see footnote (6)).
(17)	To reverse the par value for the Glori Enery Inc. common stock.

(18)	To reclassify the $4 million note payable to current as it becomes payable upon consummation of the Business Combination within 60 days.

(19)°	To reflect the beneficial conversion feature of the Series C, C-1 and C-2 preferred stock which is shown as a return of capital upon the consummation of the Business Combination.

Pro forma common stock

(20)	Pro forma combined ordinary shares equals the sum of (i) Infinity Corp. Founders Shares of 1,437,500 (ii) 5,750,000 ordinary shares held by Infinity Corp. after the Business Combination, (iii) underwriter UPO’s warrant conversion 100,000 shares, (iv) PIPE investment shares of 812,500 (excluding petro-Hunt’s portion of PIPE Investment) (v) PIPE investment shares of 250,000 (Petro-Hunt portion of PIPE Investment) and (vi) Glori Energy Inc. shares of 23,584,557.

Reconclilation of minimum balance requirement

The Merger Agreement requires a $25 milllion minimum balance (in cash or in kind, including debt instruments). In the scenario above, the required balance is met as follows (in millions) :

PIPE Investment (Pro forma adjustment (16) above)	$6.5
PIPE Investment, Petro-Hunt portion (Included in cash and additional paid in capital on the Coke Acquisition Balance Sheet, see footnotes (2) and (6) above)	2.0
Restricted cash held in trust of approximately $46.0 million (Pro forma adjustment (7) above)	46.0
Total cash received meets minimum $25 million requirement	$54.5

Infinity Cross Border Acquisition Corporation

Unaudited Condensed Combined Pro Forma Balance Sheet

Assuming Maximum Tender of Ordinary Shares

As of December 31, 2013

(in thousands, except share and per share data)

						Glori Energy Inc.,
	Glori Energy		Coke Field			and Infinity Corp Pro Forma	Combined
	Inc .		Acquisition (1)	Infinity Corp.		Adjustments	Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$ 20,867	(2)	$(10,595)	$2	(7)	45,996	$32,560
					(9)	(38,000)
					(13)	(100)
					(14)	(2,610)
					(16)	15,000
					(6)	2,000
Accounts receivable, net of allowance for doubtful accounts of $80	307		-	-			307
Prepaid expenses and other current assets	71		-	3			74
Inventory	24		-	-			24
Restricted cash held in trust	-			45,996	(7)	(45,996)	-
Total current assets	21,269		(10,595)	46,001			32,965

Property and equipment, at cost, net of accumulated depreciation, depletion and amortization	2,810	(3)	39,953	-			42,763

Deferred offering costs	378		-	-			378

Deferred loan costs and other	162	(4)	440	-			602
Total assets	$24,619		$29,798	$46,001			$76,708

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$534		$-	$-			$534
Deferred revenue	1,753		-	-			1,753
Accrued expenses	417		-	153			570
Deferred legal fees	-		-	100	(13)	(100)	-
Warrant liabilities	13,905	(5)	2,051	6,342	(12)	(22,298)	-
Current portion of long-term debt	3,499	(4)	450	-	(18)	(4,000)	7,949
Total current liabilities	20,108		2,501	6,595			10,806

Long-term liabilities:
Long-term debt, less current portion	1,771	(4)	23,550	-	(18)	(4,000)	21,321
Other long-term liabilities	449	(3)	749	-			1,198
Total long-term liabilities	2,220		24,299	-			22,519
Total liabilities	22,328		26,800	6,595			33,325

Commitments and contingencies

Temporary equity:
Infinity Corp. ordinary shares subject to possible redemption; 4,300,751 shares (at redemption value)	-		-	34,406	(8)	(34,406)	-
Glori Energy Inc. Series A cumulative convertible redeemable preferred stock, $.0001 par value, 521,852 shares authorized; 475,541 shares issued and outstanding; stated at liquidation preference	13,762		-	-	(10)	(13,762)	-
Glori Energy Inc. Series B cumulative convertible redeemable preferred stock, $.0001 par value; 2,901,052 shares authorized, issued and outstanding; stated at liquidation preference	31,900		-	-	(10)	(31,900)	-
Glori Energy Inc. Series C cumulative convertible redeemable preferred stock, $.0001 par value; 13,780,033 shares authorized; 7,296,607 shares issued and outstanding; stated at liquidation preference	29,773		-	-	(10)	(29,773)	-
Glori Energy Inc. Series C-1 cumulative convertible redeemable preferred stock, $.0001 par value; 8,836,718 shares authorized; 4,462,968 shares issued and outstanding; stated at liquidation preference	3,234		-	-	(10)	(3,234)	-
Glori Energy Inc. Series C-2 cumulative convertible redeemable preferred stock, $.0001 par value; 3,482,952 shares authorized issued and outstanding; stated at liquidation preference	-	(5)	2,998	-	(10)	(2,998)	-
Total temporary equity	78,669		2,998	34,406			-

Stockholders’ equity:
Pro forma warrants	-		-	-	(12)	6,342	6,342
Pro forma common stock; $0.001 par value; unlimited shares authorized; 28,247,057 shares issued and outstanding (20)	-		-	-	(15)	28	28
Infinity Corp. ordinary shares, no par value; unlimited shares authorized; 2,886,749 issued and outstanding (which excludes 4,300,751 shares subject to possible redemption)	-		-	-			-
Glori Energy Inc. common stock, $.0001 par value, 100,000,000 shares authorized; 3,295,771 shares issued and outstanding	1		-	-	(17)	(1)	-
Additional paid-in capital	-			5,000	(8)	34,406	82,041
					(9)	(38,000)
					(11)	47,706
					(12)	15,956
					(16)	15,000
					(15)	(28)
					(17)	1
					(6)	2,000
					(19)	23,483
					(19)	(23,483)
Accumulated deficit	(76,379)		-	-	(10)	81,667	(45,028)
					(11)	(47,706)
					(14)	(2,610)
Total stockholders’ equity	(76,378)		-	5,000			43,383
Total liabilities, temporary equity and stockholders’ equity	$24,619		$29,798	$46,001			$76,708

Coke Field Acquisition Balance Sheet and Transaction

(1)	Glori Energy Inc. has agreed to pay $37.204 million in cash for the Coke Field Acquisition and to incur a note payable to Petro-Hunt for $2 million which is convertible into 250,000 shares of common stock in the Business Combination upon consummation of the transaction at the option of Petro-Hunt or post-Business Combination management. Since the conversion is optional, the pro forma presentation shown above shows the Petro-Hunt note payable to remain outstanding. The Business Combination also requires Petro-Hunt to hold 250,000 shares upon consummation of the transaction through either contribution of the note in exchange for Common Stock or payment of $2 million for Common stock. If the note payable were to remain outstanding, as is shown, Petro-Hunt would be required to contribute $2 million for Common Stock also shown in the presentation above. Glori Energy Inc. obtained financing for the required cash portion of the transaction through two credit facilities, a senior secured loan facility of $18 million with 11% interest which will be funded net of a 2% origination fee of $360,000 and a subordinated $4 million credit facility with 12% interest which will be funded net of a 2% origination fee of $80,000. The $4 million subordinated loan is required to be paid off within 60 days upon consummation of the Business Combination with Infinity Corp. The cash required in the transaction was also funded by Glori Energy Inc.’s issuance of 1,842,028 C-2 preferred shares and 1,640,924 C-2 warrants. The remaining balance will be paid out of Glori Energy Inc.’s cash.

(2)	The Coke Field Acquisition cash balance of a negative $10.595 million represents Glori Energy Inc.’s cash payment required in Coke Field Asset purchase. The balance is made up of the $39.204 million that Glori Energy Inc. agreed to pay in total for the Coke Field Assets less the $2 million in cash received from Petro-Hunt in the form of the convertible note payable, the $17.64 million net cash received from the $18 million note payable (the $18 million note payable is funded net of a $360,000 origination fee), the $3.92 million net cash received from the $4 million note payable (the $4 million note payable is funded net of an $80,000 origination fee) and the $5.049 million obtained through the issuance of the C-2 preferred shares and warrants.

(3)	The Coke Field Acquisition Balance Sheet is composed of property and equipment in the amount of $39.953 million, which represents the $39.204 million purchase price of the acquisition and $749,000 related to the asset portion of the asset retirement obligation. The Coke Field Acquisition balance sheet is also made up of another long-term liability of $749,000 which represents the liability portion of the asset retirement obligation estimate (the plugging and abandonment liability) associated with the Coke Field Assets.

(4)	The Coke Field Acquisition combined long-term and current debt balance of $24 million is comprised of the $18 million senior secured note payable, the $4 million subordinated note payable and the $2 million convertible Petro-Hunt note payable, $450,000 of which is current debt. The deferred loan costs of $440,000 represents the origination fee (expensed) portion of the debt. Both the $18 million and $4 million credit facilities were funded net of the origination fee. The $18 million note payable has a $360,000 fee and the $4 million note payable has an $80,000 fee.

(5)	The $5.049 million received for the C-2 preferred shares and warrants represents the 1,842,028 preferred shares and 1,640,924 warrants issuance which occurred in March 2014 to facilitate the financing of the Coke Field Assets. The $5.049 million cash value received was allocated, for pro forma purposes, by first assigning warrant value based on Glori’s valuation as of December 31, 2013 which resulted in a $1.25 price per warrant for the C and C-1 warrants. The remaining cash value was allocated to the series C-2 preferred shares. The C-2 preferred shares and warrants are substantially equivalent to the C and C-1 preferred shares and warrants.

Glori and Infinity Pro Forma Adjustments

(6)	The $2 million Pro forma adjustment is the equity amount in the Business Combination required to be held by Petro-Hunt. This portion represents 250,000 shares in the Business Combination and is Petro-Hunt’s portion of the PIPE Investment (the remaining portion of the PIPE investment is included in footnote (16)). In the pro forma presentation above it is assumed that the optional $2 million Petro-Hunt note is not contributed in exchange for equity upon consummation of the transaction, which would also satisfy Petro-Hunts equity obligation.

(7)	To record the release of Infinity Corp’s investment held in the trust account and reclassification of $46 million to cash that becomes available for Business Combination expenses, Transaction Merger consideration, redemption of public shares and operating expenses of the combined company following the Business Combination.

(8)	To reclassify amounts classified as ordinary shares subject to possible redemption (temporary equity) to ordinary shares (permanent equity).

(9)	To record the payment of $38 million for the purchase of 4,750,000 shares of Infinity Corp. at $8.00 per share for the Ordinary Shares redeemed.

(10)	The Glori Energy Inc. preferred stock (temporary equity) is transferred into the common stock of the Business Combination. The related par value adjustment is made in connection with the entire Business Combination par value adjustment in pro forma adjustment (15).

(11)	The Glori Energy Inc. historical additional paid in capital is reversed out of accumulated deficit to present it separately on the Business Combination balance sheet.

(12)	The Glori Energy Inc. preferred warrants are converted to the common stock of the Business Combination. The Infinity Corp. Warrants remain outstanding and are reclassed to equity.

(13)	To record payment of deferred legal fees.

(14)	To record the Business Combination’s total estimated merger costs of $2.61 million which include fees such as legal and accounting, consulting, valuation, administrative and other fees. The board of directors of each company considered the estimated merger costs in their evaluation of the business combination.

(15)	To record par value of all business combination common shares outstanding. Par value of shares is $0.001 per share and there are 28,247,057 shares issued and outstanding.

(16)	To record PIPE Investment of $15 million for 1,875,000 shares (Petro-Hunt’s portion of the PIPE Investment of 250,000 shares is included in the Coke Field Acquisition balance sheet column, see footnote (6)).

(17)	To reverse the par value for the Glori Enery Inc. common stock.

(18)	To reclassify the $4 million note payable to current as it becomes payable upon consummation of the Business Combination within 60 days.

(19)	To reflect the beneficial conversion feature of the Series C, C-1 and C-2 preferred stock which is shown as a return of capital upon the consummation of the Business Combination.

Pro forma common stock

(20)	Pro forma combined ordinary shares equals the sum of (i) Infinity Corp. founders shares of 1,437,500, (ii) 1,000,000 ordinary shares held by Infinity Corp. after the Business Combination (5,750,000 ordinary shares issued to Infinity Corp. less ordinary shares redeemed 4,750,000), (iii) underwriter UPO’s warrant conversion 100,000 shares, (iv) PIPE investment shares of 1,875,000 (v) PIPE investment shares of 250,000 (Petro-Hunt portion of the PIPE investment) and (vi) Glori Energy Inc. shares of 23,584,557.

Reconclilation of minimum balance requirement

The Merger Agreement requires a $25 milllion minimum balance (in cash or in kind, including debt instruments). In the scenario above, the required balance is met as follows (in millions) :

PIPE Investment (Pro forma adjustment (16) above)	$15.0
PIPE Investment, Petro-Hunt portion (Included in cash and additional paid in capital on the Coke Field Acquisition Balance Sheet, see footnotes (2) and (6) above)	2.0
Restricted cash held in trust of approximately $46.0 million (Pro forma adjustment (7) above) less $38.0 million through shares tendered (Pro forma adjustment (9) above)	8.0
Total cash received meets minimum $25 million requirement	$25.0

Infinity Cross Border Acquisition Corporation

Unaudited Condensed Combined Pro Forma Statements of Operations

For the Year Ended March 31, 2013

(in thousands, except share and per share data)

	Glori					Glori Energy
	Energy	Coke Field		Coke Field		Inc. and		Pro Forma
	Inc. Year	Acquisition	Infinity Corp.	Acquisition Pro		Infinity Corp.		Combined
	Ended	Year Ended	Year Ended	Forma		Pro Forma		Financials Year
	December 31,	December 31,	March 31,	Adjustments		Adjustments		Ended March
	2012	2012	2013	(1)		(1)		31, 2013

Revenues:
Oil and gas revenue	$463	$15,962	$-					$16,425
Service revenue	1,718	-	-					1,718
Total revenues	2,181	15,962	-					18,143

Operating expenses:
Oil and gas operations	1,786	8,661	-					10,447
Service operations	2,115	-	-					2,115
Science and technology	1,459	-	-					1,459
Write-off of deferred offering costs	1,492	-	-					1,492
Selling, general and administrative	3,411	-	294					3,705
Depreciation, depletion and amortization	560	-	- (4)	72				4,420
			(5)	3,788
Total operating expenses	10,823	8,661	294					23,638

(Loss) income from operations	(8,642)	7,301	(294)					(5,495)

Other (expense) income:
Loss on change in fair value of derivative liabilities	(2,317)	-	-		(2)	2,317		-
Loss on change in fair value of warrant liabilities	(506)	-	(106)		(3)	612		-
Interest expense	(480)	-	- (6)	(2,681)				(3,161)
Increase in fair value of trust fund	-	-	14					14
Gain on disposal of property and equipment and other	5	-	-					5
Total other expense, net	(3,298)	-	(92)					(3,142)

Net (loss) income before taxes on income	(11,940)	7,301	(386)					(8,637)

Taxes on income	-	-	-					-

Net (loss) income	$(11,940)	$7,301	$(386)				(9)	$(8,637)

								No Tender	Maximum Tender
Net loss attributable to ordinary shares not subject to possible redemption			$(.16)					$(.27)	$(.31)

Weighted average shares outstanding:
Basic			2,365,902					31,934,557 (7)	28,247,057	(8)
Diluted			2,365,902					31,934,557 (7)	28,247,057	(8)

(1)	The year ended pro forma statements of operations only reflect adjustments that would have occurred assuming the Business Combination was consummated as of the beginning of the fiscal year for each entity (Jan. 1, 2012 for Glori Energy Inc. and Coke Field Acquisition and April 1, 2012 for Infinity Corp.).
(2)	To remove Glori Energy Inc.’s loss on change in fair value of derivative liabilities. The Glori Energy Inc. derivatives were created by a redemption feature of the preferred stock. The Glori Energy Inc. derivatives do not exist in the Business Combination since the warrant holders, preferred stock holders and common stock holders exchanged all such Glori Energy Inc. interests for common stock in the business combination.
(3)	To remove Glori Energy Inc. and Infinity Corp.’s loss on change in fair value of warrant liabilities. The Glori Energy Inc. warrants do not exist in the Business Combination as the warrant holders, preferred stock holders and common stock holders exchanged all such Glori Energy Inc. interests for common stock in the Business Combination. The Infinity Corp. Warrants remain outstanding and the presentation is changed to equity with no resulting change in fair value.
(4)	To record the accretion of discount on the asset retirement obligation associated with the Coke Field Acquisition.
(5)	To record depletion on the Coke Field Acquisition. Depletion is based on the Coke Field Acquisition production for the year ended December 31, 2012 and Glori Energy Inc. internal reserves estimates on the Coke Field performed by Glori Energy Inc. petroleum engineers.
(6)	To record interest on the 6% interest rate $2 million note payable to Petro-Hunt, the 11% interest rate $18 million note payable secured by the Coke Field Assets and the $400,000 pre-payment penalty (10%) and $80,000 expense for deferred loan costs on the $4 million subordinated debt required to be paid within 60 days of the Business Combination consummation.
(7)	Basic and Diluted Weighted average shares outstanding were calculated as follows:

Ordinary shares issued to Infinity Corp. founder shareholders	1,437,500
Ordinary shares issued to Infinity Corp. shareholders	5,750,000
Ordinary shares issued underwriter for UPO warrant conversion	100,000
Ordinary shares issued for PIPE Investment (excluding Petro-Hunt’s portion of PIPE Investment)	812,500
Ordinary shares issued for PIPE Investment (Petro-Hunt portion of PIPE Investment)	250,000
Ordinary shares issued to Glori Energy Inc. shareholders	23,584,557
31,934,557

The combined pro forma diluted EPS excludes 5,750,000 Public Warrants and 4,820,000 Insider Warrants from diluted EPS as the impact would be anti-dilutive.

(8)	Basic and Diluted Weighted average shares outstanding were calculated as follows:

Ordinary shares issued to Infinity Corp. founder shareholders	1,437,500
Ordinary shares issued to Infinity Corp. shareholders	5,750,000
Less: Ordinary shares redeemed	(4,750,000)
Ordinary shares issued underwriter for UPO warrant conversion	100,000
Ordinary shares issued for PIPE Investment (excluding Petro-Hunt’s portion of PIPE Investment)	1,875,000
Ordinary shares issued for PIPE Investment (Petro-Hunt portion of PIPE Investment)	250,000
Ordinary shares issued to Glori Energy Inc. shareholders	23,584,557
28,247,057

The combined pro forma diluted EPS excludes 5,750,000 Public Warrants and 4,820,000 Insider Warrants from diluted EPS as the impact would be anti-dilutive.

(9)	The pro forma net income does not reflect any impact that will arise from the beneficial conversion feature of the Series C, C-1 and C-2 preferred shares as the impact occurs in conjunction with the Business Combination and is treated as a return of capital. See the pro forma balance sheet for further detail.

Infinity Cross Border Acquisition Corporation

Unaudited Condensed Combined Pro Forma Statements of Operations

For the Nine Months December 31, 2013

(in thousands, except share and per share data)

	Glori
	Energy						Pro Forma
	Inc. Nine	Coke Field				Glori Energy	Combined
	Months	Acquisition	Infinity	Coke Field		Inc. and	Financials
	Ended	Nine	Corp.	Acquisition		Infinity	Nine
	December	Months Ended	Nine Months	Pro		Corp.	Months
	31,	December 31,	Ended	Forma		Pro Forma	Ended
	2013	2013	December 31,	Adjustments		Adjustments	December 31,
	(9)	(9)	2013	(1)		(1)	2013

Revenues:
Oil and gas revenues	$469	$12,578	$-				$13,047
Service revenues	2,026	-	-				2,026
Total revenues	2,495	12,578	-				15,073

Operating expenses:
Oil and gas operations	1,653	7,598	-				9,251
Service operations	1,710	-	-				1,710
Science and technology	1,315	-	-				1,315
Write-off of deferred offering costs	126						126
Impairment of oil and gas property	2,190						2,190
Selling, general and administrative	3,212	-	415				3,627
Depreciation, depletion and amortization	433	-	- (3)	60			3,516
			(4)	3,023
Total operating expenses	10,639	7,598	415				21,735

(Loss) income from operations	(8,144)	4,980	(415)				(6,662)

Other income (expense):
Gain (loss) on change in fair value of warrant liabilities	592	-	(317)		(2)	(275)	-
Interest expense	(694)	-	- (5)	(2,136)			(2,830)
Decrease in fair value of trust fund	-	-	(18)				(18)
Loss on disposal of property and equipment and other	(55)	-	-				(55)
Total other expense, net	(157)	-	(335)				(2,903)

Net (loss) income before taxes on income	(8,301)	4,980	(750)				(9,565)

Taxes on income	-	-	-				-

Net (loss) income	$(8,301)	$4,980	$(750)			(8)	$(9,565)

							No Tender	Maximum Tender
Net loss attributable to ordinary shares not subject to possible redemption			$(.26)				$(.30)	$(.34)

Weighted average shares outstanding:
Basic			2,845,144				31,934,557 (6)	28,247,057	(7)
Diluted			2,845,144				31,934,557 (6)	28,247,057	(7)

(1)	The nine months ended pro forma statements of operations only reflect adjustments that would have occurred assuming the Business Combination was consummated as of the beginning of the nine month period (April 1, 2013).
(2)	To remove Glori Energy Inc.’s gain on change in fair value of warrant liabilities and Infinity Corp.’s loss on change in fair value of warrant liabilities. The Glori Energy Inc. warrants do not exist in the Business Combination as the warrant holders, preferred stock holders and common stock holders exchanged all such Glori Energy Inc. interests for common stock in the Business Combination. The Infinity Corp. Warrants remain outstanding and the presentation is changed to equity with no resulting change in fair value.
(3)	To record the accretion of discount on the asset retirement obligation associated with the Coke Field Acquisition.
(4)	To record depletion on the Coke Field Acquisition. Depletion is based on the Coke Field Acquisition production for the nine months ended December 31, 2013 and Glori Energy Inc. internal reserves estimates on the Coke Field performed by Glori Energy Inc. petroleum engineers.
(5)	To record interest on the 6% interest rate $2 million note payable to Petro-Hunt, the 11% interest rate $18 million note payable secured by the Coke Field Assets and the $400,000 pre-payment penalty (10%) and $80,000 expense of deferred loan costs on the $4 million subordinated debt required to be paid within 60 days of the Business Combination consummation.

(6)	Basic and Diluted Weighted average shares outstanding were calculated as follows:

Ordinary shares issued to Infinity Corp. founder shareholders	1,437,500
Ordinary shares issued to Infinity Corp. shareholders	5,750,000
Ordinary shares issued underwriter for UPO warrant conversion	100,000
Ordinary shares issued for PIPE Investment (excluding Petro-Hunt PIPE Investment)	812,500
Ordinary shares issued for PIPE Investment (Petro-Hunt portion of PIPE investment)	250,000
Ordinary shares issued to Glori Energy Inc. shareholders	23,584,557
31,934,557

The combined pro forma diluted EPS 5,750,000 Public Warrants and 4,820,000 Insider Warrants from diluted EPS as the impact would be anti-dilutive.

(7)	Basic and Diluted Weighted average shares outstanding were calculated as follows:

Ordinary shares issued to Infinity Corp. founder shareholders	1,437,500
Ordinary shares issued to Infinity Corp. shareholders	5,750,000
Less: Ordinary shares redeemed	(4,750,000)
Ordinary shares issued underwriter for UPO warrant conversion	100,000
Ordinary shares issued for PIPE Investment (excluding Petro-Hunt PIPE Investment)	1,875,000
Ordinary shares issued for PIPE Investment (Petro-Hunt portion of PIPE investment)	250,000
Ordinary shares issued to Glori Energy Inc. shareholders	23,584,557
28,247,057

The combined pro forma diluted EPS excludes 5,750,000 Public Warrants and 4,820,000 Insider Warrants from diluted EPS as the impact would be anti-dilutive.

(8)	The pro forma net income does not reflect any impact that will arise from the beneficial conversion feature of the Series C, C-1 and C-2 preferred shares as the impact occurs in conjunction with the Business Combination and is treated as a return of capital. See the pro forma balance sheet for further detail.
(9)	The below tables show the three month ended March 31, 2013 and year ended December 31, 2013 operating results for Glori Energy Inc. and the revenues and direct operating results for the Coke Field Acquisition. This information was used to compute the nine months ended December 31, 2013 operating results for Glori Energy Inc. and the nine months ended December 31, 2013 revenues and direct operating expenses for the Coke Field Acquisition shown in the first two columns in table above which conforms to the reporting period used by Infinity Corp. and in the pro forma combined financial statements.

	Glori Energy	Glori Energy	Glori Energy
	Inc. Year	Inc.	Inc. Nine
	Ended	Three Months	Months Ended
	December 31,	Ended March 31,	December 31,
	2013	2013	2013*
Revenues:
Oil revenues	$576	$107	$469
Service revenues	2,643	617	2,026
Total revenues	3,219	724	2,495

Operating expenses:
Oil operations	2,230	577	1,653
Service operations	2,281	571	1,710
Science and technology	1,682	367	1,315
Write-off of deferred offering costs	126	-	126
Impairment of oil and gas property	2,190		2,190
Selling, general and administrative	4,279	1,067	3,212
Depreciation, depletion and amortization	603	170	433
Total operating expenses	13,391	2,752	10,639

Loss from operations	(10,172)	(2,028)	(8,144)

Other income (expense):
Gain on change in fair value of warrant liabilities	592	-	592
Interest expense	(959)	(265)	(694)
Loss on disposal of property and equipment and other	(70)	(15)	(55)
Total other expense	(437)	(280)	(157)
Net loss before taxes on income	(10,609)	(2,308)	(8,301)

Taxes on income	-	-	-

Net loss	$(10,609)	$(2,308)	$(8,301)

*The Glori Energy Inc. nine months ended December 31, 2013 operating results were calculated by subtracting the three months operating results from the year ended December 31, 2013 operating results shown above.

	Coke Field		Coke Field
	Acquisition Year	Coke Field	Acquisition Nine
	Ended	Acquisition Three	Months Ended
	December 31,	Months Ended	December 31,
	2013	March 31, 2013	2013*

Revenues	$16,162	$3,584	$12,578
Direct operating expenses	8,568	1,556	7,012
Severance tax	753	167	586
Revenue in excess of direct operating expenses	$6,841	$1,861	$4,980

*The Coke Field Acquisition nine months ended December 31, 2013 operating results were calculated by subtracting the three months operating results from the year ended December 31, 2013 operating results shown above.

- 130 -